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Exhibit 99.(a)(1)(A)

OFFER TO PURCHASE FOR CASH

All Outstanding Common Shares and
American Depositary Shares Representing Common Shares
of
eTelecare Global Solutions, Inc.
at
$9.00 Per Share
by
EGS Acquisition Co LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
2:00 P.M. PHILIPPINES TIME, 1:00 A.M. NEW YORK CITY TIME, ON
DECEMBER 11, 2008, UNLESS THE OFFER IS EXTENDED

        EGS Acquisition Co LLC, a Delaware limited liability company (the "Purchaser"), jointly owned by affiliates of Providence Equity Partners Inc., a Delaware corporation ("Providence"), and Ayala Corporation, a Philippine corporation ("Ayala"), hereby offers to purchase the following securities at the price indicated (in each case, the "Offer Price"):

  •
  $9.00 in cash per share, for all issued and outstanding Common Shares ("Common Shares") of eTelecare Global Solutions, Inc., a Philippine corporation (the "Company"); and

  •
  $9.00 in cash per American Depositary Share, for all issued and outstanding American Depositary Shares of the Company, each representing one Common Share ("ADSs" and, together with Common Shares, the "Shares"), upon the terms and subject to the conditions specified in this Offer to Purchase (as may be amended or supplemented from time to time, this "Offer to Purchase") and the related Application to Sell Common Shares and ADS Letter of Transmittal (collectively, and as may be amended or supplemented from time to time, the "Acceptance Forms," which, together with this Offer to Purchase, constitute the "Offer"). The Offer Price is payable in cash, without interest thereon and less any required taxes or costs the Purchaser, the Company or any paying agent may be required to deduct or withhold in accordance with applicable law or rules, including payment of any stock transaction taxes, brokers' commissions and other fees customarily for the account of a seller in connection with the "crossing" of the Common Shares on the Philippine Stock Exchange, Inc. You should also contact your broker or nominee to determine if any additional charges or fees will apply. Under no circumstances will interest be paid on the Offer Price, regardless of any extension of the Offer or any delay in making payment for the Shares.

        The Offer is being made in connection with the Acquisition Agreement, dated as of September 19, 2008, by and between the Company and the Purchaser (as may be amended or supplemented, from time to time, the "Acquisition Agreement"). The Board of Directors of the Company (the "Board") (excluding the interested director, Mr. Alfredo I. Ayala) has unanimously (i) determined that the Acquisition Agreement, the Offer and the other transactions contemplated by the Acquisition Agreement are advisable and fair to the Company and its stockholders; (ii) determined that it is in the best interests of the Company and its stockholders that the Company enter into the Acquisition Agreement and consummate the transactions contemplated thereby on the terms and subject to the conditions set forth therein; and (iii) approved and recommended that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer.

        You should be aware that Mr. Alfredo I. Ayala, a director of the Company and a managing director of Ayala, may have interests in the Offer that are different from or in addition to the interests of the other stockholders of the Company generally and, as a result, recused himself from all Board deliberations regarding the Acquisition Agreement.

        The Offer is conditioned upon, among other things, satisfaction of the Minimum Tender Condition (as described below) and the expiration or termination of the statutory waiting period (and any extensions thereof) applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

        The "Minimum Tender Condition" requires the Purchaser to have received, prior to the expiration of the Offer, valid acceptances (which have not been validly withdrawn) in respect of Shares representing at least 66.67% of the Shares outstanding (on a fully diluted basis, after giving effect to the exercise, conversion or termination of all options, warrants, rights and securities exercisable or convertible into or for Shares). Stockholders owning approximately 64.8% of the Shares outstanding as of September 30, 2008, have agreed to tender their Shares into the Offer pursuant to support agreements entered into with the Purchaser, which includes approximately 21.6% of the Shares outstanding that are beneficially owned by a wholly-owned subsidiary of Ayala, NewBridge International Investment Ltd. The Offer is not subject to any financing condition. See "INTRODUCTION," "THE OFFER—Section 13. The Acquisition Agreement; Other Transaction Documents" and "THE OFFER—Section 14. Conditions to the Offer" for a more detailed discussion of the Minimum Tender Condition and the treatment of options to purchase Shares and restricted stock units of the Company in connection with the Offer.

        Prior to the consummation of the Offer, EGS Acquisition Co LLC intends to assign all its rights and obligations with respect to the Offer to a newly-formed Philippine corporation formed for the purpose of purchasing the Shares tendered in the Offer, such newly-formed corporation to be directly or indirectly owned by the same affiliates of Providence and Ayala as EGS Acquisition Co LLC (the "Philippine Purchaser"). Any assignment by EGS Acquisition Co LLC of its rights and obligations to the Philippine Purchaser to purchase Shares under the Offer will not relieve EGS Acquisition Co LLC of any of its obligations to the holders of Common Shares and ADSs who have tendered their Shares in the Offer. As used herein, references to the "Purchaser" mean EGS Acquisition Co LLC and/or the Philippine Purchaser, as applicable.

        You should read this entire document (and the accompanying Acceptance Forms) carefully before deciding whether to tender your Shares in the Offer.

The ADS Information Agent for the Offer is:	The Common Share Information and Depositary Agent for the Offer is:	The United States Dealer Manager for the Offer is:

        The Purchaser is making the Offer pursuant to the Philippine Securities Regulation Code and the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        None of the United States Securities and Exchange Commission, any United States state securities commission or the securities regulatory authority of any other jurisdiction has: (i) approved or disapproved of the Offer; (ii) passed upon the merits or fairness of the Offer; or (iii) passed upon the adequacy or accuracy of the disclosure in this Offer to Purchase. Any representation to the contrary is a criminal offense.

This Offer to Purchase is dated November 10, 2008.

 TABLE OF CONTENTS

SUMMARY TERM SHEET		2
IMPORTANT		14
INTRODUCTION		16
SPECIAL FACTORS		21
1.	Background	21
2.	Purpose and Reasons for the Offer; Plans for the Company after the Offer	28
3.	Position of the Purchaser Regarding Fairness of the Offer for Common Shares and ADSs	30
4.	Effects of the Offer	33
5.	Options Which May Be Considered if the Offer is Not Completed	39
6.	Dissenters' Appraisal Rights; Rule 13e-3	39
7.	Transactions and Arrangements Concerning Common Shares and ADSs	40
8.	Related Party Transactions; Certain Transactions Between the Purchaser and Its Affiliates and the Company	41
9.	Rulings and Relief Granted by the Philippine SEC and the United States SEC	44
THE OFFER		45
1.	Terms of the Offer	45
2.	Acceptance for Payment and Payment for Tendered Shares by the Purchaser	47
3.	Procedure for Accepting the Offer and Tendering Common Shares	49
4.	Procedure for Accepting the Offer and Tendering ADSs	55
5.	Announcements	59
6.	Withdrawal Rights	59
7.	Certain Tax Consequences of the Offer	60
8.	Price Range of Common Shares and ADSs	65
9.	Certain Information Concerning the Company	66
10.	Certain Information Concerning the Purchaser	69
11.	Source and Amount of Funds	72
12.	Dividends, Distributions and Interest Payments	74
13.	Acquisition Agreement; Other Transaction Documents	74
14.	Conditions to the Offer	90
15.	Effect of the Offer on the Market for Common Shares; the Philippine Stock Exchange, Inc. and the NASDAQ Global Market Listings; United States Securities Exchange Act of 1934 Registration and Margin Regulations	91
16.	Certain Legal Matters; Regulatory Approvals	93
17.	Additional General Information	94
18.	Fees and Expenses	94
19.	Miscellaneous	95
SCHEDULE A—INFORMATION CONCERNING MANAGERS, DIRECTORS AND EXECUTIVE OFFICERS OF EACH OF EGS, THE PROVIDENCE ENTITIES, THE AYALA ENTITIES AND THE PHILIPPINE PURCHASER		A-1
SCHEDULE B—SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF EACH OF EGS, THE PROVIDENCE ENTITIES, THE AYALA ENTITIES AND THE PHILIPPINE PURCHASER IN THE COMPANY		B-1

 SUMMARY TERM SHEET

        The information contained in this summary term sheet is not meant to be a substitute for the more detailed description and information contained in this Offer to Purchase (as may be amended or supplemented from time to time, this "Offer to Purchase") and the Application to Sell Common Shares and the ADS Letter of Transmittal (collectively and as may be amended or supplemented from time to time, the "Acceptance Forms," which, together with this Offer to Purchase, constitute the "Offer"). You are urged to read carefully this Offer to Purchase and the applicable Acceptance Forms in their entirety. The information concerning eTelecare Global Solutions, Inc., a Philippine corporation (the "Company") contained herein and elsewhere in this Offer to Purchase has been provided to EGS Acquisition Co LLC, a Delaware limited liability company, by the Company or has been taken from, or is based upon, publicly available documents or records of the Company on file with the United States Securities and Exchange Commission (the "United States SEC") or the Philippine Securities and Exchange Commission (the "Philippine SEC") as of the date of this Offer to Purchase. The Purchaser (as defined below) has not independently verified the accuracy and completeness of such information. The Purchaser has no knowledge that would indicate that any statements contained herein relating to the Company provided to the Purchaser or taken from, or based upon, such documents and records filed with the United States SEC or the Philippine SEC are untrue or incomplete in any material respect. Section and heading references are included to direct you to a more complete description of the topics contained in this summary.

The Company	eTelecare Global Solutions, Inc., a Philippine corporation.
The Purchaser	EGS Acquisition Co LLC, a Delaware limited liability company ("EGS"), jointly owned by affiliates of Ayala Corporation ("Ayala") and Providence Equity Partners Inc. ("Providence"). Prior to the consummation of the Offer, EGS intends to assign its rights and obligations with respect to the Offer to a newly-formed Philippine corporation formed for the purpose of purchasing the Shares tendered in the Offer, such newly-formed corporation to be directly or indirectly owned by the same affiliates of Providence and Ayala as EGS (the ''Philippine Purchaser"). References to the "Purchaser" herein mean EGS and/or the Philippine Purchaser, as applicable.
Securities Sought	All of the issued and outstanding Common Shares of the Company, par value PhP2.00 per share ("Common Shares"), and all of the issued and outstanding American Depositary Shares of the Company, each representing one Common Share of the Company.
Price Offered Per Share	The Purchaser is offering to pay the following price:
$9.00 per Common Share, for all issued and outstanding Common Shares; and
$9.00 per American Depositary Share, for all issued and outstanding American Depositary Shares.
The offer price is payable in cash, without interest thereon and less any required taxes or costs the Purchaser, the Company or any paying agent may be required to deduct or withhold in accordance with applicable law or rules, including payment of any stock transaction taxes, brokers' commissions and other fees customarily for the account of a seller in connection with the "crossing" of the Common Shares on the Philippine Stock Exchange, Inc.

Expiration Date	The term "Expiration Date" means 2:00 p.m. Philippines time, 1:00 a.m. New York City time, on December 11, 2008, unless the Offer is extended by the Purchaser, in accordance with the Acquisition Agreement and subject to approval by the Philippine SEC in which event the term "Expiration Date" means the latest time and date at which the Offer, as so extended, expires. See "THE OFFER—Section 1. Terms of the Offer."

Who is the target company?

        eTelecare Global Solutions, Inc., a Philippine corporation. Unless the content indicates otherwise, the Purchaser uses the term the "Company" to refer to eTelecare Global Solutions, Inc. See "THE OFFER—Section 9. Certain Information Concerning the Company."

What are the classes and amounts of securities being sought in the Offer?

        The Purchaser (as defined below) is offering to purchase:

  •
  all the issued and outstanding common shares of the Company, par value PhP2.00 per share ("Common Shares"), and

  •
  all the issued and outstanding American Depositary Shares of the Company, each representing one Common Share ("ADSs" and, together with Common Shares, the "Shares").

        Unless the context indicates otherwise, the term the "Offer" refers to this tender offer for the Shares. See "INTRODUCTION" and "THE OFFER—Section 1. Terms of the Offer."

Who is the Purchaser?

        EGS Acquisition Co LLC is a Delaware limited liability company ("EGS"). EGS was formed for the purpose of (i) entering into the Acquisition Agreement, dated as of September 19, 2008, by and between the Company and EGS (as may be amended or supplemented from time to time, the "Acquisition Agreement") and (ii) making the Offer. EGS is owned by affiliates of Providence Equity Partners Inc. ("Providence") and Ayala Corporation ("Ayala").

        Prior to the consummation of the Offer, EGS intends to assign all its rights and obligations with respect to the Offer to a newly-formed Philippine corporation formed for the purpose of purchasing the Shares tendered in the Offer, such newly-formed corporation to be directly or indirectly owned by the same affiliates of Providence and Ayala as EGS (the "Philippine Purchaser"). Any assignment by EGS of its rights and obligations to the Philippine Purchaser to purchase Shares under the Offer will not relieve EGS of any of its obligations to the holders of Common Shares and ADSs who have tendered their Shares in the Offer. The formation of Philippine Purchaser, which will not affect tendering stockholders in the Offer, is being undertaken by affiliates of Ayala and Providence as part of the overall structure for the transaction and for corporate law and tax reasons, including to facilitate the possible mergers described in this Offer to Purchase. As used herein, references to the "Purchaser" means EGS and/or the Philippine Purchaser, as applicable. See "THE OFFER—Section 10. Certain Information Concerning the Purchaser."

        Ayala's indirect and wholly-owned subsidiary, NewBridge International Investment Ltd. ("NewBridge"), is a member and joint owner of EGS. NewBridge currently owns 4,436,624 Common Shares and 1,955,926 ADSs, representing approximately 21.6% of the Company's outstanding Shares as of September 30, 2008. NewBridge has entered into a support agreement with the Purchaser dated September 19, 2008, agreeing to tender its Shares into the Offer. In addition, other stockholders of the Company owning Shares representing approximately 43.2% of the outstanding Shares as of

September 30, 2008, have also entered into support agreements with the Purchaser agreeing to tender their Shares into the Offer.

        For a more detailed discussion of the Purchaser's current ownership interests and the support agreements, see "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents."

How much is the Purchaser offering to pay? What is the form of payment?

        The Purchaser is offering to pay the following price (in each case, the "Offer Price"):

  •
  $9.00 per Common Share, for all issued and outstanding Common Shares; and

  •
  $9.00 per ADS, for all issued and outstanding ADSs,

upon the terms and subject to the conditions specified in this Offer to Purchase and the related Acceptance Forms.

        The Offer Price is payable in cash, without interest thereon and less any required taxes or costs the Purchaser, the Company or any paying agent may be required to deduct or withhold in accordance with applicable law or rules, including payment of any stock transaction taxes, brokers' commissions and other fees customarily for the account of a seller in connection with the "crossing" of the Common Shares on the Philippine Stock Exchange, Inc. (the "PSE").

        The Offer Price represents a premium of 76% over the closing price of the ADSs on the NASDAQ Global Market ("NASDAQ") on September 18, 2008, the day prior to the date of the announcement of the Acquisition Agreement. On September 18, 2008, the exchange rate between the U.S. dollar and the Philippine peso was $1.00 = PhP47.252. Based on this exchange rate, the Offer Price of $9.00 per share represents an approximate 31% premium over the Company's closing price of the Common Shares on the PSE on September 18, 2008 of PhP325.00. See "THE OFFER—Section 8. Price Range of Common Shares and ADSs."

        Tendering holders of Common Shares will have the right to elect to receive the Offer Price either in U.S. dollars or in Philippine pesos. If no election is made, the tendering holders of Common Shares will be deemed to have elected to receive the Offer Price in U.S. dollars. Tendering holders of ADSs will only be able to receive the Offer Price in U.S. dollars. See "THE OFFER—Section 2. Acceptance for Payment and Payment for Tendered Shares by the Purchaser."

        Subject to the requirements for tendering Shares and the satisfaction or waiver of all of the conditions to the Offer, the Purchaser will accept for payment and pay for Common Shares and ADSs validly tendered (and not withdrawn) pursuant to the Offer within ten business days following the Expiration Date (as defined below). See "THE OFFER—Section 2. Acceptance for Payment and Payment for Tendered Shares by the Purchaser" and "THE OFFER—Section 14. Conditions to the Offer."

Is the tender offer being made pursuant to any agreement between the Company and the Purchaser?

        Yes. The Company and the Purchaser entered into an Acquisition Agreement dated as of September 19, 2008. The Acquisition Agreement provides, among other things, for the terms and conditions of the Offer. If the Acquisition Agreement is terminated in certain circumstances, the Purchaser or the Company may be obligated to pay to the Company or the Purchaser, as applicable, a termination fee of $14.5 million. For a detailed discussion of the Acquisition Agreement, including the termination provisions, see "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents."

What is the currency of payment?

        Tendering holders of ADSs will receive the Offer Price in U.S. dollars and do not have the option to elect to receive the Offer Price in any other currency.

        Tendering holders of Common Shares will automatically receive the Offer Price in U.S. dollars unless they make an election on the Application to Sell Common Shares to receive the Offer Price in Philippine pesos. For holders of Common Shares who elect Philippine pesos (i) the Offer Price will be exchanged into Philippine pesos based on the morning weighted average exchange rate for the U.S. dollar/Philippine peso announced as AM WT AVE on the Reuters Page under PDSPESO at the close of business on the business day before the "crossing" of the Common Shares on the PSE, which the Purchaser expects to be three business days after the Expiration Date, subject to the approval by the PSE and (ii) such tendering holders will receive the Offer Price in Philippine pesos based on such exchange rate, minus a fee with respect to the conversion of U.S. dollars to Philippine pesos of PhP 0.05 for every $1.00. The Purchaser encourages you to speak to your advisors as to whether you should select payment for your Common Shares in U.S. dollars or Philippine pesos. With respect to holders of Common Shares receiving the Offer Price in U.S. dollars, this exchange rate (and conversion fee) will also be applicable to that portion of the Offer Price that is required to be converted into Philippine pesos in order to pay the stock transaction tax and other customary seller's costs of a trade on the PSE.

        For illustrative purposes only, based on the morning weighted average exchange rate for the U.S. dollar/Philippine peso announced as AM WT AVE on the Reuters Page under PDSPESO, minus the conversion fee of PhP0.05 for every $1.00, on November 7, 2008, the latest practicable date prior to the printing of this Offer to Purchase, $1.00 = PhP48.754, the Offer Price of $9.00 per Common Share is equivalent to PhP438.79 per Common Share. This is meant to only be an estimate and the exchange rate applicable to your Shares may differ.

        Fluctuations in the U.S. dollar/Philippine peso exchange rate are at the risk of tendering holders of Common Shares who have elected to receive the Offer Price in Philippine pesos (and also at the risk of tendering holders of Common Shares receiving the Offer Price in U.S. dollars, with respect to their payment of customary seller's costs of a trade on the PSE). The Purchaser and its advisors or agents shall not have any responsibility with respect to such exchange rate risk or other factors arising from the election to receive the Offer Price in Philippine pesos.

How do I select the currency of payment for my Common Shares?

        If you tender Common Shares in the Offer according to the instructions on the Application to Sell Common Shares, you will receive the Offer Price in U.S. dollars unless you indicate on the Application to Sell Common Shares in the place provided that you wish to receive the Offer Price in Philippine pesos (subject to the terms herein). Tendering holders of ADSs will receive the Offer Price in U.S. dollars. The Purchaser encourages you to speak to your advisors as to whether you should select payment for your Common Shares in U.S. dollars or Philippine pesos.

Will I have to pay any fees or commissions?

        If you are the holder of Common Shares, you will be responsible for customary seller's costs (in Philippine pesos) of a trade on the PSE. These costs include a 0.5% stock transaction tax based on the Offer Price and other settlement costs and charges, including brokerage commissions, plus a 12% value added tax on the amount of such commission, block sale fees, and nominal fees payable to the Philippine SEC, the Securities Investors Protection Fund and the Securities Clearing Corporation of the Philippines. The Purchaser or any paying agent will withhold these taxes and costs (in Philippine pesos) from the total amount to be paid to holders of Common Shares.

        If you are the record owner of your ADSs and you tender your ADSs to the Purchaser in the Offer, you will not have to pay brokerage fees or similar expenses. If you beneficially own your ADSs through a broker or other nominee, and your broker or nominee tenders your ADSs on your behalf, your broker or nominee may charge you a fee for doing so. The Philippine Bureau of Internal Revenue may take the position that ADSs are taxed in the Philippines in the same manner as Common Shares—you should consult your tax advisor to determine whether and to what extent you may be required to pay Philippine tax on the sale of your ADSs under the Offer or would be entitled to tax treaty benefits, if any, and to what extent you may be required to pay any of the other fees otherwise applicable to holders of Common Shares. In addition, you should consult with your broker or nominee to determine whether any additional fees will apply.

        In addition, the Purchaser, the Company or any paying agent is entitled to deduct and withhold from the Offer Price such amounts as it may be required to deduct or withhold under applicable law.

        See "THE OFFER—Section 7. Certain Tax Consequences of the Offer."

How does the Offer affect my Company Stock Options or Company Restricted Stock Units?

        If you are a holder of options to purchase Shares ("Company Stock Options") or restricted stock units of the Company ("Company Restricted Stock Units"), immediately prior and subject to the time the Purchaser accepts for payment all Shares validly tendered and not validly withdrawn pursuant to the terms of the Offer:

  •
  all of your Company Stock Options, whether vested or unvested, will be cancelled in exchange for a cash payment for each Share subject to each such Company Stock Option, equal to the excess amount, if any, of the Offer Price less the per Share exercise price of such Company Stock Option without interest thereon and less any required withholding or other taxes, and

  •
  all of your Company Restricted Stock Units, whether vested or unvested, will be cancelled in exchange for a cash payment with respect to each Share subject to each such Company Restricted Stock Unit equal to the Offer Price without interest thereon and less any required withholding or other taxes.

        See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents—Company Stock Options and Company Restricted Stock Units."

If I do not tender my Shares but the Offer is completed, what will happen to my Shares?

        If you do not tender your Shares, your Shares will remain outstanding (subject to the following sentences) but you will become a minority stockholder of the Company. Following the completion of the Offer, the Purchaser and its affiliates currently intend to take steps, subject to applicable law, to acquire all of the Shares that were not tendered in the Offer. There can be no assurance that the Purchaser will be able to acquire 100% of the Shares following the Offer.

        Subject to applicable law, following the completion of the Offer, the Purchaser is considering the possibility of effecting a merger between the Philippine Purchaser and the Company. All mergers of Philippine corporations must be approved by the Philippine SEC. There can be no assurance that the Purchaser will effect a merger. However, in any merger, dissenting stockholders would have the right to exercise appraisal rights in accordance with the Corporation Code of the Philippines ("Philippine Corporation Code").

        Following the completion of the Offer, the Purchaser intends to take steps to delist the Common Shares from the PSE and ADSs from the NASDAQ, and terminate the ADS facility and deregister ADSs (including the Common Shares underlying ADSs) from the United States Securities Exchange Act of 1934, as amended (the "United States Exchange Act"). These actions would affect the trading market for your Shares. Delisting of Common Shares from the PSE, and any termination of the ADS facility, may also subject holders of Shares to certain taxes or other payments pursuant to Philippine law, which may not apply to Shares tendered in the Offer, and to certain other fees.

        Even if the Purchaser does not take steps to delist the Common Shares from the PSE and ADSs from NASDAQ, following completion of the Offer, the number of holders and the trading volumes for the Shares may not be sufficient to maintain the Company's listing on the PSE or NASDAQ.

        See "INTRODUCTION," "SPECIAL FACTORS—Section 4. Effects of the Offer," "SPECIAL FACTORS—Section 6. Dissenters' Appraisal Rights; Rule 13e-3" and "THE OFFER—Section 15. Effect of the Offer on the Market for Common Shares; the Philippine Stock Exchange, Inc. and the NASDAQ Global Market Listings; United States Securities Exchange Act of 1934 Registration and Margin Regulations."

How long do I have to decide whether to tender my Shares in the Offer?

        You will have until 2:00 p.m. Philippines time, 1:00 a.m. New York City time, on December 11, 2008, to tender your Shares in the Offer, unless the Offer is extended.

Can the Offer be extended?

        Subject to the terms of the Acquisition Agreement and approval by the Philippine SEC, the Purchaser may elect at any time to extend the Offer. The Purchaser does not intend to extend the Expiration Date unless the Minimum Tender Condition (as defined below) and other closing conditions have not been satisfied. If the Purchaser extends the Offer, the Purchaser will make a public announcement of the extension which shall be issued no later than the scheduled expiration of the Offer. The term "Expiration Date" means 2:00 p.m. Philippines time, 1:00 a.m. New York City time, on December 11, 2008, unless extended by the Purchaser, in accordance with the Acquisition Agreement and subject to approval by the Philippine SEC, in which event the term "Expiration Date" means the latest time and date at which the Offer, as so extended, expires. See "THE OFFER—Section 1. Terms of the Offer."

When will the Purchaser pay for Shares tendered in the Offer?

        Payment for all Shares that were validly tendered in the Offer will be made within ten business days of the Expiration Date, as further described on either the Application to Sell Common Shares or the ADS Letter of Transmittal (collectively and as may be amended or supplemented from time to time, the "Acceptance Forms"). A more complete description of the method and timing of payment for Shares that were validly tendered in the Offer and accepted by the Purchaser is included in "THE OFFER—Section 2. Acceptance for Payment and Payment for Tendered Shares by the Purchaser," "THE OFFER—Section 3. Procedure for Accepting the Offer and Tendering Common Shares," and "THE OFFER—Section 4. Procedure for Accepting the Offer and Tendering ADSs."

Does the Purchaser have the financial resources to make payment?

        Yes. The Purchaser and its affiliates estimate that they will need approximately $266 million to purchase the Shares tendered in the Offer. The Purchaser has obtained an aggregate of $300 million in equity commitments from affiliates of Ayala and Providence who will contribute or otherwise advance funds to the Purchaser in an amount that will be sufficient to pay the Offer Price for all Shares tendered in the Offer and all related fees and expenses. The equity commitments are subject to the Purchaser's acceptance of the Shares tendered in the Offer. See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents—Equity Commitment Letters." In addition, the Purchaser may seek debt financing of up to approximately $100 million in connection with the Offer. However, the Offer is not subject to any financing condition. See "THE OFFER—Section 11. Source and Amount of Funds."

        N M Rothschild & Sons (Singapore) Limited, the financial advisor to the Purchaser ("Rothschild" or the "Financial Advisor"), has confirmed that the $300 million in equity commitments from affiliates of Ayala and Providence should be sufficient for the Purchaser to satisfy full acceptance of the Offer. This confirmation has been provided by Rothschild solely to meet the requirements of Rule 19 of the implementing rules of the Philippine Securities Regulation Code. See "THE OFFER—Section 11. Source and Amount of Funds."

Is the financial condition of the Purchaser relevant to my decision to tender my Shares in the Offer?

        The Purchaser does not believe that its financial condition is relevant to your decision whether to accept the Offer and tender your Shares because the Offer is being made for all outstanding Shares solely for cash and is not subject to any financing condition. The Purchaser has received equity commitments from affiliates of Ayala and Providence for funds sufficient to purchase all Shares tendered in the Offer.

What are the most significant conditions to the Offer?

        The Offer is conditioned upon, among other things:

  •
  the satisfaction of the Minimum Tender Condition. The "Minimum Tender Condition" requires the Purchaser to have received, prior to the expiration of the Offer, valid acceptances (which have not been validly withdrawn) in respect of Shares representing at least 66.67% of the outstanding Shares (on a fully diluted basis, after giving effect to the exercise, conversion or termination of all options, warrants, rights and securities exercisable or convertible into or for Shares); and

  •
  the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        The Offer also is subject to a number of other conditions set forth in this Offer to Purchase, all of which must be satisfied on or prior to the expiration of the Offer. The Purchaser expressly reserves the right to waive any such conditions, but the Purchaser cannot, without the Company's consent, waive the Minimum Tender Condition or add to or modify the conditions to the Offer in any manner adverse to the holders of the Shares. The Offer is not subject to any financing condition.

        Stockholders owning a total of 19,204,046 Shares, representing approximately 64.8% of the Shares outstanding as of September 30, 2008, have agreed to tender their Shares pursuant to support agreements entered into with the Purchaser, which includes 6,392,550 Shares beneficially owned by NewBridge, a wholly-owned subsidiary of Ayala.

        See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents" and "THE OFFER—Section 14. Conditions to the Offer."

How do I tender my Shares?

        The specific procedures applicable to holders tendering Common Shares and ADSs differ, therefore you must read the instructions contained in this Offer to Purchase and the relevant Acceptance Form carefully to validly tender your Shares.

  Common Shares

        If you hold Common Shares that are "scripless" or electronically recorded and lodged with the Philippine Depository and Trust Corporation ("PDTC") or held through a stock brokerage account, you must instruct your broker or custodian to tender your Common Shares on your behalf. Your instructions should be delivered to your broker or custodian with sufficient time to allow your broker or custodian to tender your Common Shares prior to the Expiration Date. To do so you must direct such broker or custodian to electronically transfer your Common Shares to Deutsche Regis Partners, Inc. (the "Common Share Information and Depositary Agent") and instruct such broker or custodian to complete, execute and return to the Common Share Information and Depositary Agent an Application to Sell Common Shares in accordance with the instructions of the Application to Sell Common Shares and the procedures described below under the heading "THE OFFER—Section 3. Procedure for Accepting the Offer and Tendering Common Shares—Common Shares Held in Scripless Form." Brokers and other custodians of such Common Shares must submit the Application to Sell Common Shares to the Common Share Information and Depositary Agent prior to the Expiration Date in order to be accepted by the Purchaser in the Offer.

        If you hold Common Shares that are held in share certificates or "in scrip form," you must, prior to the expiration of the Offer, complete, execute and return to the Common Share Information and Depositary Agent an Application to Sell Common Shares accompanied by your duly endorsed stock certificates, in accordance with the instructions of the Application to Sell Common Shares and the procedures described below under the heading "THE OFFER—Section 3. Procedure for Accepting the Offer and Tendering Common Shares—Common Shares Held in Scrip Form." You must duly endorse and deposit your share certificate(s) with the Common Share Information and Depositary Agent prior to the Expiration Date in order to be accepted by the Purchaser in the Offer. If you currently hold your Common Shares "in scrip form," please note that if you were to electronically lodge your share certificate(s) with PDTC through a broker or custodian, and then tender your Common Shares through such broker or custodian, your shares may not be credited by the Common Share Information and Depositary Agent into the designated PDTC account for the Offer in time for you to accept the Offer.

        The process to tender your Common Shares can be time consuming and you are advised to commence this process as early as possible if you intend to tender your Common Shares into the Offer. Please contact the Common Share Information and Depositary Agent with any questions you might have regarding this process pursuant to the contact information set forth on the back cover of this Offer to Purchase.

        No tenders of Common Shares will be accepted by means of guaranteed delivery procedures.

        All tender of Common Shares must be made and all required documents must be received by the Common Share Information and Depositary Agent, prior to the Expiration Date.

        See "THE OFFER—Section 3. Procedure for Accepting the Offer and Tendering Common Shares."

  ADSs

        If you hold ADSs, you must:

  •
  if your ADSs are held via depository receipts, referred to as "ADRs," evidencing ADSs or through a book-entry account, you must complete, sign and deliver the ADS Letter of Transmittal in accordance with the instructions of the ADS Letter of Transmittal (or, with respect to a book-entry account, arrange for an Agent's Message in lieu of the ADS Letter of Transmittal to be transmitted) together with any other required documents, to Mellon Investor Services LLC (the "ADS Depositary Agent"), at the applicable address set forth on the back cover of this Offer to Purchase prior to the Expiration Date together with delivery of either the ADR certificate or pursuant to the procedures for book-entry transfer to the ADS Depositary Agent; or

  •
  if your ADSs are held in "street name" through your bank, broker or nominee must, prior to the Expiration Date, you must instruct your bank, broker or nominee to tender your ADSs on your behalf.

        No tenders of ADSs will be accepted by means of guaranteed delivery procedures.

        The process to tender your ADSs can be time consuming and you are advised to commence this process as early as possible if you intend to tender your ADSs into the Offer. Please contact the ADS

Depositary Agent with any questions you might have regarding this process pursuant to the contact information set forth on the back cover of this Offer to Purchase.

        All tenders of ADSs must be made and all required documents must be received by the ADS Depositary Agent prior to the Expiration Date.

        See "THE OFFER—Section 4. Procedure for Accepting the Offer and Tendering ADSs."

  Holders of Both Common Shares and ADSs

        For individuals who hold both Common Shares and ADSs you must follow the procedures applicable to Common Shares for your Common Shares and the procedures applicable to ADSs for your ADSs. The specific procedures for tendering Common Shares and ADSs differ, therefore you must read the instructions contained in this Offer to Purchase and the relevant Acceptance Form carefully to validly tender your Shares. Neither the Common Share Information and Depositary Agent nor the ADS Depositary Agent shall have any liability with respect to any such Shares incorrectly delivered to it by a tendering stockholder.

Until when can I withdraw Shares that I have tendered?

        You can withdraw Shares you have previously tendered at any time until the Offer has expired. In addition, unless Shares tendered pursuant to the Offer are accepted for payment by the Purchaser, such Shares may be withdrawn at any time after January 8, 2009. See "THE OFFER—Section 6. Withdrawal Rights."

        Subject to the terms of the Acquisition Agreement and applicable law, the Purchaser may extend the offer period at any time prior to 2:00 p.m. Philippines time, 1:00 a.m. New York City time, on December 11, 2008 and may choose to do so if the Minimum Tender Condition and other closing conditions have not been satisfied. If the Purchaser does so, you will be able to continue to tender your Common Shares and ADSs and to withdraw your acceptances during such extension. For further discussion as to when the Purchaser may choose to extend the offer period, see "THE OFFER—Section 1. Terms of the Offer" and "THE OFFER—Section 14. Conditions to the Offer."

How do I withdraw previously tendered Shares?

        If you would like to withdraw Shares you previously tendered, you must deliver a written notice of withdrawal with the required information to the Common Share Information and Depositary Agent or the ADS Depositary Agent or both, as applicable, while you still have the right to withdraw Shares. The specific procedures applicable to the withdrawal of previously tendered Common Shares and ADSs differ; therefore, you must read the instructions contained in this Offer to Purchase and the relevant Acceptance Form carefully to validly withdraw your Shares.

        For a withdrawal of Common Shares to be effective, a written or facsimile transmission of a notice of withdrawal (provided such facsimile transmission is followed by the original written notice which must be received prior to the Expiration Date) and copy of the "Applicant's Copy" of the Application to Sell Common Shares must be timely received by the Common Share Information and Depositary Agent at the applicable address set forth on the back cover page of this Offer to Purchase. Any such notice of withdrawal must specify the name, address and personal identification card, passport number or other necessary information (as applicable) of the person who tendered Common Shares to be withdrawn, the number of Common Shares to be withdrawn, and if stock certificates have been delivered, the serial numbers shown on such stock certificates. Any such notice of withdrawal must be signed and executed in the same manner and by the same party or parties, as the case may be, in which the relevant Application to Sell Common Shares in respect of which Common Shares are sought to be withdrawn was executed. Any submission of a notice of withdrawal as described above will be conclusive evidence in favor of the Purchaser, the Common Share Information and Depositary Agent and/or Professional Stock Transfer, Inc. ("PST") of the right of such person(s) to withdraw the

Common Shares previously tendered and of the title of such person(s) to such Common Shares. The Common Share Information and Depositary Agent shall have the right in its sole discretion to determine the validity of the notice of withdrawal, including the time of receipt thereof.

        The Common Shares shall be returned in the same form they were received and the cost of returning the Common Shares shall be borne by the stockholder making the withdrawal.

        For a withdrawal of ADSs to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the ADS Depositary Agent at the applicable address set forth on the back cover page of this Offer to Purchase. If certificates evidencing ADSs to be withdrawn have been delivered to the ADS Depositary Agent, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the ADS Depositary Agent and the signature(s) on the notice of withdrawal must be guaranteed by an eligible institution, unless such ADSs have been tendered for the account of an eligible institution. If ADSs have been tendered pursuant to the procedure for book-entry transfer in The Depository Trust Company ("DTC"), any withdrawal must be made in accordance with the withdrawal procedures and deadlines of the applicable book-entry transfer system (as more thoroughly described below).

        The ADSs shall be returned in the same form they were received and the cost of returning the ADSs shall be borne by the ADS holder making the withdrawal.

        See "THE OFFER—Section 6. Withdrawal Rights."

Why is the Purchaser making the Offer?

        The Purchaser is making the Offer to obtain control of and to acquire the entire equity in the Company. On September 19, 2008, the Purchaser entered into the Acquisition Agreement with the Company pursuant to which the Purchaser agreed to commence the Offer to acquire all outstanding Shares. It is anticipated that upon completion of the Offer, the Purchaser will be the majority stockholder of the Company and will hold at least 66.67% of the Shares outstanding. If the Offer is completed, but not all of the outstanding Shares are tendered in the Offer, the Purchaser currently intends to take steps, subject to applicable law, to acquire all Shares that were not tendered in the Offer. There can be no assurance that the Purchaser will be able to acquire 100% of the Shares following the completion of the Offer. The Purchaser believes that a direct offer to the Company's stockholders through the tender offer process allows the decision regarding the proposed transaction to be made by the stockholders who actually own the Shares at the time of tendering and accordingly have a current economic interest in the decision. See "SPECIAL FACTORS—Section 2. Purpose and Reasons for the Offer; Plans for the Company after the Offer."

What will be the effect of the Offer on the Shares?

        Upon completion of the Offer, the Company will become a subsidiary of the Purchaser and the Purchaser will become the majority stockholder in the Company holding at least 66.67% of the outstanding Shares. The concentration of control in the Purchaser may adversely affect the market value of the Shares. In addition, any stockholders who do not tender their Shares in the Offer will only be afforded the minimum stockholder rights required by applicable law.

        The purchase of Shares pursuant to the Offer will reduce the number of holders of Shares and the number of Shares that might otherwise trade publicly, which could adversely affect the liquidity and market value of the remaining Shares. The Purchaser cannot predict whether the reduction in the number of Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the Shares or whether such reduction would cause future market prices to be greater or less than the Offer Price.

        Following the completion of the Offer, the Purchaser and its affiliates currently intend to take steps, subject to applicable law, to acquire all Shares that were not tendered in the Offer. There can be no assurance that the Purchaser will be able to acquire 100% of the Shares following the Offer.

        Subject to applicable law, following the completion of the Offer, the Purchaser is considering the possibility of effecting a merger between the Philippine Purchaser and the Company. All mergers of Philippine corporations must be approved by the Philippine SEC. There can be no assurance that the Purchaser will effect a merger. However, in any merger, dissenting stockholders would have the right to exercise appraisal rights in accordance with the Philippine Corporation Code.

        Following the completion of the Offer, and subject to applicable law, the Purchaser intends to take steps to (1) delist the Common Shares from the PSE and the ADSs from the NASDAQ; (2) terminate the ADS facility and deregister ADSs (including the Common Shares underlying ADSs) under the United States Exchange Act; and (3) cause the Company to no longer be subject to the reporting requirements under the United States federal securities laws or the laws of the Philippines.

        See "INTRODUCTION," "SPECIAL FACTORS—Section 4. Effects of the Offer," "THE OFFER—Section 15. Effect of the Offer on the Market for Common Shares; the Philippine Stock Exchange, Inc. and the NASDAQ Global Market Listings; United States Securities Exchange Act of 1934 Registration and Margin Regulations."

Do you think the Offer is fair to stockholders that are not affiliated with the Purchaser?

        United States federal securities laws requires the Purchaser and its affiliates to express their belief as to the fairness of the Offer to the Company's stockholders (other than the Purchaser and its affiliates). The views of the Purchaser and its affiliates as to the fairness of the Offer to the Company's unaffiliated stockholders should not be construed as a recommendation to any stockholder as to whether that stockholder should tender Shares in the Offer or take any other action in connection with the Offer.

        The Purchaser, the Ayala Entities (as defined below) and the Providence Entities (as defined below) believe that the Offer is fair to the Company's stockholders (other than the Purchaser and its affiliates).

        See "SPECIAL FACTORS—Section 3. Position of the Purchaser Regarding Fairness of the Offer for the Common Shares and ADSs."

What does the Company's Board of Directors recommend regarding the Offer?

        The Company has informed the Purchaser that the Board of Directors of the Company (the "Board") (excluding the interested director, Mr. Alfredo I. Ayala, and based in part on the favorable recommendation of the Strategic Committee of the Board comprised solely of independent directors) has unanimously (1) determined that the Acquisition Agreement, the Offer and the other transactions contemplated by the Acquisition Agreement are advisable and fair to the Company and its stockholders; (2) determined that it is in the best interests of the Company and the Company's stockholders that the Company enter into the Acquisition Agreement and consummate the transactions contemplated thereby on the terms and subject to the conditions set forth therein; and (3) approved and recommended that the Company's stockholder accept the Offer and tender their Shares pursuant to the Offer.

        You should be aware that Mr. Alfredo I. Ayala, a director of the Company and a managing director of Ayala, may have interests in the Offer that are different from or in addition to the interests of the other stockholders of the Company generally and, as a result, recused himself from all Board deliberations regarding the Acquisition Agreement.

        For factors considered by the Board, see the Company's Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") to be filed with the United States SEC in connection with the Offer, a copy of which (without certain exhibits) is being furnished to stockholders.

What is the market value of my Shares as of a recent date?

        On September 18, 2008, the last trading day before the date on which the Company and the Purchaser entered into the Acquisition Agreement pursuant to which the Purchaser is making the Offer, the per share closing price of Common Shares as reported on the PSE was PhP325.00 and the per ADS closing price of ADSs as reported on NASDAQ was $5.10. On November 7, 2008, the latest practicable date prior to the printing of this Offer to Purchase, the per share closing price of Common Shares as reported on the PSE was PhP 395.00 and the per ADS closing price of ADSs as reported on NASDAQ was $7.35. The Purchaser encourages you to obtain a recent quotation for your Common Shares or ADSs. See "SPECIAL FACTORS—Section 3. Position of the Purchaser Regarding Fairness of the Offer for Common Shares and ADSs" and "THE OFFER—Section 8. Price Range of Common Shares and ADSs."

Will I have the right to have my Shares appraised in the Offer?

        No. Appraisal rights are not available in connection with the Offer.

        If you do not tender your Shares in the Offer you will have the right to dissent and exercise appraisal rights under certain circumstances in accordance with the Philippine Corporation Code, which includes a merger involving the Company following the completion of the Offer. Subject to applicable law, following the completion of the Offer, the Purchaser is considering the possibility of effecting a merger between the Philippine Purchaser and the Company. There can be no assurance that the Purchaser will effect a merger.

        See "SPECIAL FACTORS—Section 4. Effects of the Offer" and "SPECIAL FACTORS—Section 6. Dissenters' Appraisal Rights; Rule 13e-3."

Is the Offer being made available to all holders of Shares?

        Yes. The Purchaser is making the Offer to all holders of Shares, subject to compliance with applicable law. However, the validity of the Offer to stockholders resident outside the Philippines and the United States (the "Foreign Holders") may be affected by the laws of the relevant foreign jurisdictions. The Purchaser may in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction. See "THE OFFER—Section 19. Miscellaneous."

How will holders who tender Shares in the Offer be taxed for Philippine tax purposes?

        See "THE OFFER—Section 7. Certain Tax Consequences of the Offer—Certain Philippine Tax Consequences."

How will holders who tender Shares in the Offer be taxed for United States federal income tax purposes?

        See "THE OFFER—Section 7. Certain Tax Consequences of the Offer—Certain United States Federal Tax Consequences."

Who can I talk to if I have questions about the Offer or require additional copies of this Offer to Purchase or relevant Acceptance Forms?

        If you hold Common Shares, you may call Deutsche Regis Partners, Inc. at the following telephone number: +63 (2) 894-6625. Deutsche Regis Partners, Inc. is acting as the Common Share Information and Depositary Agent for the Offer.

        If you hold ADSs, you may call Georgeson Inc. at the following telephone numbers: Banks and Brokers—(212) 440-9800; all others—(866) 873-6980. Georgeson Inc. is acting as the ADS Information Agent for the Offer.

        Please also see the back cover of this Offer to Purchase for additional contact information.

 IMPORTANT

        Questions and requests for assistance may be directed to the Information Agents at their addresses and telephone numbers set forth on the back cover of this Offer to Purchase. Requests for additional copies of this Offer to Purchase, the Acceptance Forms and other tender offer materials may also be directed to:

  •
  if you are a holder of Common Shares, Deutsche Regis Partners, Inc., (the "Common Share Information and Depositary Agent") at the 23rd Floor, Tower One, Ayala Triangle, Ayala Avenue, Makati City, Philippines (tel: + 63 (2) 894-6625), and

  •
  if you are a holder of ADSs, Georgeson Inc. (the "ADS Information Agent" and, together with the Common Share Information and Depositary Agent, the "Information Agents") at 199 Water Street, 26th Floor, New York, New York, 10038 (tel: (866) 873-6980).

        A holder of Shares may also contact the United States Dealer Manager, Georgeson Security Corporation (the "Dealer Manager"), at 199 Water Street, 26th Floor, New York, New York, 10038 (tel: (800) 445-1790) or such holder's broker, dealer, commercial bank or trust company for assistance. Additionally, copies of this Offer to Purchase, the Acceptance Forms and other tender offer materials may be inspected and copied at the public reference facilities maintained by the United States SEC at 100 F Street, NE, Washington, DC 20549 or by telephoning 1-800-SEC-0330. The United States SEC reports are also available to the public on the United States SEC's website (http://www.sec.gov). The reports and other information maintained by the Philippine SEC and the PSE can be inspected and copied at the public reference facilities maintained by the Philippine SEC at the SEC Building, EDSA, Greenhills, Mandaluyong City, Philippines. The PSE reports are available on the PSE website (http://www.pse.org.ph).

        The process to tender your Shares can be time consuming and you are advised to commence this process as early as possible if you intend to tender your Shares into the Offer. Please contact the Common Share Information and Depositary Agent or the ADS Information Agent or ADS Depositary Agent, as applicable, with any questions you might have regarding this process pursuant to the contact information set forth in this Offer to Purchase.

Holders of Common Shares

        If you are a holder of Common Shares and wish to validly tender all or any portion of your Common Shares pursuant to the Offer (a "Tendering Common Stockholder"), you must do one of the following, as applicable:

  •
  Tendering Common Stockholders who hold shares that are "scripless" or are electronically recorded and lodged with the Philippine Depository and Trust Corporation ("PDTC") or held through a stock brokerage account must, prior to the Expiration Date, instruct your broker or custodian to tender your Common Shares on your behalf. Your instructions should be delivered to your broker or custodian with sufficient time to allow your broker or custodian to tender your Common Shares prior to the Expiration Date. To do so you must direct such broker or custodian to electronically transfer your Common Shares to the Common Share Information and Depositary Agent and instruct such broker or custodian to complete, execute and return to the Common Share Information and Depositary Agent an Application to Sell Common Shares in accordance with the instructions of the Application to Sell Common Shares and the procedures described below under the heading "THE OFFER—Section 3. Procedure for Accepting the Offer and Tendering Common Shares—Common Shares Held in Scripless Form."

  •
  Tendering Common Stockholders who hold shares that are share certificates or "in scrip form," must, prior to the Expiration Date, complete, execute and return to the Common Share Information and Depositary Agent an Application to Sell Common Shares accompanied by the duly endorsed stock certificates, in accordance with the instructions of the Application to Sell Common Shares and the procedures described below under the heading "THE OFFER—Section 3. Procedure for Accepting the Offer and Tendering Common Shares—Common Shares Held in Scrip Form."

        No tenders of Common Shares will be accepted by means of guaranteed delivery procedures.

        Please read the instructions on the Application to Sell Common Shares carefully and contact the Common Share Information and Depositary Agent as soon as possible if you have lost your stock certificate or if you have any questions regarding the process for tendering your Common Shares.

        These procedures are described in further detail below under the heading "The OFFER—Section 3. Procedure for Accepting the Offer and Tendering Common Shares."

Holders of ADSs

        If you are a holder of ADSs and wish to validly tender all or any portion of your ADSs pursuant to the Offer, you must do one of the following, as applicable:

  •
  Tendering ADS holders whose ADSs are held via depositary receipts, referred to as "ADRs," evidencing ADSs or through a book-entry account must complete, sign and deliver the ADS Letter of Transmittal in accordance with the instructions of the ADS Letter of Transmittal (or, with respect to a book-entry account, arrange for an Agent's Message in lieu of the ADS Letter of Transmittal to be transmitted) together with any other required documents, to Mellon Investor Services LLC (the "ADS Depositary Agent"), at the applicable address set forth on the back cover of this Offer to Purchase prior to the Expiration Date together with delivery of either the ADR certificate or ADSs pursuant to the procedures for book-entry transfer to the ADS Depositary Agent; or

  •
  Tendering ADS holders whose ADSs are held in "street name" through a bank, broker or nominee must, prior to the expiration of the Offer, instruct their bank, broker or nominee to tender their ADSs on their behalf.

        No tenders of ADSs will be accepted by means of guaranteed delivery procedures.

        Please read the instructions on the ADS Letter of Transmittal carefully and contact the ADS Information Agent or ADS Depositary Agent as soon as possible if you have lost your ADRs or if you have any questions regarding the process for tendering your ADSs.

        These procedures are described in further detail below under the heading "THE OFFER—Section 4. Procedure for Accepting the Offer and Tendering ADSs."

Holders of Both Common Shares and ADSs

        Holders of both Common Shares and ADSs must follow the procedures applicable to Common Shares for your Common Shares and the procedures applicable to ADSs for your ADSs.

        The specific procedures for tendering Common Shares and ADSs differ, therefore you must read the instructions contained in this Offer to Purchase and the relevant Acceptance Form carefully to validly tender your Shares. Neither the Common Share Information and Depositary Agent nor the ADS Depositary Agent shall have any liability with respect to any such Shares incorrectly delivered to it by a tendering stockholder.

 INTRODUCTION

        EGS Acquisition Co LLC, a Delaware limited liability company ("EGS" or the "Purchaser"), jointly owned by affiliates of Providence Equity Partners Inc., a Delaware corporation ("Providence"), and Ayala Corporation, a Philippine corporation ("Ayala"), hereby offers to purchase all the issued and outstanding common shares ("Common Shares") of eTelecare Global Solutions, Inc., a Philippine corporation (the "Company"), and all American Depositary Shares of the Company, each representing one Common Share ("ADSs" and together with Common Shares, the "Shares"), at a price of $9.00 in cash per Common Share and $9.00 in cash per ADS (the "Offer Price"), upon the terms and subject to the conditions specified in this Offer to Purchase, dated November 10, 2008 (as may be amended or supplemented from time to time, this "Offer to Purchase"), and the related Application to Sell Common Shares and ADS Letter of Transmittal (collectively and as may be amended or supplemented from time to time, the "Acceptance Forms," which, together with this Offer to Purchase, constitute the "Offer"). The Offer Price is payable in cash, without interest thereon and less any required taxes or costs the Purchaser, the Company or any paying agent may be required to deduct or withhold in accordance with applicable law or rules, including any payment of any stock transaction taxes, brokers' commisions and other fees customarily for the account of a seller in connection with the "crossing" of the Common Shares on the Philippine Stock Exchange, Inc. ("PSE").

        The Offer will expire at 2:00 p.m. Philippines time, 1:00 a.m. New York City time, on December 11, 2008, unless extended by the Purchaser, pursuant to the terms of the Acquisition Agreement, dated as of September 19, 2008, by and between the Company and the Purchaser (as may be amended or supplemented from time to time, the "Acquisition Agreement") and subject to Philippine Securities and Exchange Commission (the "Philippine SEC") approval. The term "Expiration Date" means 2:00 p.m. Philippines time, 1:00 a.m. New York City time, on December 11, 2008, unless the Purchaser, in accordance with the Acquisition Agreement, extends the period during which the Offer is open, in which event the term "Expiration Date" means the latest time and date at which the Offer, as so extended, expires.

        The Shares will be acquired: (i) fully paid; (ii) free from all liens, equities, charges, encumbrances, rights of pre-emption and any other third party rights or interests of any nature whatsoever; and (iii) together with all rights, benefits and entitlements attached thereto as of the date of acceptance of the Offer, including the right to receive and retain all dividends, all rights and other distributions (if any) declared, paid or made by the Company on or after the date of acceptance of the Offer.

        The Offer is being extended to holders of all Common Shares and ADSs, including all Shares owned, controlled or agreed to be acquired by parties acting or deemed to be acting in concert with the Purchaser in connection with the Offer.

        Tendering holders of Common Shares will have the right to elect to receive the Offer Price in U.S. dollars or in Philippine pesos. If no election is made, the tendering holder of Common Shares will be deemed to have elected to receive the Offer Price in U.S. dollars. For holders who elect Philippine pesos, (i) the Offer Price will be exchanged into Philippine pesos based on the morning weighted average exchange rate for the U.S. dollar/Philippine peso announced as AM WT AVE on the Reuters Page under PDSPESO at the close of business on the business day before the "crossing" of the Common Shares on the PSE, which the Purchaser expects to be three business days after the Expiration Date, subject to the approval by the PSE and (ii) such tendering holders will receive the Offer Price in Philippine pesos based on such exchange rate, minus a fee with respect to the conversion of U.S. dollars to Philippine pesos of PhP0.05 for every $1.00. With respect to holders of Common Shares receiving the Offer Price in U.S. dollars, this exchange rate (and conversion fee) will also be applicable to that portion of the Offer Price that is required to be converted into Philippine pesos in order to pay the stock transaction tax and other customary seller's costs of a trade on the PSE. Fluctuations in the U.S. dollar/Philippine peso exchange rate are at the risk of tendering holders of

Common Shares who elect to receive the Offer Price in Philippine pesos (and also at the risk of tendering holders of Common Shares receiving the Offer Price in U.S. dollars, with respect to their payment of customary seller's costs of a trade on the PSE). The Purchaser and its advisors or agents shall not have any responsibility with respect to such exchange rate risk or other factors arising from the election to receive the Offer Price in Philippine pesos. Tendering holders of ADSs will receive the Offer Price in U.S. dollars only and do not have the option to elect to receive the Offer Price in any other currency.

        The Purchaser encourages you to speak to your advisors as to whether you should select payment for your Common Shares in United States dollars or Philippine pesos.

        If you are the holder of Common Shares, you will be responsible for customary seller's costs (in Philippine pesos) of a trade on the PSE. These costs include the 0.5% stock transaction tax based on the Offer Price and other settlement costs and charges including brokerage commissions, plus a 12% value added tax on the amount of such commission, block sale fees, and nominal fees payable to the Philippine SEC, the Securities Investors Protection Fund and the Securities Clearing Corporation of the Philippines. The Purchaser through Deutsche Regis Partners, Inc. (the "Common Share Information and Depositary Agent") will withhold these taxes and costs (in Philippine pesos) from the total amount to be paid to holders of Common Shares.

        For illustrative purposes only, the net proceeds from the tender of, for example, 100 Common Shares into the Offer in U.S. dollars is estimated to be $892.78, after the deduction of $4.50 for the 0.5% stock transaction tax, $0.05 in block trade fees, $2.52 in brokerage commission (including 12% VAT) and $0.15 in Philippine SEC fees (assuming an exchange rate of $1.00 = PhP48.754, the AM WT AVE exchange rate of PhP48.804 on November 7, 2008, less PhP0.05). This is only meant to be an estimate and the fees applicable to your Common Shares may differ as such fees are based on a percentage of transaction value and/or additional charges or fees may be applied by individual brokers or nominees.

        If you are the record owner of your ADSs and you tender your ADSs to the Purchaser in the Offer, you will not have to pay brokerage fees or similar expenses. If you beneficially own your ADSs through a broker or other nominee, and your broker or nominee tenders your securities on your behalf, your broker or nominee may charge you a fee for doing so. The Philippine Bureau of Internal Revenue may take the position that ADSs are taxed in the Philippines in the same manner as Common Shares—you should consult your tax advisor to determine whether and to what extent you may be required to pay Philippine tax on the sale of your ADSs under the Offer or would be entitled to tax treaty benefits, if any, and to what extent you may be required to pay any of the other fees otherwise applicable to holders of Common Shares.

        In addition, the Purchaser or any paying agent is entitled to deduct and withhold from the Offer Price any such amounts as it may be required to deduct or withhold under applicable law.

        Tendering stockholders who hold their Shares through a bank, broker or nominee should check with such institution as to whether the institution will charge any service fees.

        If you are a holder of ADSs and you fail to complete and sign the Substitute Form W-9 (or other applicable form or otherwise establish a basis for exemption from backup withholding), you may be subject to a required backup United States federal income tax withholding of 28% of the gross proceeds payable in the Offer. See "THE OFFER—Section 2. Acceptance for Payment and Payment for Tendered Shares by the Purchaser," and "THE OFFER—Section 7. Certain Tax Consequences of the Offer."

        The Purchaser will pay all charges and expenses of N M Rothschild & Sons (Singapore) Limited ("Rothschild" or the "Financial Advisor"), the Common Share Information and Depositary Agent, Mellon Investor Services LLC (the "ADS Depositary Agent"), Georgeson Inc. (the "ADS Information

Agent") and Georgeson Securities Corporation (the "Dealer Manager," and collectively with the Financial Advisor, the Common Share Information and Depositary Agent, the ADS Depositary Agent and the ADS Information Agent, the "Agents") incurred in connection with the Offer. See "THE OFFER—Section 18. Fees and Expenses."

        The Offer is conditioned upon, among other things: (i) the satisfaction of the Minimum Tender Condition (as described below) and (ii) the expiration or termination of the statutory waiting period (and any extensions thereof) applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

        The "Minimum Tender Condition" requires the Purchaser to have received, prior to the expiration of the Offer, valid acceptances (which have not been validly withdrawn) in respect of at least 66.67% of the Shares outstanding (on a fully diluted basis, after giving effect to exercise, conversion or termination of all options, warrants, rights and securities exercisable or convertible into or for Shares). Stockholders owning a total of 19,204,046 Shares, representing approximately 64.8% of the Shares outstanding as of September 30, 2008, have agreed to tender their Shares under support agreements entered into with the Purchaser. These Shares include 6,392,550 Shares or approximately 21.6% of the Shares outstanding on September 30, 2008 that are beneficially owned by a wholly-owned subsidiary of Ayala, NewBridge International Investment Ltd. ("NewBridge"). The Offer is not subject to any financing condition. See "THE OFFER—Section 13. The Acquisition Agreement; Other Transaction Documents" and "THE OFFER—Section 14. Conditions to the Offer" for a more detailed discussion of the Minimum Tender Condition and the treatment of options to purchase Shares ("Company Stock Options") and restricted stock units of the Company ("Company Restricted Stock Units") in connection with the Offer.

        A summary of the principal terms of the Offer appears on pages 2 through 14 of this Offer to Purchase. You should read this entire document carefully before deciding whether to tender your Shares in the Offer.

        Based on information provided by the Company, as of September 30, 2008, the Company had (i) 29,646,239 Common Shares outstanding (which includes 10,557,821 Common Shares underlying the ADSs); (ii) 10,557,821 ADSs outstanding; (iii) 3,814,232 Common Shares issuable upon the exercise of outstanding Company Restricted Stock Units and Company Stock Options; and (iv) 1,370,080 ADSs issuable upon the exercise of outstanding Company Restricted Stock Units and Company Stock Options, resulting in a maximum potential share capital of 34,830,551 Common Shares if the Company Stock Options and Company Restricted Stock Units were exercised or settled, as applicable, prior to the consummation of the Offer. However, under the Acquisition Agreement, all outstanding Company Stock Options and Company Restricted Stock Units will, immediately prior and subject to the time the Purchaser accepts for payment all the Shares validly tendered (and not withdrawn) pursuant to the Offer (the "Acceptance Date"), be terminated in exchange for certain cash payments. Accordingly, it is expected that at the Expiration Date, there will be 29,646,239 outstanding Common Shares (including 10,557,821 Common Shares underlying ADSs) on a fully diluted basis.

        As a result, based on the above figures, and assuming the termination of all Company Stock Options and Company Stock Units, the Purchaser believes that the Minimum Tender Condition would be satisfied upon the tender of an aggregate of approximately 19,765,147 Shares (which is 66.67% of 29,646,239 Shares).

        At a special meeting of the board of directors of the company (the "Board") (excluding the interested director, Mr. Alfredo I. Ayala, and based in part upon the favorable recommendation of the Strategic Committee of the Board comprised solely of independent directors) unanimously (i) determined that the Acquisition Agreement, the Offer and the other transactions contemplated by the Acquisition Agreement are advisable and fair to the Company and its stockholders; (ii) determined that it is in the best interests of the Company and the Company's stockholders that the Company enter into the Acquisition Agreement and consummate the transactions contemplated thereby on the terms and subject to the conditions set forth therein; and (iii) approved and recommended that the Company's stockholder accept the Offer and tender their Shares pursuant to the Offer.

        You should be aware that Mr. Alfredo I. Ayala, a director of the Company and a managing director of Ayala, may have interests in the Offer that are different from or in addition to the interests of the other stockholders of the Company generally, and as a result, recused himself from all Board deliberations regarding the Acquisition Agreement.

        The Board is required by United States securities laws to distribute to its stockholders the recommendation of the Board with respect to the Offer. This information will be filed with the United States Securities and Exchange Commission (the "United States SEC") as a part of the Company's Solicitation/Recommendation Statement on Schedule 14D-9 (as may be amended and supplemented from time to time, the "Schedule 14D-9") and a copy of the Schedule 14D-9 will be filed with the Philippine SEC on Philippine SEC Form 17-C. The Philippine SEC Form 17-C must be filed within five days of filing of a tender offer report (Philippine SEC Form 19-1) by a potential bidder, and as a result both the Schedule 14D-9 and Philippine SEC Form 17-C will be filed with the United States SEC and the Philippine SEC, respectively, within five days of the date hereof. The Schedule 14D-9 and Philippine SEC Form 17-C will also contain other important information, and the Purchaser recommends that holders of Shares review them carefully.

        This Offer to Purchase and the documents incorporated by reference in this Offer to Purchase include certain forward-looking statements. These statements appear throughout this Offer to Purchase and include statements regarding the intent, belief or current expectations of the Purchaser, including statements concerning the Purchaser's plans with respect to the Company following the completion of the Offer or its actions if it does not complete the Offer. Such forward-looking statements are not guarantees of future performance or events and involve risks and uncertainties. Actual results may differ materially from those described in such forward-looking statements as a result of various factors, including but not limited to:

  •
  whether the conditions to the Offer will be satisfied;

  •
  general economic, financial market and business conditions;

  •
  competitive factors in the industries and markets in which the Company operates and general industry trends;

  •
  the effect of war, terrorism or catastrophic events;

  •
  changes in government regulation; and

  •
  changes in tax law requirements, including tax rate changes, new tax laws and revised tax law interpretations.

        The information contained in this Offer to Purchase concerning the Company has been provided to the Purchaser by the Company or has been taken from, or is based upon, publicly available documents or records of the Company on file with the United States SEC or the Philippine SEC as of the date of this Offer to Purchase. The Purchaser has not independently verified the accuracy and completeness of such information. None of the Purchaser, the Providence Entities, the Ayala Entities, nor the Agents assume any responsibility for the accuracy or completeness of the information concerning the Company contained in such documents and records or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information. The terms "Providence Entities" and "Ayala Entities" are defined in "THE OFFER—Section 10. Certain Information Concerning the Purchaser."

        Prior to the consummation of the Offer, EGS intends to assign all its rights and obligations with respect to the Offer to a newly-formed Philippine corporation formed for the purpose of purchasing the Shares tendered in the Offer, such newly-formed corporation to be directly or indirectly owned by the same affiliates of Providence and Ayala as EGS (the "Philippine Purchaser"). Any assignment by EGS of its rights and obligations to the Philippine Purchaser to purchase Shares under the Offer will not relieve EGS of any of its obligations to the holders of Common Shares and ADSs who have tendered their Shares in the Offer. The formation of Philippine Purchaser, which will not affect tendering stockholders in the Offer, is being undertaken by affiliates of Ayala and Providence as part of the overall structure for the transaction and for corporate law and tax reasons, including to facilitate the possible mergers described in this Offer to Purchase. As used herein, references to the "Purchaser" mean EGS and/or the Philippine Purchaser, as applicable.

        This Offer to Purchase and the Acceptance Forms contain important information and should be read carefully before any decision is made with respect to the Offer.

 SPECIAL FACTORS

1.     Background

        Given the different time zones applicable to the Company, Ayala, NewBridge, Providence and the other parties included herein, the actual dates described below may differ slightly depending on the location of the parties referenced. The Purchaser does not believe such differences are material to the discussion contained below.

        On June 28, 2006, Ayala, acting through its wholly-owned subsidiary, NewBridge, acquired 4,790,468 Common Shares representing approximately 11.0% of the Company's then outstanding Common Shares for an aggregate purchase price of PhP801,613,162. NewBridge is a wholly-owned subsidiary of LiveIt Investments Limited ("LiveIt"), which in turn is a wholly-owned indirect subsidiary of Ayala. NewBridge was established by LiveIt to act as the holding company for its investment in the Company. LiveIt had been established by Ayala to act as a holding company for its investments in companies operating in the business process outsourcing sector that provide complex services, have well-established customer relations in the global markets and have potential for add-on acquisitions. Mr. Ayala became chief executive officer of LiveIt in June 2006. He has been a member of the board of directors of the Company since February 2000 and also served as the Company's chief executive officer from February 2004 to March 2006.

        On July 10, 2006, NewBridge acquired 50,000 Common Shares for an aggregate purchase price of PhP9,313,500, and on August 4, 2006, NewBridge acquired an additional 58,880 Common Shares for an aggregate purchase price of PhP10,009,600. As of August 4, 2006, NewBridge owned a total of 4,899,348 Common Shares for an aggregate purchase price of PhP820,936,262.

        On March 28, 2007, the Company completed its initial public offering of ADSs in the United States. Each ADS initially represented the right to receive two Common Shares. At such time, the ADSs were listed on the NASDAQ Global Market ("NASDAQ"), and prior to this initial public offering in the United States, there was no public market for the Company's Common Shares or ADSs.

        On March 28, 2007, concurrent with the Company's initial public offering in the United States, NewBridge acquired 2,272,577 Common Shares for an aggregate purchase price of approximately $15.34 million, resulting in Ayala beneficially owning in aggregate approximately 12.6% of the then outstanding Shares.

        On September 3, 2007, the Company amended its articles of incorporation to implement a two-for-one reverse stock split of its outstanding Common Shares and accordingly each ADS became the right to receive one Common Share. As a result of the reverse stock split, the number of Shares owned by NewBridge decreased to 3,585,962, but NewBridge's ownership percentage in the Company was unchanged.

        During the period from November 6, 2007 through November 20, 2007, NewBridge acquired 338,749 additional Shares for an aggregate purchase price of $3.28 million, which resulted in Ayala's beneficial ownership of an aggregate of approximately 13.6% of the then outstanding Shares.

        On November 19, 2007, the Company completed its initial listing of its Common Shares on the PSE.

        During the period from November 21, 2007 through November 27, 2007, NewBridge acquired an additional 1,604,596 Shares for an aggregate purchase price of approximately $15.5 million, as a result of which Ayala beneficially owned approximately 19.2% of the then outstanding Shares.

        During the period from November 27, 2007 through November 29, 2007, NewBridge acquired an additional 863,243 Shares for an aggregate purchase price of approximately $8.8 million, as a result of which Ayala beneficially owned approximately 21.6% of the then outstanding Shares. Ayala, on behalf of itself and NewBridge, had previously disclosed in Amendment No. 1 to its Schedule 13D filed with the United States SEC on November 20, 2007 that, among other things, Ayala intended, depending on market and other conditions, to consider acquiring additional Shares and thereby increase its beneficial ownership interest to 20% of total outstanding Shares on a fully diluted basis (or approximately 21.6% of the total outstanding Shares) in order to, among other things, allow Ayala as the ultimate parent company of NewBridge to account for the Shares it owned under the equity method of accounting.

        During late 2007, Providence and its affiliates began reviewing the Company as a possible acquisition target and explored the viability of such an acquisition with representatives of Rothschild.

        At Providence's request, on February 2, 2008, Rothschild met with Mr. Ayala in his capacity as chief executive officer of LiveIt, and discussed on a preliminary basis Ayala's position on any potential transaction involving the Company. Mr. Ayala indicated that Ayala viewed itself as a longer-term investor in the business process outsourcing sector in general and in the Company more specifically. He also indicated that Ayala was open to the idea of other investors with a similar investment perspective and the ability to add value acquiring an interest in the Company.

        On February 13, 2008, Providence and the Company held an introductory meeting in Manila, Philippines, involving Mr. John Harris, the president and chief executive officer of the Company and a member of the Board, Mr. Rafael LL. Reyes, another member of the Board, and representatives of Providence and Rothschild, where Providence discussed its preliminary interest in exploring a possible transaction with the Company. The following day, Providence met with Mr. Ayala and other representatives of Ayala in Manila to discuss the meeting with the Company and to have a preliminary discussion about whether there was sufficient common interest between Providence and Ayala to consider further the possibility of jointly making an offer to acquire the Company. The parties agreed that neither one had sufficient information about the other or their respective interest in the Company to make any decisions but they agreed to explore the possibility further and to continue their discussions from time to time.

        In February 2008, Mr. Ayala informed certain members of the Board of Ayala's interest, through NewBridge, in acquiring up to, but less than, 35% of the outstanding Shares on a fully diluted basis.

        On February 27, 2008, Mr. Gary J. Fernandes, chairman of the Board, informed Mr. Ayala that, at a special meeting of the Board on February 26, 2008 (from which Mr. Ayala had recused himself), the Board approved the engagement of a financial advisor to explore the strategic alternatives of the Company, including but not limited to a possible sale of the Company. Mr. Fernandes also informed Mr. Ayala that the Company had determined, based on the advice of United States and Philippine counsel, that this confidential action taken by the Board was material, non-public information and, accordingly, under the Company's insider trading policy, the trading window for Company insiders was closed. In Mr. Ayala's case, under the terms of the Company's insider trading policy, this restriction also applied to NewBridge.

        On March 13, 2008, a representative of Providence held a preliminary meeting with Mr. Harris of the Company in New York. The purpose of the meeting was for the Company to become more familiar with Providence. Prior to the March 13, 2008 meeting, Mr. Harris had only met with Providence's representatives in Asia and had requested a meeting with Providence's United States representatives.

        On March 22, 2008, at a meeting of the Board, the Board (with Mr. Ayala having recused himself) approved the establishment of a strategic committee of the Board, consisting of independent directors—Mr. Fernandes (as Chairman of the Committee), Jaime del Rosario and Richard Hamlin (the "Strategic Committee"). The purpose of the Strategic Committee was to evaluate and make recommendations to the Board regarding the strategic alternatives of the Company, including but not limited to a sale or merger of the Company.

        In late March 2008, at the direction of the Strategic Committee and the Board (with Mr. Ayala not participating in the decision), representatives of the Company contacted Morgan Stanley & Co. Incorporated ("Morgan Stanley") and requested that it serve as the financial advisor to the Company. Morgan Stanley accepted the engagement and commenced advising the Board and the Strategic Committee on the process under which strategic alternatives were to be evaluated and the evaluation of any such alternatives.

        During late March and early April 2008, representatives of Providence held a series of meetings and conference calls with representatives of Ayala further exploring their respective interests in the Company and the possibility of a transaction involving the Company. In light of the Company's decision to explore its strategic alternatives, and Ayala's interest in remaining a stockholder in the Company, Mr. Ayala, on behalf of Ayala, expressed Ayala's interest in further exploring a possible transaction to acquire the Company jointly with Providence.

        On May 12, 2008, Mr. Fernandes spoke with Mr. Ayala advising him that if NewBridge was interested in making an offer for the Company it should do so promptly.

        On May 13, 2008, Julie Richardson, managing director of Providence, called Mr. Fernandes to convey Providence's interest in pursuing a potential transaction to acquire the Company. During the call, Mr. Fernandes informed Ms. Richardson that the Company had engaged Morgan Stanley as its financial advisor to conduct a process under which the Board would explore a potential sale of the Company. Mr. Fernandes also informed Providence that it had formed a Strategic Committee of the Board comprised of independent directors whose function was to evaluate strategic alternatives of the Company, including a potential sale.

        On May 15, 2008, Mr. Fernandes spoke by telephone with Mr. Ayala about NewBridge's potential interest in entering into a strategic transaction with the Company.

        Between mid-May and June 2008, Providence and Ayala had several discussions centered on the logistics of a potential transaction involving the Company, potential non-disclosure agreement terms with the Company and United States federal securities law matters related to a potential transaction involving the Company and Ayala.

        On May 23, 2008, representatives of Providence spoke with representatives of Morgan Stanley during which Providence expressed an interest in submitting to the Company a non-binding, preliminary indication of interest to acquire up to 100% of the Company's outstanding stock for a price per share between $9.00 and $10.00 and requested a period of exclusivity in which to conduct due diligence to confirm its offer price.

        On June 4, 2008, representatives of Morgan Stanley spoke with representatives from Providence, informing Providence that it would be required to enter into a non-disclosure agreement with the Company, which agreement would contain certain standstill provisions with respect to the Company and the Shares. Providence indicated its willingness to enter into such an agreement. Morgan Stanley also indicated to Providence that to the extent NewBridge might be interested in partnering with Providence with respect to a potential transaction, the Company would expect NewBridge to enter into a similar non-disclosure agreement.

        On June 11, 2008, Providence entered into a non-disclosure agreement with the Company, which included certain standstill provisions with respect to the Company and the Shares. On June 11, 2008, NewBridge also entered into a non-disclosure agreement, but without similar standstill provisions. NewBridge entered into the agreement so that it could also receive access to the confidential information about the Company that was being made available to Providence and other third parties and, to the extent Providence continued to be interested in a possible acquisition of the Company, Ayala could continue to evaluate its interest in participating in, and continue to have discussions with Providence regarding, a possible joint acquisition of the Company.

        On June 12 and 13, 2008, management meetings of the Company were held in Los Angeles, California that were attended by representatives of Providence, Ayala, the Company and Morgan Stanley, during which the Company made presentations regarding its recent business results and financial performance, strategic plans, goals and prospects in order to facilitate the exploration of the possible acquisition of the Company by Providence and Ayala.

        On June 19, 2008, Mr. Harris met with Ms. Richardson, Mr. Davis Noell, a vice president of Providence, and Mr. Ayala in New York City to further discuss Providence's and Ayala's respective interest in the Company and their respective views on the Company's future prospects.

        On June 25, 2008, Ms. Richardson and Mr. Noell of Providence verbally communicated to Morgan Stanley Providence's preliminary proposal to acquire the Company in an all cash transaction for $10.00 per share, subject to customary legal, business and accounting due diligence and negotiation of a mutually satisfactory acquisition agreement, and Providence's desire to have a co-investor participating in the proposed transaction. This proposal was confirmed in a letter submitted by Providence to Morgan Stanley on June 26, 2008 (the "Preliminary Proposal").

        On July 1, 2008, Ms. Richardson and Mr. Noell of Providence met with Fernando Zobel de Ayala, the vice chairman, president and chief operating officer of Ayala, to discuss their respective interests in the Company and to provide Mr. Zobel de Ayala with additional information about Providence, its history and its successful approach to investing and partnering with others.

        On July 7, 2008, Morgan Stanley communicated to Ms. Richardson and Mr. Noell of Providence that the Company was interested in pursuing Providence's acquisition proposal as outlined in its Preliminary Proposal and agreed to set up in-depth due diligence meetings and calls between Providence and the Company and their respective advisors.

        During July 2008, representatives of Providence, Ayala, Rothschild, Providence's financial advisor, and Weil, Gotshal & Manges LLP, Providence's United States legal advisor ("WGM"), held meetings and had calls with representatives of the Company, Morgan Stanley, and/or Pillsbury Winthrop Shaw Pittman LLP, the Company's United States legal advisor ("Pillsbury"), in connection with Providence's and Ayala's due diligence of the Company, and, during the second half of July, such meetings and calls sometimes included Romulo Mabanta Buenaventura Sayoc & de los Angeles, the Company's Philippine legal advisor, ("Romulo") and SyCip Salazar Hernandez & Gatmaitan, Providence's Philippine legal advisor ("SyCip"), and included discussion on possible transaction structures and the documentation contemplated by these structures. During this time, representatives of Providence and Ayala also contacted a number of banks to discuss potential financing for a possible transaction and met with several of those banks to discuss financing options and possible structures.

        During due diligence conference calls held between July 29 and 31, 2008, Providence and Ayala were informed of the Company's revised full year forecast for fiscal year 2008. The Company projected that revenues would decrease by $15 million and earnings before interest, taxes, depreciation and amortization would decrease by $6 million as compared to the forecasts that had been previously provided by the Company (the "Revised Forecast"). Providence conveyed to the Company that the Revised Forecast would negatively affect its valuation of the Company and consequently reduce the offer price for the Company.

        On August 5, 2008, Providence informed Morgan Stanley that due to the Revised Forecast, the offer price set out in its Preliminary Proposal would be lowered, but that Providence and Ayala remained interested in continuing their due diligence and pursuing an acquisition of the Company. At this time, Providence did not indicate a revised offer price but informed Morgan Stanley that a revised offer would be contingent upon Providence's and Ayala's completion of their due diligence. Morgan Stanley indicated that the Company remained interested in a potential transaction and that Providence and Ayala should continue their due diligence.

        During early August 2008, Providence and Ayala continued with their due diligence, including their review of the Revised Forecast.

        On August 9, 2008, representatives of Pillsbury and WGM met telephonically to discuss proposed transaction structures and related documentation. During this meeting, Pillsbury and WGM preliminarily agreed on a possible structure, from a legal perspective, for the transaction contemplated by Providence.

        On August 18, 2008, WGM received a draft of the Acquisition Agreement from Pillsbury which was subsequently discussed by the two law firms during late August.

        On August 26, 2008, Providence conveyed to Morgan Stanley by telephone Providence's revised proposal to acquire the Company for $8.25 per share in cash. Morgan Stanley initially responded to Providence that the proposed price per share would need to be increased to be acceptable to the Board. Following this discussion, representatives from Morgan Stanley informed the Strategic Committee of the Board of the revised offer price from Providence and met telephonically with Mr. Fernandes to discuss the revised offer. After that discussion, Morgan Stanley called Providence to advise them that Providence's revised bid was insufficient, and that the Company would only entertain a higher bid. Later that day, Providence informed Morgan Stanley that it was prepared to raise its proposal to $8.50 per share, subject to confirmatory due diligence.

        On August 26, 2008, representatives of Pillsbury and WGM met telephonically to discuss Providence's initial comments to the material terms of the Acquisition Agreement.

        On August 28, 2008, during a call between Mr. Harris and Mr. Noell of Providence, Mr. Harris indicated that the revised offer of $8.50 per share was still too low and needed to be increased. Mr. Harris also requested that Providence submit a mark-up to the Acquisition Agreement so that the Board could analyze any material issues. On August 29, 2008, WGM submitted a mark-up of Acquisition Agreement to Pillsbury on behalf of Providence.

        On September 2, 2008, representatives of Providence and Morgan Stanley held a conference call during which Morgan Stanley did not convey a specific response on the Acquisition Agreement markup but noted there were outstanding issues, the most significant of which was the offer price which the Company believed was insufficient.

        On September 4, 2008, Mr. Harris spoke by telephone to a representative of Providence to discuss material terms of Providence's indication of interest.

        On September 5, 2008, Providence began more substantive discussions with Morgan Stanley regarding the issues in the Acquisition Agreement. Morgan Stanley indicated that from the perspective of the Strategic Committee the significant issues in the Providence mark-up included: (i) the inability of the Board to entertain other potential offers for the Company after signing the Acquisition Agreement; (ii) the percentage required for a minimum tender condition; (iii) the necessity for support agreements from other stockholders; and (iv) the timing of the tender offer. Providence requested that the Company or its counsel provide a revised draft of the Acquisition Agreement so that Providence could review all of the outstanding issues.

        On September 8, 2008, Morgan Stanley informed Providence that the Company was not prepared to provide a revised draft of the Acquisition Agreement unless Providence increased its offer. However, later that day, the Company agreed that it would instruct Pillsbury to discuss the Acquisition Agreement and outstanding issues with WGM, which took place on September 10, 2008.

        On September 11, 2008, Ms. Richardson of Providence informed Mr. Fernandes that Providence, with Ayala's support, was prepared to increase the offer to $9.00 per share, subject to satisfactory resolution of the outstanding issues under the Acquisition Agreement, including: (i) a minimum tender condition of eighty (80%) percent; and (ii) the terms of support agreements with major stockholders. Providence reiterated this proposal to Mr. Harris, as president, chief executive officer and director of the Company, and Morgan Stanley on that same day.

        On September 12, 2008, Mr. Fernandes spoke by telephone to Providence, whereby Mr. Fernandes communicated the transaction terms that the Strategic Committee viewed as critical to the Company, including the inclusion of a fiduciary out both at the corporate level and in the support agreements, the minimum tender condition and the structure and amount of the break-up fee.

        On September 12, 2008, WGM distributed to Pillsbury forms of the equity commitment letter, limited guarantee and support agreement that would be entered into in connection with the proposed Acquisition Agreement. These forms had been discussed with, and reviewed by, representatives of Ayala and Davis Polk & Wardwell ("Davis Polk"), Ayala's United States legal advisor.

        On September 14, 2008, representatives of Morgan Stanley spoke telephonically with Providence and communicated the primary concerns of the Board regarding open issues between the parties, which included the minimum tender condition and the termination provisions of the stockholder support agreements.

        Between September 11 and 19, 2008, discussions on the terms of the Acquisition Agreement as well as the forms of the equity commitment letter, limited guarantee and support agreement took place between representatives of Pillsbury, Romulo, and WGM and between WGM and Davis Polk.

        Contemporaneously with Providence's continued negotiations with the Company on the Acquisition Agreement, and given the short time frame before the possible signing of the Acquisition Agreement, WGM began preparing organizational and corporate governance documents for the formation of a Delaware limited liability company that would enter into any potential acquisition agreement. Providence and Ayala determined that it was in their best interest to form a Delaware limited liability company for the purpose of entering into the Acquisition Agreement in order to give both parties additional time to discuss and agree upon the ultimate structure of the transaction with the intent to assign such limited liability company's rights to another entity before the close of the tender offer.

        On September 15, 2008, WGM, on behalf of Providence and Ayala, formed EGS Acquisition Co LLC under the laws of the State of Delaware. Following the formation of the Purchaser, on September 19, 2008, Providence Equity Partners VI International L.P. ("Providence VI") and NewBridge executed that certain limited liability company agreement of EGS dated as of September 19, 2008 whereby the parties, as equal members of EGS, agreed to appoint Ms. Richardson of Providence and Mr. Ayala of Ayala to serve as managers of the board of managers of EGS. In addition, the parties agreed to appoint the following officers of EGS: Ms. Richardson of Providence as Co-President, Mr. Ayala of Ayala as Co-President, Mr. Christopher Halpin, Mr. Noell and Mr. Thura Ko of Providence each as a Vice President and Mr. Solomon M. Hermosura, Ms. Ginaflor C. Oris and Mr. Renato O. Marzan of Ayala each as a Vice President.

        On September 16, 2008, Mr. Fernandes informed Providence that the Board would convene a special meeting on the evening (United States Eastern Daylight Time) of September 18, 2008 and make a decision regarding Providence's proposal and another bidder's proposal. On September 16, 2008, Mr. Fernandes also spoke by telephone with Mr. Ayala to discuss the current open issues between

Providence and the Company. Mr. Fernandes conveyed the material open issues from the Company's perspective, including the offer price, the minimum tender condition threshold and the termination provisions of the stockholder support agreements.

        On September 16, 2008, representatives of the Company discussed the status of negotiations with another bidder and Providence with certain large stockholders of the Company in an effort to determine if those stockholders would agree to enter into support agreements for either offer. These discussions were conducted under nondisclosure agreements with each stockholder.

        On September 17, 2008, Mr. Fernandes informed Mr. Ayala that if NewBridge or one of its affiliates was partnering with Providence in making a bid for the Company, it was the Company's expectation that NewBridge would enter into a standstill agreement to be effective upon execution of an acquisition agreement with Providence.

        Prior to the Board meeting on September 18, 2008, Mr. Ayala called Mr. Fernandes to confirm that Ayala would be jointly pursuing with Providence the acquisition of the Company and to inform him that they were prepared to modify Providence's original proposal on two key issues: (i) the support agreements from key stockholders would terminate at the same time as the termination of the Acquisition Agreement and (ii) the minimum tender condition would be reduced from 80% to 66.67%. Providence also called Morgan Stanley to convey the same message. Providence representatives also spoke with Mr. Harris to confirm the intention of Providence and Ayala to make the joint offer and to update him on the revised terms. Providence also asked for, and received, Mr. Harris's permission to contact key customers as part of its due diligence.

        Following the Board meeting on the evening of September 18, 2008, Mr. Fernandes called Ms. Richardson of Providence indicating that the Board had authorized the Company to proceed in finalizing the revised offer from Providence and Ayala and that the parties would work towards signing the Acquisition Agreement on the following day. The Company then contacted the various stockholders (including certain members of the Board, management and the Company's founders) with whom it had been discussing their willingness to enter into support agreements with the winning bidder to request that they enter into support agreements with the Purchaser agreeing, among other things, to tender their Shares in the tender offer contemplated by the Acquisition Agreement.

        The Acquisition Agreement, along with equity commitment letters, limited guarantees and support agreements were executed on the morning of September 19, 2008, and announced prior to the opening of the United States stock markets. In connection therewith, (i) NewBridge entered into a support agreement with the Purchaser agreeing to tender its 6,392,550 Shares in the Offer; (ii) the Company provided to the Purchaser executed support agreements with other stockholders representing approximately 43.2% of the Company's then outstanding Shares, which when combined with the Shares represented by the support agreement entered into by NewBridge, represented approximately 64.8% of the then outstanding Shares and (iii) as previously requested by the Company, NewBridge also entered into a standstill agreement. On that same day, Providence VI and NewBridge entered into an interim investors agreement, the terms of which govern the relationship between Providence and Ayala as joint beneficial owners of the Purchaser between signing and closing of the Offer.

        The foregoing only describes negotiations, transactions and material contacts between the Company and its representatives on one hand, and the Purchaser and its representatives on the other hand. For additional information relating to the Company, stockholders should read Items 3 and 4 of the Company's Schedule 14D-9, a copy of which will be filed with the United States SEC and correspondingly filed with the Philippine SEC on Philippine SEC Form 17-C, and is being furnished to stockholders.

2.     Purpose and Reasons for the Offer; Plans for the Company after the Offer

Purpose and Reasons for the Offer

        The Purchaser is making the Offer in order to obtain control of, and acquire the entire equity interest in, the Company. On September 19, 2008, the Purchaser entered into an Acquisition Agreement with the Company pursuant to which the Purchaser agreed to commence the Offer in order to acquire all of the outstanding Shares. As disclosed herein, prior to the consummation of the Offer, EGS intends to assign all its rights and obligations with respect to the Offer to the Philippine Purchaser. Any assignment by EGS of its rights and obligations to the Philippine Purchaser to purchase Shares under the Offer will not relieve EGS of any of its obligations to the holders of Common Shares and ADSs who have tendered their Shares in the Offer.

        Upon completion of the Offer, the Purchaser will be the majority stockholder of the Company and will hold at least 66.67% of the Shares outstanding. The Purchaser currently intends to retain the Shares acquired pursuant to the Offer, but may in the future consider transfers or sales to related corporations or other third parties. The Purchaser believes that a direct offer to the Company's stockholders through the tender offer process allows the decision regarding the proposed transaction to be made by the stockholders who actually own the Shares at the time of tendering, and, accordingly, have a current economic interest in the decision.

Plans for the Company after the Offer

        As a result of the Purchaser's ownership of at least 66.67% of the Shares outstanding following completion of the Offer, the Purchaser will have the right to designate a majority of the nominees for election to the Board. The Purchaser intends, promptly upon the acceptance for payment of and payment by the Purchaser for the Shares pursuant to the Offer, to designate a number of directors that is the same proportion as the percentage of the Shares then beneficially owned by the Purchaser with respect to the number of the Shares then outstanding, subject to ongoing requirements to maintain any independent directors on the Board for so long as the Common Shares are listed on the PSE or the ADSs are listed on NASDAQ, and subject to applicable law. See Annex I of the Company's Schedule 14D-9 for information regarding those directors that the Purchaser currently intends to nominate for the Board, as required to be disclosed under Rule 14f-1 of the United States Exchange Act.

        Holders of at least two-thirds of the outstanding shares of a Philippine corporation, such as the Company, have control of such a corporation and are able, under Philippine law, to effect or prevent changes to the corporation's business, management or capitalization, subject to compliance with applicable law and regulation. Specifically, following completion of the Offer, the Purchaser will be able to approve, without the approval of any of the stockholders who did not tender their Shares in the Offer, all of the actions requiring the approval of stockholders owning at least two thirds of the outstanding shares of a Philippine corporation. See "SPECIAL FACTORS—Section 4. Effects of the Offer."

        The Purchaser expects that, following the consummation of the Offer, the Company's current management team will continue to operate the business of the Company substantially as it is currently operated. However, following the Offer and subject to applicable law, the Purchaser expects to work with the Company and its management to review the Company and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel to consider and determine what changes, if any, would be appropriate or desirable to implement. The Purchaser expressly reserves the right to make any changes that it deems necessary, appropriate or desirable in light of its review or in light of future developments. Such changes could include, among other things, changes in the Company's business, corporate structure, memorandum and articles of incorporation, capitalization (whether arising from refinancing or otherwise), management or dividend policy.

        If the Offer is completed but not all of the Shares are tendered in the Offer, the Purchaser and its affiliates currently intend to take steps, subject to applicable law including the Corporation Code of the Philippines (the "Philippine Corporation Code"), to acquire 100% of the Company. Subject to applicable law, including the Philippine Corporation Code, the Purchaser is considering the possibility of effecting a merger between the Philippine Purchaser and the Company, pursuant to which those stockholders who did not tender their Shares in the Offer would receive in the merger, in exchange for their Shares, cash in an amount per Share equal to the Offer Price. All mergers of Philippine corporations must be approved by the Philippine SEC. There can be no assurance that the Purchaser will be able to effect such a merger. If the Purchaser is unable to effect such a merger, the Purchaser will evaluate what other alternative actions are available to it to acquire 100% of the Company. The Purchaser reserves the right to take all actions available to it to acquire 100% of the Company, subject to applicable law. See "SPECIAL FACTORS—Section 4. Effects of the Offer."

        If the Purchaser is unable to effect a cash merger as described in the prior paragraph, subject to applicable law including the Philippine Corporation Code, the Purchaser is currently contemplating taking action to effect a merger between the Philippine Purchaser and the Company with the Company being the surviving corporation in such merger, and with any stockholders who did not tender their Shares in the Offer retaining such Shares in the surviving corporation. There can be no assurance that the Purchaser will effect such a merger. See "SPECIAL FACTORS—Section 4. Effects of the Offer."

        If any merger involving the Company is effected following the completion of the Offer, dissenting stockholders would have the right to exercise appraisal rights in accordance with the Philippine Corporation Code. See "SPECIAL FACTORS—Section 4. Effects of the Offer" and "SPECIAL FACTORS—Section 6. Dissenters' Appraisal Rights; Rule 13e-3."

        Even if the Purchaser does not acquire 100% of the Shares in connection with the Offer, following the completion of the Offer, and subject to applicable law, the Purchaser intends to take steps to (i) delist the Common Shares from the PSE and ADSs from the NASDAQ; (ii) terminate the ADS facility and deregister the ADSs (including the Common Shares underlying ADSs) from the United States Exchange Act; and (iii) cause the Company to no longer be subject to the reporting requirements under the United States federal securities laws, or the Philippine Securities Regulation Code. See "SPECIAL FACTORS—Section 4. Effects of the Offer." Under these circumstances, stockholders who do not tender their Shares will be holding stock in a corporation controlled by a single stockholder and its shares will no longer be tradeable on a securities exchange. These actions would result in less liquidity for the Shares and less publicly available information about the Company and its operations.

        In connection with, or following, the Offer, the Philippine Purchaser may obtain bank financing from an affiliate of Ayala and may also obtain bridge loans from affiliates of Providence and Ayala. The Purchaser may also keep in place or otherwise terminate the Company's existing revolving line of credit from Wells Fargo Bank, N.A. In the event that the Philippine Purchaser obtains bank financing (whether from an affiliate of Ayala or otherwise) or receives bridge loans from affiliates of Providence and Ayala, and following the Offer there is a merger of the Philippine Purchaser and the Company as described above, any bank financing or bridge loans of the Philippine Purchaser will become obligations of the surviving corporation in the merger. If, following the completion of the Offer, the Philippine Purchaser and the Company merge subject to applicable law, any cash on the books of the Company would be available for, among other things, payment of interest on any of such debt financing or bridge loans, and also to repay a portion of the bank financing or all or a portion of such bridge loan or loans outstanding to affiliates of Providence and Ayala. See "SPECIAL FACTORS—Section 4. Effects of the Offer" and "THE OFFER—Section 11. Source and Amount of Funds."

        It is currently contemplated following the Offer that certain employees of the Company will be offered an opportunity to invest a portion of the proceeds they receive in the Offer in exchange for shares in a direct or indirect holding company of the Purchaser (the "Employee Re-Investment"). The aggregate size of any Employee Re-Investment has not been determined, and there is no agreement between the Purchaser or its affiliates and any employee of the Company concerning any such Employee Re-Investment. In the event of an Employee Re-Investment, those Company employees who acquire an equity investment in a direct or indirect holding company of the Purchaser will likely become parties to a stockholders agreement with affiliates of Providence and Ayala.

        Following the Offer, it is expected that a direct or indirect holding company of the Purchaser will adopt an equity incentive plan for certain employees of the Company. Any new employee incentive plan would provide for the grant of equity incentives to employees which may vest solely based upon continued employment over a specific period of time and/or based both upon continued employment over a specific period of time and upon the achievement of predetermined performance targets over time. The aggregate size of any equity grants to be made pursuant to any such employee incentive plan has not yet been determined and no awards pursuant to any such employee incentive plan have yet been made. There is no agreement with respect to any such employee incentive plan with any of the Company's employees, which is subject to future discussion and negotiation.

3.     Position of the Purchaser Regarding Fairness of the Offer for Common Shares and ADSs

        United States federal securities laws require the Purchaser and its affiliates to express their belief as to the fairness of the Offer to the Company's stockholders (other than the Purchaser and its affiliates). The Purchaser, the Ayala Entities (as defined in "THE OFFER—Section 10. Certain Information Concerning the Purchaser") and the Providence Entities (as defined in "THE OFFER—Section 10. Certain Information Concerning the Purchaser") did not undertake a formal evaluation of the fairness of the Offer to the Company's unaffiliated stockholders and are making the statements included in this section solely for the purposes of complying with these requirements. The views of the Purchaser, the Ayala Entities and the Providence Entities as to the fairness of the Offer to the Company's unaffiliated stockholders should not be construed as a recommendation to any stockholder as to whether that stockholder should tender Shares in the Offer or take any other action in connection with the Offer.

        The Purchaser, the Ayala Entities and the Providence Entities believe that the Offer is fair to the Company's stockholders (other than the Purchaser and its affiliates). The Purchaser, the Ayala Entities and the Providence Entities base their belief on the following factors, each of which, in their respective judgment, support their view that the Offer is substantively fair:

  •
  the factors considered by, and the findings of, the Board with respect to the substantive fairness of the Offer to the unaffiliated stockholders as set forth in the Schedule 14D-9 (including Item 4. The Solicitation or Recommendation—Background and Reasons for the Recommendation, which is incorporated herein by reference), which findings, as set forth in the Schedule 14D-9, the Purchaser, the Ayala Entities and the Providence Entities expressly adopt;

  •
  the fact that the Offer Price of $9.00 per Share represents a premium of 76% over the reported closing share price of ADSs on the NASDAQ on September 18, 2008, the last full trading date prior to the initial public announcement of the Offer, and a premium of approximately 75% over the three-month volume weighted average closing share price and approximately 63% over the six-month volume weighted average closing share price of ADSs on the NASDAQ prior to September 19, 2008;

  •
  the fact that the Board received an opinion from its financial advisor, Morgan Stanley, that, as of September 18, 2008, and based upon and subject to the various considerations, assumptions, qualifications, limitations and other matters set forth in its written opinion, the consideration to be received by holders of the Shares pursuant to the Acquisition Agreement was fair, from a financial point of view, to such holders (other than the Purchaser and its affiliates, including

    NewBridge) (see Item 4. The Solicitation or Recommendation—Background and Reasons for the Recommendation—Opinion of Morgan Stanley & Co. Incorporated and Exhibit (a)(5) of the Schedule 14D-9);

  •
  the fact that the Offer Price of $9.00 per Share and the other terms and conditions of the Acquisition Agreement resulted from arm's-length negotiations between the Board (without Mr. Ayala's participation and with the assistance of the Strategic Committee of the Board comprised solely of independent directors) and its advisors and representatives on the one hand and Providence and its advisors on the other hand;

  •
  the fact that the Board conducted extensive negotiations with another interested party and the Purchaser over an extended period of time, and that based on the results of that process the Board believed that the Offer Price was the highest that was reasonably attainable;

  •
  the fact that the consideration to be paid to tendering stockholders is all cash, which provides certainty of value;

  •
  the fact that stockholders of the Company holding approximately 43.2% of the Shares outstanding, and who are unaffiliated with the Purchaser, entered into support agreements with the Purchaser agreeing to tender Shares in the Offer;

  •
  the fact that there is no financing condition to the Offer; and

  •
  the fact that the material terms of the Acquisition Agreement, taken as a whole, were as favorable as those found in comparable acquisition transactions.

        The Purchaser, the Ayala Entities and the Providence Entities also base their belief on the following factors, each of which, in their respective judgment, supports their view that the Offer is procedurally fair:

  •
  the fact that the Board (other than Mr. Alfredo I. Ayala, who as an interested director did not participate in meetings of the Board relating to the Offer) consists of directors who are not officers or employees, or otherwise affiliated with, the Purchaser or its affiliates and are independent of the Purchaser and its affiliates;

  •
  the fact that the Company formed a strategic committee of the Board, consisting of independent directors, to consider the Company's strategic alternatives, including its consideration of the Offer;

  •
  the fact that the Board conducted extensive negotiations with another interested party and the Purchaser over an extended period of time, and that based on the results of that process the Board believed that the Offer Price was the highest that was reasonably attainable;

  •
  the fact that the Board had the authority to reject the transaction proposed by the Purchaser and, as a result of the standstill provisions in the non-disclosure agreement with an affiliate of Providence, could prevent the Purchaser from making a hostile bid for the Company or otherwise attempting to circumvent the process undertaken by the Board;

  •
  the fact that the Strategic Committee, following discussion of the Offer and the other alternatives available to the Company, unanimously recommended the Offer to the Board;

  •
  the fact that the Board, with Mr. Ayala as an interested director recusing himself from the vote, unanimously approved the Offer and the other transactions contemplated by the Acquisition Agreement;

  •
  the unanimous recommendation of the Board (except for the recusal of Mr. Ayala as an interested director) that the Company's stockholders tender their shares into the Offer;

  •
  the fact that the Board received an opinion from its financial advisor, Morgan Stanley, that, as of September 18, 2008, based upon and subject to the various considerations, assumptions, qualifications, and limitations and other matters set forth in its written opinion, the consideration of $9.00 in cash per Share to be received by holders of the Shares pursuant to the Acquisition Agreement was fair, from a financial point of view, to such holders (other than the Purchaser and its affiliates, including NewBridge), as described in the written opinion of Morgan Stanley (see Item 4. The Solicitation or Recommendation—Background and Reasons for the Recommendation—Opinion of Morgan Stanley & Co. Incorporated and Exhibit (a)(5) of the Schedule 14D-9);

  •
  the fact that the Offer Price and other terms and conditions of the Offer were the result of arm's-length, good faith negotiations between the Board and representatives of Providence and their respective financial and legal advisors with Mr. Ayala not participating on behalf of the Company and with the assistance of the Strategic Committee comprised solely of independent directors;

  •
  the fact that the Offer will remain open to the Company's stockholders until December 11, 2008 at 2:00 p.m. Philippines time, 1:00 a.m. New York City time;

  •
  the fact that the Offer is subject to the Minimum Tender Condition (defined below), which cannot be waived without the consent of the Company;

  •
  the fact that each stockholder is free to decide whether to accept the Offer based on the information set out in this Offer to Purchase, the Philippine SEC Form 19-1, the Schedule 14D-9, the Philippine SEC Form 17-C and other available public information concerning the Company;

  •
  the fact that the Board, in accordance with and subject to the conditions and limitations set forth in the Acquisition Agreement, has the right to provide diligence material to, and negotiate with, third parties that express unsolicited interest in the Company prior to the time when the tendered Shares are accepted for purchase;

  •
  the fact that the Board, in accordance with and subject to the conditions and limitations set forth in the Acquisition Agreement, has the right to terminate the Acquisition Agreement if a Superior Proposal (as defined in the Acquisition Agreement) which the Board supports emerges before the tendered Shares are accepted for purchase by the Purchaser; and

  •
  the fact that the support agreements entered into by those stockholders who have agreed to tender their Shares in the Offer terminate upon termination of the Acquisition Agreement.

        The Offer is subject to the Minimum Tender Condition. The "Minimum Tender Condition" requires the Purchaser to have received prior to the expiration of the Offer, valid acceptances (which have not been withdrawn) in respect of Shares representing at least 66.67% of the Shares outstanding (on a fully diluted basis, after giving effect to the exercise, conversion or termination of all options, warrants, rights and securities exercisable or convertible into or for Shares). Stockholders owning a total of 19,204,046 Shares, representing approximately 64.8% of the Shares outstanding as of September 30, 2008, have agreed to tender their Shares under support agreements entered into with the Purchaser. These Shares include 6,392,550 Shares or approximately 21.6% of the outstanding Shares on September 30, 2008 that are beneficially owned by NewBridge, and 43.2% of the outstanding Shares which are owned by stockholders unaffiliated with the Purchaser.

        The Purchaser, the Ayala Entities and the Providence Entities did consider that the Offer Price is below prices per Share paid by NewBridge, from March 28, 2007 through November 29, 2007, which ranged from $6.75 (or $13.50 after giving effect to the Company's September 3, 2007 2-for-1 reverse stock split) to $10.31; however, the Purchaser, the Ayala Entities and the Providence Entities also considered that from November 29, 2007 through September 18, 2008, the last full trading date prior to the initial public announcement of the Offer, the closing price per ADS on the NASDAQ has fallen from $9.84 to $5.10 and that the Offer Price of $9.00 per Share represents a premium of 76% over the reported closing share price of ADSs on the NASDAQ on September 18, 2008, and a premium of approximately 75% over the three-month volume weighted average closing share price and approximately 63% over the six-month volume weighted average closing share price per ADS on the NASDAQ prior to September 19, 2008.

        Except as described in Item 4. The Solicitation or Recommendation—Background and Reasons for the Recommendation—Background of the Transaction of the Schedule 14D-9, none of the Purchaser, the Ayala Entities or the Providence Entities is aware of any firm offer made by a third party during the last two years for the Company, any substantial part of its assets or to acquire a controlling equity interest in the Company and therefore no comparison of the Offer Price was made by the Purchaser, the Ayala Entities or the Providence Entities to any such offer.

        Although the Purchaser, the Ayala Entities and the Providence Entities did not calculate a specific going concern value per Share, the Purchaser, the Ayala Entities and the Providence Entities believe that the Offer is fair in relation to the Company's going concern value per Share based on their respective knowledge of the Company's business and prospects and the factors listed above as supporting the substantive fairness of the Offer.

        The Purchaser, the Ayala Entities and the Providence Entities did not consider net book value of the Company, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs.

4.     Effects of the Offer

Ownership Upon Completion of the Offer; The Purchaser's Control over the Company

        Upon completion of the Offer, the Company will become a subsidiary of the Purchaser and the Purchaser will become the majority stockholder in the Company holding at least 66.67% of the outstanding Shares. If less than 100% of the Shares are tendered in the Offer, those stockholders who do not tender their Shares in the Offer will retain their interest in the Company and will become minority stockholders of the Company, subject to the discussion below concerning the steps that may be taken after the completion of the Offer to acquire 100% of the Shares.

        As a result of the Purchaser's ownership of at least 66.67% of the Shares outstanding following completion of the Offer, the Purchaser will have the right to designate at least a majority of the nominees for election to the Board (subject to applicable law) and, as the majority stockholder of the Company, the Purchaser will indirectly be able to influence decisions of the Board and control any vote of the stockholders.

        Holders of at least two-thirds of the outstanding shares of a Philippine corporation such as the Company have control of such corporation and are able, under Philippine law, to effect or prevent changes to the corporation's business, management or capitalization, subject to compliance with applicable law and regulation. Specifically, following completion of the Offer, the Purchaser will be able to approve certain actions without the approval of any of the stockholders who did not tender their Shares in the Offer, being actions requiring the approval of stockholders owning at least two-thirds of the outstanding shares of a Philippine corporation, including, without limitation: (i) amending the articles of incorporation; (ii) ratifying a contract entered into between the Company and one or more of its directors or officers; (iii) ratifying an act of a disloyal director who, by virtue of his office, acquires for himself a business opportunity which should belong to the corporation, thereby obtaining profits to the prejudice of the corporation; (iv) amending the length of corporate term; (v) incurring or increasing bonded indebtedness; (vi) increasing or decreasing the capital stock of the Company; (vii) denying pre-emptive right of stockholders to subscribe to all issues or dispositions of shares of any class, in proportion to their respective shareholdings; (viii) selling all or substantially all of the assets of the Company; (ix) investing Company funds in another corporation or business or for any purpose other than the Company's primary purpose; (x) declaring stock dividends; (xi) entering into a management contract with another corporation where there is certain overlapping shareholdings or directors between the two corporations; (xii) delegating to the Board the power to amend or repeal the Company's bylaws; (xiii) any merger or consolidation of the Company with another corporation or corporations; or (xiv) voluntarily dissolving the Company. A dissenting stockholder's remedy in most of the foregoing circumstances is generally limited to the exercise of the appraisal rights described below under "Possible Stock Merger."

        The concentration of control in the Purchaser may adversely affect the market value of the Shares. In addition, any stockholders who do not tender their Shares in the Offer will only be afforded the minimum stockholder rights required by applicable law.

        Subject to the discussion below concerning the steps that may be taken after the completion of the Offer to acquire 100% of the Shares, stockholders who do not tender their Shares in the Offer could face the risk of losses generated by the Company's operations or a decline in the value of the Company as they will remain a continuing stockholder of the Company. Stockholders who tender their Shares into the Offer will receive the Offer Price in cash and would not face the risk of losses generated by the Company's operations or decline in value of the Company. However, stockholders who tender their Shares would also not have the opportunity to participate in any future earnings or growth of the Company.

Intended Acquisition of 100% of Shares; Possible Cash Merger

        If the Offer is completed but not all of the Shares are tendered in the Offer, the Purchaser and its affiliates currently intend to take steps, subject to applicable law including the Philippine Corporation Code, to acquire 100% of the Company. Subject to applicable law, including the Philippine Corporation Code, the Purchaser is considering the possibility of effecting a merger between the Philippine Purchaser and the Company, pursuant to which those stockholders that did not tender their Shares in the Offer would receive in the merger, in exchange for their Shares, cash in an amount per Share equal to the Offer Price (such a merger, a "Cash Merger"). While the Philippine Corporation Code provides for mergers between Philippine corporations, the Purchaser understands that there has not previously been effected in the Philippines a merger of Philippine corporations whereby certain stockholders received only cash for their shares, as opposed to all stockholders in the absorbed corporation receiving shares in the surviving corporation or a combination of shares and cash in the merger. Any Cash Merger, like any merger of Philippine corporations, would need to be approved by the Philippine SEC.

        There can be no assurance that the Purchaser will effect a Cash Merger.

        Subject to Philippine SEC approval, as it is expected that the directors designated by the Purchaser to the Board would constitute a majority of the Board, and the Purchaser would otherwise own at least 66.67% of the outstanding Shares (being the requisite percentage of the shares of a Philippine corporation required to approve a merger under the Philippine Corporation Code), the Purchaser would be able to approve such a transaction without the consent of any of the minority stockholders. If a Cash Merger was effected, dissenting stockholders would have the right to exercise appraisal rights in accordance with the Philippine Corporation Code, as described below under "—Possible Stock Merger".

        The Purchaser is currently contemplating taking steps to effect a Cash Merger, subject to applicable law, as soon as reasonably practicable after the completion of the Offer. Subject to Philippine SEC approval, the Purchaser currently expects any such Cash Merger would be effected within approximately three to nine months of the completion of the Offer.

        If a Cash Merger is not effected, the Purchaser will evaluate what other alternative actions are available to it to acquire 100% of the Company. The Purchaser reserves the right to take all actions available to it to acquire 100% of the Company, subject to applicable law, but there is no assurance that the Purchaser will take any such actions or that it will acquire 100% of the Company.

Possible Stock Merger

        If a Cash Merger is not effected, the Purchaser is currently contemplating taking action to effect a merger between the Philippine Purchaser and the Company with the Company being the surviving corporation in such merger, and with any stockholders who did not tender their Shares in the Offer retaining such Shares in the surviving corporation (such a merger, a "Stock Merger").

        In such a merger, the direct stockholder or stockholders of the Philippine Purchaser, which will be an affiliate or affiliates of Providence and Ayala, will also become stockholders of the surviving corporation. As it is expected that the directors designated by the Purchaser to the Board would constitute a majority of the Board, and the Purchaser would otherwise own at least 66.67% of the Shares (being the requisite percentage of the shares of a Philippine corporation required to approve a merger under the Philippine Corporation Code), subject to Philippine SEC approval, the Purchaser would be able to approve such a transaction without the consent of any of the minority stockholders who do not tender their Shares in the Offer.

        Any such merger would be subject to compliance with applicable law, including the Philippine Corporation Code, and possibly compliance with the federal and state securities laws in the United States depending on the extent and nature of ownership of Shares by United States holders following the completion of the Offer.

        The timing of any such merger will depend in part on whether a Cash Merger is effected and also the terms of any bank financing obtained by the Philippine Purchaser described below—see "—Debt Obligations of the Company Following the Offer." There can be no assurance that, if a Cash Merger is not effected, the Purchaser would effect a Stock Merger.

        In the event that a Stock Merger (or a Cash Merger) were effected, dissenting stockholders would have the right to exercise appraisal rights in accordance with the Philippine Corporation Code. Under the Philippine Corporation Code, any of the Company's stockholders, including a minority stockholder, would have the right to dissent and demand payment of the fair value of their Common Shares in the event of such a merger. The fair value for the sale of a Common Share by a dissenting stockholder may be agreed upon between the Company and the relevant stockholder. If such an agreement cannot be reached, the fair value will be determined by three disinterested persons in accordance with Philippine law (one disinterested person being selected by the relevant stockholder, one disinterested person being selected by the Company and the final disinterested person being selected by the first two disinterested persons.) However, payment for the Common Shares of any dissenting stockholder may be made only if the Company has unrestricted retained earnings to purchase the Common Shares.

Effect on Trading Market for the Shares

        The purchase of Shares pursuant to the Offer will reduce the number of holders of Common Shares and ADSs and the number of Common Shares and ADSs that might otherwise trade publicly, which could adversely affect the liquidity and market value of the remaining Shares or cause them to be ineligible for trading on the PSE and NASDAQ. We cannot predict whether the reduction in the number of Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the Shares or whether such reduction would cause future market prices to be greater or less than the Offer Price. In addition, as discussed below, the Purchaser intends to take steps to delist the Common Shares from the PSE and the ADSs from the NASDAQ, and deregister the ADSs (including the Common Shares underlying the ADSs) from the United States Exchange Act.

Delisting; Public Reporting Obligation; ADS Facility

        The Common Shares are currently registered with the Philippine SEC and are listed on the PSE, under the symbol "ETEL." ADSs (including the Common Shares underlying ADSs) are currently registered under the United States Exchange Act and the ADSs are listed on the NASDAQ under the symbol "ETEL." Even if the Purchaser does not acquire 100% of the Shares in connection with the Offer, following the completion of the Offer, the Purchaser intends to take steps to (i) delist the Common Shares from the PSE and ADSs from the NASDAQ; (ii) terminate the ADS facility and deregister the ADSs (including the Common Shares underlying the ADSs) under the United States Exchange Act; and (iii) cause the Company to no longer be subject to the reporting requirements under the United States federal securities laws, or the Philippine Securities Regulation Code.

        These actions would affect the trading market for the Shares resulting in less liquidity. These actions would also result in there being less information publicly available regarding the Company and its operations.

        Under the United States Exchange Act rules, the Company may delist the ADSs from trading on the NASDAQ and deregister the ADSs (including the Common Shares) under the United States Exchange Act and terminate its United States SEC reporting obligations if either (i) the average daily trading volume ("ADTV") of the ADSs has been no greater than 5% of the ADTV of the Common Shares (including ADSs) on a worldwide basis during a recent 12-month period or (ii) there are fewer than 300 record holders of Common Shares (including ADSs) on a worldwide basis or who are United States residents. Termination of the Company's reporting obligations under the United States Exchange Act would substantially reduce the information required to be furnished by the Company to its stockholders and to the United States SEC, and the Company would no longer be subject to the provisions of the United States Exchange Act, including the Sarbanes-Oxley Act of 2002. In addition, if registration under the United States Exchange Act were terminated, the ADSs and Common Shares would no longer be eligible for continued inclusion on the Federal Reserve Board's list of "margin securities."

        Following the completion of the Offer, the Purchaser intends to take steps to terminate the ADS facility with respect to the ADSs. Any such termination would need to be completed in accordance with the terms of the Deposit Agreement between the Company, Deutsche Bank Trust Company Americas, as Depositary, and the other parties to the Deposit Agreement, and also in accordance with applicable law. It is currently expected that any such termination would take place after the ADSs are delisted from NASDAQ. If the Deposit Agreement is terminated, holders of ADSs will be entitled to receive, for a period of six months after the termination date and upon payment of certain fees and expenses by the holder, including ADS cancellation fees, one Common Share in exchange for each ADS held by such holder upon surrender by them of their ADSs, subject to the terms and conditions of the Deposit Agreement. Holders will bear all costs and expenses associated with any withdrawal of Common Shares under the Deposit Agreement. Common Shares not withdrawn by the applicable ADS holder may be sold by the Depositary after six months from the date of termination of the ADS facility.

        If the ADS facility is terminated after completion of the Offer, as described above, there may be taxes or expenses payable in connection with the withdrawal of underlying Common Shares by holders of ADSs (including if the Common Shares that are withdrawn are considered to be transferred to the holder in a manner giving rise to a taxable event under Philippine law), and any subsequent sale of such Common Shares by a holder may be subject to certain taxes under Philippine law. See "—Taxes" and "THE OFFER—Section 7. Certain Tax Consequences of the Offer—Certain Philippine Tax Consequences."

        Pursuant to the rules and regulations of the PSE, if the Purchaser and parties acting in concert with it have acquired at least 95% of the Shares outstanding following a public tender offer, the Company may petition the PSE for the voluntary delisting of the Common Shares from the PSE, subject to the fulfillment of certain conditions. Accordingly, if following the completion of the Offer, the Purchaser owns at least 95% of the Shares, the Purchaser intends to take action to cause the Company to petition the PSE for the voluntary delisting of the Common Shares from the PSE as soon as reasonably practicable after the completion of the Offer. If the Purchaser owns less than 95% of the Shares following the completion of the Offer, the Purchaser intends to take steps to acquire at least 95% of the Shares, and/or take steps to enable the Company to voluntarily delist the Common Shares from the PSE, subject to the further requirements of the PSE at such time.

        In connection with a delisting petition by a listed corporation in the Philippines, there is a requirement under the PSE rules and regulations that a tender offer to all stockholders of record be made. The PSE has confirmed that the Offer will be deemed compliant with the tender offer requirements under the PSE Rules on Voluntary Delisting and, as a result, the Purchaser is not required to launch a second tender offer for that purpose.

        Under the Philippine Securities Regulation Code and its implementing rules and regulations, a "reporting company" is subject to periodic disclosure and reporting requirements. A "reporting company" is (i) a corporation which has sold a class of securities pursuant to a registration under the Philippine Securities Regulation Code, but the reporting obligations shall be suspended for any fiscal year if the reporting company as of the first day of such fiscal year has less than 100 holders, (ii) a corporation that has a class of securities listed on the PSE or (iii) a corporation who (a) has 200 or more holders, at least 200 of which are holding at least 100 shares of a class of its equity securities and (b) has assets in excess of 50,000,000 Philippine pesos, but the reporting obligations shall be terminated 90 days after notification to the Philippine SEC that the number of its holders of at least 100 shares is reduced to less than 100. Accordingly, if the Common Shares are delisted from the PSE, and the Company no longer has 100 or more holders holding at least 100 Shares, the Company may apply for suspension of its reporting requirements under the Philippine Securities Regulation Code and its implementing rules and regulations.

Taxes

        Following the completion of the Offer, those stockholders who do not tender their Shares in the Offer but subsequently sell or transfer their Shares following delisting of the Company on the PSE may be subject to certain taxes or other payments pursuant to Philippine law which do not apply to those Shares tendered in the Offer. Under Philippine law, the rate of capital gains tax on any gain on the sale of Common Shares when Common Shares are not listed in and are not sold or transferred through the facilities of the PSE, is 5% for gain not exceeding PhP100,000 and 10% for gain in excess of that amount (subject to and without prejudice to, such tax treaty relief as may be available under any applicable income tax treaty between the Philippines and another country). A sale of Common Shares after delisting from the PSE will not be eligible for, in lieu of such capital gains tax, the stock transaction tax that is paid with respect to sales of shares listed on the PSE, which is at the rate of 0.5% of the gross selling price or gross value in money of the shares of stock sold, bartered, exchanged or otherwise disposed of (subject to an applicable treaty exemption from the said tax). See "THE OFFER—Section 7. Certain Tax Consequences of the Offer."

        In addition, documentary stamp taxes are imposed on the sale, transfer or other disposition of shares of Philippine corporations at the rate of PhP0.75 on each PhP200.00 of value, or fraction thereof, of the par value of the shares wherever such transfers or dispositions are made. Until March 19, 2009, any sale, barter or exchange of shares of stock listed and traded through the PSE is exempt from documentary stamp tax. As it is expected that the Offer will be completed prior to March 19, 2009, it is expected that no such documentary stamp tax will be payable on any sale of

Common Shares pursuant to the Offer. However, for those stockholders that do not tender their Shares in the Offer, from March 19, 2009, it is expected that any sale, barter or exchange of shares of Common Shares will be subject to such documentary stamp taxes. See "THE OFFER—Section 7. Certain Tax Consequences of the Offer."

        Following the completion of the Offer, the Purchaser intends to take steps to terminate the ADS facility with respect to the ADSs, which could have tax implications for holders of ADSs. See "—Delisting; Public Reporting Obligations; ADS Facility."

        Beneficial owners of Shares are urged to consult their own tax advisors as to the particular tax consequences applicable to them of a disposition of Shares pursuant to the Offer, including the applicability of United States federal, state or local tax laws or Philippine or non-United States or non-income tax laws, any changes in applicable tax laws, and any pending or proposed legislation or regulations.

        Beneficial owners of Shares are also urged to consult their own tax advisors as to the particular tax consequences applicable to them of a withdrawal of Commons Shares from the ADS Facility, or a disposition of Shares, following the completion of the Offer if such owner does not tender its Shares in the Offer, including the applicability of United States federal, state or local tax laws or Philippine or non-United States or non-income tax laws, any changes in applicable tax laws, and any pending or proposed legislation or regulations.

Debt Obligations of the Company following the Offer

        The Offer is not subject to any financing condition, and Providence VI and NewBridge have provided equity commitments sufficient to pay the Offer Price and all related fees and expenses of the Offer. Accordingly, in order to finance the Offer, the Purchaser does not need to raise any debt financing.

        However, the Philippine Purchaser may arrange bank financing of up to approximately $100 million in connection with the Offer. The Purchaser has no obligation to arrange any such bank financing, and there is no assurance that the Purchaser will arrange any such bank financing. If this bank financing is arranged, either at the time of the Offer or after the Offer, the borrower is likely to be the Philippine Purchaser and it is expected that the Philippine Purchaser would effect a merger with the Company. Upon any merger of the Philippine Purchaser and the Company, any debt obligations of the Philippine Purchaser would become obligations of the surviving corporation. To the extent that there are stockholders who have not tendered their Shares in the Offer, and who hold shares in the surviving corporation after any such merger, such stockholders will own shares in an entity that is subject to this bank financing. Pursuant to any such bank financing (which may be in addition to or in replace of any current debt obligations of the Company), the Company and its subsidiaries' operations may be subject to customary affirmative and negative covenants including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and consolidations, prepayments of subordinated indebtedness, liens and dividends and other distributions. See "SPECIAL FACTORS—Section 8, Related Party Transactions; Certain Transactions Between the Purchaser and its Affiliates and the Company" and "THE OFFER—Section 11. Source and Amounts of Funds."

        The Company currently has a revolving line of credit with Wells Fargo Bank, N.A. ("Wells Fargo"). The credit agreement with Wells Fargo contains certain covenants which include, among other terms and conditions, limitations on the Company's ability to merge with another entity. Accordingly, consent under this credit agreement would be required in the event that the Purchaser wished to effect a merger of the Philippine Purchaser and the Company, as described above. The Purchaser has not decided whether it will keep this credit agreement and revolving line of credit in place following completion of the Offer, and it is possible that the Purchaser will take steps to terminate this credit agreement and revolving line of credit facility.

        The Purchaser currently contemplates that a portion of the contributions made by affiliates of Providence and Ayala in connection with the Offer may be in the form of a bridge loan, and a portion may be equity. The exact amount of any bridge loan and the exact amount of any equity has not been determined, and the amount of any bridge loan may depend on the amount, if any, of any bank financing obtained in connection with the Offer. If no bank financing is obtained, the amount of any bridge loan or loans may be up to approximately $100 million, and in the event that bank financing is obtained, the amount of any bridge loan or loans is expected to be significantly less than $100 million. If the Philippine Purchaser receives funds from affiliates of Providence and Ayala in the form of a bridge loan and, as described above, the Philippine Purchaser and the Company merge after the completion of the Offer, the obligations under the bridge loan or loans, as the case may be, will become obligations of the surviving corporation. To the extent that there are stockholders who have not tendered their Shares in the Offer, and who hold shares in the surviving corporation after any such merger, such stockholders will own shares in an entity that is subject to this financing.

        The Company's Form 10-Q filed with the United States SEC for the quarterly period ended June 30, 2008 disclosed "Cash and Cash Equivalents" of approximately $34 million. If, following the completion of the Offer, the Philippine Purchaser and the Company merge, as described above, subject to applicable law and the terms of the Company's contractual obligations, any cash of the Company would be available for, among other things, payment of interest on any of the debt financings or bridge loans described in this section, and also to repay a portion of any bank financing or all or a portion of any bridge loan outstanding to affiliates of Providence and Ayala.

5.     Options Which May Be Considered if the Offer is Not Completed

        If the Offer is not completed because the Minimum Tender Condition is not satisfied or because another condition to the Offer is not satisfied or waived, it is expected that the Company's current management will continue to operate the Company's business substantially as presently operated.

        If the Offer is not completed, NewBridge has agreed to certain standstill obligations as set out in a standstill agreement, which, among other things, would preclude NewBridge and its affiliates, acting alone or in concert with others, from directly or indirectly acquiring Shares that, when added to the Shares beneficially owned by NewBridge, would exceed 32% of the Shares outstanding. See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents."

        If the Offer is not completed, the Purchaser could, subject to the Company's consent, pursue other alternatives to acquire the Company. Whether or not the Company or the Purchaser were to pursue any other alternatives, it might take considerably longer for the public stockholders of the Company to receive any consideration (if any) for their Shares (other than through sales in the open market or privately negotiated transactions) than if they had tendered their Shares in the Offer. Any such transaction could result in proceeds per Share to the public stockholders of the Company that are more or less than, or the same as, the Offer Price or could result in the trading price of Shares to increase, decrease or remain unchanged. The Purchaser has no obligation to pursue any other alternatives if the Offer is not completed, and without the Company's consent, NewBridge and its affiliates would be precluded from participating in or pursuing any other alternatives.

6.     Dissenters' Appraisal Rights; Rule 13e-3

         Dissenters' Appraisal Rights.    No appraisal rights are available in connection with the Offer. However, those stockholders who do not tender their Shares in the Offer would have the right to dissent and exercise appraisal rights in accordance with the Philippine Corporation Code in connection with a possible subsequent merger involving the Company following the completion of the Offer. Subject to applicable law, the Purchaser is currently contemplating a merger of the Philippine

Purchaser and the Company following the completion of the Offer, but there can be no assurance that such a merger will occur.

        If a merger involving the Company is effected following the completion of the Offer, under the Philippine Corporation Code, any of the Company's stockholders, including a minority stockholder, would have the right to dissent and demand payment of the fair value of their Common Shares in the event of such a merger. The fair value for the sale of a Common Share by a dissenting stockholder may be agreed upon between the Company and the relevant stockholder. If such an agreement cannot be reached, the fair value will be determined by three disinterested persons in accordance with Philippine law (one disinterested person being selected by the relevant stockholder, one disinterested person being selected by the Company and the final disinterested person being selected by the first two disinterested persons.) However, payment for the Common Shares of any dissenting stockholder may be made only if the Company has unrestricted retained earnings to purchase the Common Shares.

        See "SPECIAL FACTORS—Section 4. Effects of the Offer."

         Rule 13e-3.    The purchase of Shares by the Purchaser in connection with the Offer involves, indirectly, the purchase of equity securities by NewBridge, which is wholly-owned by LiveIt, which in turn is wholly-owned by Azalea, which is wholly-owned by Ayala. The Purchaser may be an affiliate of the Company by virtue of Ayala's ownership interest in the Purchaser and Ayala's indirect ownership of approximately 21.6% (as of September 30, 2008) of the outstanding Shares, and as a result, the transactions contemplated herein constitute a "going private" transaction pursuant to Rule 13e-3 under the United States Exchange Act. Rule 13e-3 requires, among other things, that certain financial information concerning the Company and certain information relating to the fairness of the Offer for Common Shares and ADSs and the consideration offered to stockholders be filed with the United States SEC and disclosed to stockholders. Ayala has provided such information in this Offer to Purchase and a combined Schedule 13E-3, Amendment to Schedule 13D and Tender Offer Statement on Schedule TO and the exhibits thereto filed with the United States SEC pursuant to Rules 13e-3 and 14d-3 under the United States Exchange Act. The Company is filing a separate Schedule 13E-3 with respect to the Offer and some of the information required by Schedule 13E-3 with respect to the Offer is included in the Company's Schedule 13E-3.

7.     Transactions and Arrangements Concerning Common Shares and ADSs

        Except as set forth above in "INTRODUCTION," or on Schedule B hereto, none of the Purchaser or, to the best of its knowledge, any person listed in Schedule A hereto or below, any associate or majority-owned subsidiary of any of the foregoing or any party acting or deemed to be acting in concert with the Purchaser, beneficially owns any Common Shares, ADSs, Company Stock Options or Company Restricted Stock Units.

        Other than as set forth on Schedule B hereto or as may have been issued by any pension, profit-sharing, compensation or similar plan of the Company, no transactions in Common Shares, ADSs, the Company Stock Options or Company Restricted Stock Units have been effected during the period commencing 60 days prior to September 19, 2008, the date of the announcement of the Offer, by the Purchaser or, to the best of its knowledge, any associate or majority-owned subsidiary of the Purchaser, any person listed in Schedule A hereto or any party acting or deemed to be acting in concert with the Purchaser.

        Except as set forth elsewhere in this Offer to Purchase (including "SPECIAL FACTORS—Section 1. Background," "SPECIAL FACTORS—Section 8. Related Party Transactions; Certain Transactions Between the Purchaser and Its Affiliates and the Company" and Schedule B hereto), (i) neither Purchaser nor, to the knowledge of Purchaser, any of the entities or persons listed on Schedule A hereto, has any contract, arrangement, understanding or relationship with any other person with respect to any Shares and (ii) during the two years prior to the date of this Offer to Purchase, there have been no transactions that would require reporting under the rules and regulations of the United States SEC between Purchaser or, to the knowledge of Purchaser, any of the entities or persons listed in Schedule A hereto, on the one hand, and the Company or any of its executive officers, directors and/or affiliates, on the other hand.

        Mr. Ayala, a director of the Company and a managing director of Ayala, may have interests in the Offer that are different from or in addition to the interests of the other stockholders of the Company generally. Mr. Ayala owns 428,750 Company Stock Options which he received for services provided in his capacity as chief executive officer of the Company from 2004 to 2006. Additionally, Mr. Ayala also owns 9,508 Company Restricted Stock Units which he received for services provided in his capacity as director of the Company in 2007 and 2008.

8.     Related Party Transactions; Certain Transactions Between the Purchaser and Its Affiliates and the Company

Acquisition Agreement

        On September 19, 2008, the Company and the Purchaser entered into the Acquisition Agreement. Under the terms of the Acquisition Agreement, the Purchaser agreed to commence a tender offer in the Philippines and the United States, which may be amended from time to time in accordance with the terms of the Acquisition Agreement, to purchase all of the Company's outstanding Shares, at a price per share in cash of $9.00. The Acquisition Agreement provided for the Offer to commence on or before 25 business days after the public announcement of the entry into the Acquisition Agreement (which occurred on September 19, 2008); provided, however, that the Acquisition Agreement also provided that, if on the date on which the Offer was scheduled to commence, the United States SEC or Philippine SEC had not granted written exemptive relief from compliance with, and taken a "no-action" position with respect to, the rules promulgated under the United States Exchange Act and under the Philippine Corporation Code with respect to the Offer, then the time period for commencement of the Offer automatically extended for a further five business days from the date on which the Purchaser received such no-action relief; provided further that, if on the date the Offer was scheduled to commence, the Purchaser had not yet completed preparing or finalizing the Offer to Purchase and Philippine SEC Form 19-1, having used all reasonable efforts to do so, then the time period for commencement of the Offer automatically extended for an additional ten business days.

        The Company has made various representations and warranties and agreed to specified covenants in the Acquisition Agreement, including covenants relating to the conduct of the Company's business between the date of the Acquisition Agreement and the closing of the Offer, restrictions on solicitation of proposals with respect to alternative transactions, governmental filings and approvals, public disclosures and other matters. The consummation of the Offer is subject to certain conditions, including the tender of at least 66.67% of the outstanding Shares (on a fully diluted basis, after giving effect to the exercise, conversion or termination of all options, warrants, rights, and securities exercisable or convertible into or for Shares), the expiration or termination of any waiting period (and any extension thereof) under the HSR Act or under any applicable foreign statutes or regulations, and the obtainment of all approvals applicable to the Acquisition Agreement or Offer. See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents."

Support Agreements

        Concurrent with the execution of the Acquisition Agreement, the Purchaser entered into a Support Agreement with NewBridge (the "NewBridge Support Agreement") for the benefit of the Purchaser. Pursuant to the NewBridge Support Agreement, NewBridge has agreed to tender its Shares into the Offer and not withdraw any of its Shares from the Offer. NewBridge has also agreed to vote its Shares (i) in favor of (a) any adoption of the Acquisition Agreement and approval of the transactions contemplated thereby; (b) any individuals nominated by the Purchaser to be directors of the Company;

and (c) any other matter necessary for the consummation of the transactions contemplated by the Acquisition Agreement and the Offer and (ii) against (a) any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Acquisition Agreement; (b) any extraordinary corporate transaction; (c) any agreement or other action that is intended to or could reasonably be expected to prevent, frustrate, impede, interfere with, delay, postpone or discourage the consummation of the Offer; and (d) any amendment of any of the organizational documents of the Company or change in the voting rights of any class of its capital stock, and has granted an irrevocable proxy with respect to its Shares to the Purchaser until the Acquisition Agreement is terminated in accordance with its terms or the Offer is terminated or withdrawn. The shares owned by NewBridge represent approximately 21.6% of the Shares outstanding on September 30, 2008 (on a fully diluted basis, assuming the termination of all options, warrants, rights, and securities exercisable or convertible into or for Shares).

        In addition to, and concurrent with the execution of the Acquisition Agreement and the NewBridge Support Agreement, the Purchaser entered into Support Agreements (collectively, the "Other Support Agreements" and together with the NewBridge Support Agreement, the "Support Agreements") with certain other holders of Shares ("Supporting Stockholders") for the benefit of the Purchaser. Pursuant to the Other Support Agreements, Supporting Stockholders have agreed to tender their Shares into the Offer and not withdraw any of their Shares from the Offer. The Supporting Stockholders have also agreed to vote their Shares (i) in favor of (a) any adoption of the Acquisition Agreement and approval of the transactions contemplated thereby and (b) any other matter necessary for the consummation of the transactions contemplated by the Acquisition Agreement and the Offer and (ii) against (a) any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Acquisition Agreement; (b) any extraordinary corporate transaction; and (c) any amendment of any the organizational documents of the Company or change in the voting rights of any class of its capital stock, and has granted an irrevocable proxy with respect to its Shares to the Purchaser until the Acquisition Agreement is terminated in accordance with its terms or the Offer is terminated or withdrawn. When combined with the shares owned by NewBridge, the shares held by the Supporting Stockholders represent approximately 64.8% of the Shares outstanding as of September 30, 2008. See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents."

Interim Investors Agreement

        In connection with the transactions contemplated by the Acquisition Agreement, Providence VI and NewBridge entered into an Interim Investors Agreement (the "Interim Investors Agreement"). The Interim Investors Agreement governs the management of the Purchaser until the completion of the Offer and certain other matters as between Providence VI and NewBridge. Upon the completion of the Offer, it is contemplated that NewBridge and Providence VI, or certain of their affiliates, will enter into a customary stockholders' agreement with respect to the ownership of their securities in the Company through the Purchaser (and possible other holding companies). Pursuant to the terms of the Interim Investor Agreement, the Interim Investor Agreement will also apply to the Philippine Purchaser on its formation.

Limited Guarantees

        In connection with execution of the Acquisition Agreement, each of Providence VI and NewBridge provided the Company with a limited guarantee of payment of 50% of the termination fee payable by the Purchaser, if any, and the Purchaser's obligation for breach of the Acquisition Agreement, subject to the terms and limitations thereof, up to a maximum amount for each of Providence VI and NewBridge, equal to $7.25 million. See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents."

Confidentiality Agreements

        The Company and affiliates of each of Providence and Ayala, entered into confidentiality agreements in connection with the consideration of a possible negotiated transaction involving the Company. See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents."

Standstill Agreement

        In connection with the execution of the Acquisition Agreement, and at the request of the Company, NewBridge agreed to enter into a Standstill Agreement with the Company, which would place certain restrictions on the actions of NewBridge and its affiliates in the event that the Acquisition Agreement is terminated and the Offer has not been completed. See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents."

Potential Debt Financing

        Affiliates of Providence and Ayala have provided equity commitments sufficient to pay the Offer Price and all related fees and expenses of the Offer, and the Offer is not subject to any financing condition. The Purchaser nevertheless may arrange bank financing of up to approximately $100 million in connection with the Offer from a yet-to-be-determined syndicate of financial institutions which may be led by BPI Capital Corporation, an affiliate of Ayala. If this bank financing is arranged, the borrower is likely to be the Philippine Purchaser and, if the Philippine Purchaser effects a merger with the Company, this bank financing will become an obligation of the Company by operation of law. See "THE OFFER—Section 11. Source and Amount of Funds" and "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Agreements," for additional information about this possible bank financing.

        The Purchaser currently contemplates that a portion of the contributions made by affiliates of Providence and Ayala in connection with the Offer may be in the form of a bridge loan, and a portion may be equity. The exact amount of any bridge loan and the exact amount of any equity has not been agreed upon, and the amount of any bridge loan may depend on the amount, if any, of any bank financing obtained in connection with the Offer. If no bank financing is obtained, the amount of any bridge loan may be up to approximately $100 million, and in the event that bank financing is obtained, the amount of any bridge loan is expected to be significantly less than $100 million. If the Philippine Purchaser receives funds from affiliates of Providence and Ayala in the form of a bridge loan and, as described above, the Philippine Purchaser and the Company merge after the completion of the Offer, the obligations under the bridge loan or loans, as the case may be, will become obligations of the surviving corporation.

        If, following the completion of the Offer, the Philippine Purchaser and the Company merge, as described above, subject to applicable law and the terms of the Company's contractual obligations, any cash of the Company would be available for, among other things, payment of interest on any bank financing or bridge loan described in this section, and also to repay a portion of the bank financing or all or a portion of any bridge loan outstanding to affiliates of Providence and Ayala.

Ordinary Course of Business Contracts

        Two affiliates of Ayala, Globe Telecom Inc. and the Bank of the Philippine Islands, have contracts with the Company that have been entered into in the ordinary course of business on arm's length terms. None of such contracts, individually or in the aggregate, are material to the Company, Globe Telecom Inc. or the Bank of the Philippine Islands.

Security Ownership of Certain Beneficial Owners

        Schedule B sets forth information as of September 30, 2008 about the number of Shares, Company Stock Options and Company Restricted Stock Units beneficially owned by Ayala and Alfredo I. Ayala.

9.     Rulings and Relief Granted by the Philippine SEC and the United States SEC

        In order for the Offer to proceed concurrently under Philippine law and United States law in accordance with the procedures described in this Offer to Purchase, the Purchaser has asked the Philippine SEC and the United States SEC to grant certain rulings and relief from or in respect of otherwise applicable rules.

        The Purchaser obtained the following exemptions from the Philippine SEC on October 13, 2008:

  •
  that the Purchaser may proceed to make the Offer through this Offer to Purchase and the Purchaser may be allowed to comply with the requirements under the Philippine SRC Rule 19 by filing the Philippine SEC Form 19-1 with cross-references to the relevant provisions of this Offer to Purchase in response to the items required under Philippine SEC Form 19-1, with the Offer to Purchase being attached as exhibit to the Philippine SEC Form 19-1, without the necessity of a separate Philippine offer document; and

  •
  that the Purchaser may commence the Offer in the Philippines on the date such Philippine SEC Form 19-1 is filed with the Philippine SEC.

        The Purchaser obtained the following relief from the United States SEC on November 5, 2008:

  •
  that the United States SEC will not recommend enforcement action under Rule 14e-1(c) under the United States Exchange Act if the Purchaser pays for, or returns, the securities tendered in accordance with Philippine law and practice within ten business days after expiration of the Offer; and

  •
  that the United States SEC will not recommend enforcement action under Rule 14e-1(d) under the United States Exchange Act if the Purchaser extends the Offer and provides in the public announcement of any such extension disclosure of an estimated number of Shares deposited to date rather than a more accurate number in accordance with Philippine law and practice.

 THE OFFER

1.     Terms of the Offer

        The Purchaser is offering to purchase all outstanding Common Shares and ADSs of the Company. As of September 30, 2008, the Company had (i) 29,646,239 Common Shares outstanding (which includes 10,557,821 Common Shares underlying the ADSs); (ii) 10,557,821 ADSs outstanding; (iii) 3,814,232 Common Shares issuable upon the exercise of outstanding Company Restricted Stock Units and Company Stock Options; and (iv) 1,370,080 ADSs issuable upon the settlement or exercise, as applicable, of outstanding Company Restricted Stock Units and Company Stock Options, resulting in a maximum potential share capital of 34,830,551 Common Shares if the Company Stock Options and Company Restricted Stock Units were exercised or settled, as applicable, prior to the consummation of the Offer. However, under the Acquisition Agreement, all outstanding Company Stock Options and Company Restricted Stock Units will, in connection with the consummation of the Offer, be terminated in exchange for certain cash payments. Accordingly, it is expected that at the Expiration Date, there will be 29,646,239 outstanding Shares (including those Common Share underlying outstanding ADSs) on a fully diluted basis. The Offer is being made pursuant to the terms of the Acquisition Agreement.

        Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment) and the Acquisition Agreement, the Purchaser will accept for payment and pay for all Common Shares and ADSs validly tendered prior to the Expiration Date (as defined below) and not validly withdrawn prior to the Expiration Date. See "THE OFFER—Section 6. Withdrawal Rights."

        The Offer will expire at 2:00 p.m. Philippines time, 1:00 a.m. New York City time, on December 11, 2008, unless, subject to the terms of the Acquisition Agreement and Philippine SEC approval, the Purchaser extends the period during which the Offer is open, in which event the term "Expiration Date" means the latest time and date at which the Offer, as so extended, expires.

        The Offer is conditioned upon the satisfaction on or prior to the expiration of the Offer of the Minimum Tender Condition and the other conditions discussed in "THE OFFER—Section 14. Conditions to the Offer." The Purchaser may waive any and all such conditions, except the Minimum Tender Condition (and conditions not waivable under applicable law), in accordance with the terms of the Acquisition Agreement. If these conditions are not satisfied or waived (if waivable) prior to the Expiration Date, the Purchaser expressly reserves the right (but will not be obligated), in its sole discretion, subject to complying with applicable law and the rules, regulations and approval, as applicable, of the United States SEC and Philippine SEC and the terms of the Acquisition Agreement, to (i) decline to accept for payment any Shares tendered in the Offer, terminate the Offer and return all tendered Shares to the tendering holders; (ii) waive (to the extent waivable) any or all conditions to the Offer and, subject to any required extension and to the extent permitted by applicable law, purchase all Shares validly tendered (and not withdrawn); (iii) extend the period during which the Offer is open for any reason by making a public announcement of the extension in the manner described below and, subject to the right of tendering holders to withdraw Shares until the new Expiration Date, retain all Shares which have been tendered during the period or periods for which the Offer is extended pursuant to the terms of the Acquisition Agreement; or (iv) make any other changes to the terms of the Offer.

        The period for acceptances and withdrawals is the period from the date of this Offer to Purchase until 2:00 p.m. Philippines time, 1:00 a.m. New York City time, on December 11, 2008.

        The Purchaser may extend the Expiration Date for acceptances, and, if it does so, you will be able to continue to tender your Shares, and to withdraw your tendered Shares during such extension. However, under Rule 19 of the implementing rules of the Philippine Securities Regulation Code (the "Philippine SRC Rule 19") the Offer should generally be completed not later than the 60th calendar day following the date the formal intention to acquire the Shares is publicly announced in the Philippines, and all conditions must be satisfied or waived or the Offer must lapse on that date, provided that the Purchaser may extend the offer period beyond such date with the permission of the Philippine SEC. The Purchaser publicly announced its intention to acquire the Shares under Philippine SRC Rule 19 on November 7, 2008, and so the 60 calendar day period referred to in the prior sentence ends on January 6, 2009.

        Under no circumstances will interest be paid on the Offer Price, regardless of any extension of the Offer or any delay in making payment for the Shares.

        Any such extension, delay, termination, waiver or amendment will be followed as promptly as practicable by a public announcement thereof, which, in the case of an extension, will be made prior to the previously scheduled expiration of the Offer. The announcement of the extension will state the next Expiration Date. Subject to applicable law (including Rules 14d-4(d)(1), 14d-6(c) and 14e-1 under the United States Securities Exchange Act of 1934 (the "United States Exchange Act"), which require that material changes be promptly disseminated to stockholders in a manner reasonably designed to inform them of such changes), and without limiting the manner in which the Purchaser may choose to make any public announcement, the Purchaser will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release or other announcement and amending the Schedule TO and Philippine SEC Form 19-1.

        If the Purchaser makes a material change in the terms of the Offer or the information concerning the Offer or if it waives a material condition of the Offer, the Purchaser will extend the Offer subject to and to the extent required by Philippine law and regulation and Rules 14d-4(d)(1), 14d-6(c) and 14e-1 under the United States Exchange Act. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or information concerning the Offer, other than a change in price or change in percentage of securities sought, will depend upon the relevant facts and circumstances then existing, including the relative materiality of the changed terms or information. In a public release, the United States SEC has stated its view that an offer must remain open for a minimum period of time following a material change in the terms of that offer and that waiver of a material condition is a material change in the terms of that offer. The release states that an offer should remain open for a minimum of five business days from the date a material change is first published or sent or given to stockholders and that, if material changes are made with respect to information that approaches the significance of price and percentage of shares sought, a minimum of ten business days may be required to allow for adequate dissemination to stockholders and investor response. Under Philippine SRC Rule 19.9.A.ii, an offer is required to remain open for a period of at least ten business days from the date the notice of a change in price or in the percentage of shares sought is first published, sent or given to stockholders.

        The Purchaser reserves the right, from time to time, and subject to certain conditions and the terms of the Acquisition Agreement, to increase the Offer Price. If we decide, in our sole discretion, to increase the Offer Price and if, at the time that notice of the increase is first published, sent or given to holders of Shares, the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that such notice is first so published, sent or given, then we will extend the Offer until at least the expiration of ten business days from the date the notice of the increase is first published, sent or given to holders of Shares.

        If the Purchaser increases the Offer Price for Shares accepted for payment in the Offer, such increased consideration will be paid to all stockholders whose Shares are purchased in the Offer, whether or not such Shares were tendered before the announcement of the increase in the Offer Price.

        The Purchaser expressly reserves the right, in its sole discretion, subject to the terms and conditions of the Acquisition Agreement and the applicable rules and regulations of the United States SEC and Philippine SEC, to not accept for payment any Shares if, at the expiration of the Offer, any of the conditions of the Offer have not been satisfied. Under certain circumstances, the Purchaser may terminate the Acquisition Agreement and the Offer. See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents."

        If the conditions to the Offer have not been satisfied in all respects (including the Minimum Tender Condition) by (and including) the Expiration Date, the Purchaser has no obligation to extend the Offer.

        The Company has provided the Purchaser with stockholder lists for the purpose of disseminating the Offer to stockholders of the Company. This Offer to Purchase, the related Acceptance Forms and other relevant materials will be mailed to record holders of Common Shares and ADSs whose names appear on the Company's stockholder lists and will be furnished, for subsequent transmittal to beneficial owners of Common Shares and ADSs, to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the stockholder lists or, if applicable, who are listed as participants in a clearing agency's security position listing.

        The Offer is made, on the same terms and conditions, including the same Offer Price, to holders of all new Common Shares and ADSs unconditionally issued or to be issued pursuant to the valid exercise or settlement, as applicable, prior to the final Expiration Date of the Offer, of any Company Stock Options or Company Restricted Stock Units. Based on information provided by the Company, as of September 30, 2008, there were 3,814,232 Common Shares issuable pursuant to Company Stock Options or Company Restricted Stock Units and 1,370,080 ADSs issuable upon the exercise or settlement, as applicable, of Company Stock Options and Company Restricted Stock Units. The Purchaser is not offering to acquire Company Stock Options or Company Restricted Stock Units themselves pursuant to the Offer.

        Immediately prior and subject to the time the Purchaser accepts for payment all Shares validly tendered (and not withdrawn) (i) all outstanding Company Stock Options, whether vested or unvested, will be cancelled in exchange for a cash payment, for each Share subject to each such Company Stock Option, equal to the excess amount, if any, of the Offer Price less the per Share exercise price without interest thereon and less any required withholding taxes, and (ii) all Company Restricted Stock Units, whether vested or unvested, will be cancelled in exchange for a cash payment with respect to each Share subject to each such Company Restricted Stock Unit equal to the Offer Price without interest thereon and less any required withholding taxes.

        The Purchaser does not currently intend to provide a subsequent offering period (within the meaning of Rule 14d-11 under the United States Exchange Act) following the Offer. In a subsequent offering period, no withdrawal rights are available to securities tendered during such subsequent offering period or to securities tendered in the offer and accepted for payment. A subsequent offering period is different from an extension of the offer that may occur and is described above.

2.     Acceptance for Payment and Payment for Tendered Shares by the Purchaser

        Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), and the satisfaction or waiver (if waivable) of all the conditions to the Offer discussed in "THE OFFER—Section 14. Conditions to the Offer," the Purchaser will accept for payment all Shares validly tendered (and not withdrawn) prior to the Expiration Date and will distribute payment for such Shares within ten business days of the Expiration Date or otherwise in accordance with applicable law.

        Payment for the Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price, with respect to Common Shares, with the Common Share Information and Depositary Agent or, with respect to ADSs, the ADS Depositary Agent from the Purchaser and making available or transmitting, as set out in the applicable Acceptance Form, such payments to tendering holders of Common Shares and holders of ADSs, as the case may be. Such payments will be made in accordance with applicable law and the procedures of the relevant Acceptance Form. Please refer to the relevant Acceptance Form with respect to the procedures applicable to tendering Common Shares and ADSs, as the specific procedures applicable to holders tendering Common Shares and ADSs differ.

        The Purchaser also expressly reserves the right, in its sole discretion, subject to the terms and conditions of the Acquisition Agreement, the Offer and the applicable rules and regulations of the United States SEC and Philippine SEC, to not accept for payment any Shares if, at the expiration of the Offer, any of the conditions of the Offer have not been satisfied. Under certain circumstances, the Purchaser or the Company may terminate the Acquisition Agreement and the Offer. For further details as to when the Company or the Purchaser may terminate the Acquisition Agreement, see "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents."

  Common Shares

        The Offer Price for Common Shares tendered in acceptance of the Offer will be paid in U.S. dollars unless the tendering holder has validly elected in the Application to Sell Common Shares to receive such consideration in Philippine pesos. For the tendering holders who have elected to receive the Offer Price in Philippine pesos (i) the Offer Price will be exchanged into Philippine pesos based on the morning weighted average exchange rate for the U.S. dollar/Philippine peso announced as AM WT AVE on the Reuters Page under PDSPESO at the close of business on the business day before the intended "crossing" of the accepted Common Shares on the PSE, which the Purchaser expects to be three business days after the Expiration Date, subject to the approval by the PSE and (ii) such tendering holders will receive the Offer Price in Philippine pesos based on such exchange rate, minus a fee with respect to the conversion of U.S. dollars to Philippine pesos of PhP0.05 for every $1.00. The Purchaser encourages you to speak to your advisors as to whether you should select payment in U.S. dollars or Philippine pesos.

        The Common Share Information and Depositary Agent will pay the Offer Price to holders of Common Shares who tendered in the Offer as indicated in "THE OFFER—Section 3. Procedure for Accepting the Offer and Tendering Common Shares," and as further indicated on such holder's Application to Sell Common Shares.

        For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, subject to the intended crossing on the PSE, the Common Shares validly tendered (and not withdrawn) prior to the Expiration Date, if and when the Purchaser gives written notice to the Common Share Information and Depositary Agent of the Purchaser's acceptance for payment of such Common Shares pursuant to the Offer on the Acceptance Date. Upon the terms and subject to the conditions of the Offer, payment for Common Shares accepted for payment pursuant to the Offer will be made by deposit of the Offer Price with the Common Share Information and Depositary Agent, who will transmit such payments to tendering holders whose Common Shares have been accepted for payment. Such payments will be made in accordance with applicable law and the procedures described in the Application to Sell Common Shares.

        Under no circumstances will interest on the Offer Price be paid, regardless of any extension of the Offer or any delay in making payment.

        If any tendered Common Shares are not accepted for payment for any reason pursuant to the terms and conditions of the Offer, or if certificates are submitted evidencing more Common Shares than are tendered, such certificates evidencing unpurchased Common Shares will be returned without expense to the tendering stockholders, as promptly as practicable following the closing or termination of the Offer.

  ADSs

        The Offer Price for ADSs tendered in the acceptance of the Offer will be paid in U.S. dollars and will be delivered by the Purchaser to Mellon Investor Services LLC (the "ADS Depositary Agent") in the United States. The ADS Depositary Agent will make payment of the Offer Price to holders of ADSs who tendered in the Offer by way of checks or in the case of ADSs held through DTC by means of delivery of funds to the account maintained by such holder, for the appropriate amounts. Checks will be sent by ordinary mail to the holders at their respective addresses as they appear in the respective ADS Letter of Transmittal in each case, at their own risk and as further described in the ADS Letter of Transmittal.

        For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased the ADSs validly tendered (and not withdrawn) prior to the Expiration Date, if and when the Purchaser gives written notice to the ADS Depositary Agent of the Purchaser's acceptance for payment of such ADSs pursuant to the Offer on the Acceptance Date. Upon the terms and subject to the conditions of the Offer, payment for ADSs accepted for payment pursuant to the Offer will be made by deposit of the Offer Price with the ADS Depositary Agent, which will act as agent for tendering holders for the purpose of receiving payments from the Purchaser and transmitting such payments to tendering holders whose ADSs have been accepted for payment. Such payments will be made in accordance with applicable law and the procedures of the ADS Letter of Transmittal.

        Under no circumstances will interest on the Offer Price for ADSs be paid, regardless of any extension of the Offer or any delay in making such payment.

        If any tendered ADSs are not accepted for payment for any reason pursuant to the terms and conditions of the Offer, or if American Depositary Receipts ("ADRs") are submitted evidencing more ADSs than are tendered, such certificates evidencing unpurchased ADSs will be returned (or, in the case of ADSs tendered by book-entry transfer into the ADS Depositary Agent's account at the Book-Entry Transfer Facility pursuant to the procedure discussed in "THE OFFER—Section 4. Procedure for Accepting the Offer and Tendering ADSs," such ADSs will be credited to an account maintained at the Book-Entry Transfer Facility), without expense to the tendering stockholders, as promptly as practicable following the closing or termination of the Offer.

  Transfers and Assignments

        The Purchaser reserves the right to transfer or assign, in whole or in part and from time to time, to one or more of its affiliates, the right to purchase all or any portion of the Shares tendered in the Offer. Any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer in the event of a breach by the transferee and will in no way prejudice the rights of tendering holders to receive payment for Shares validly tendered, not withdrawn and accepted for payment pursuant to the Offer. As disclosed herein, EGS intends to assign the right to purchase the Shares tendered in the Offer to the Philippine Purchaser. In the event the Purchaser does transfer or assign the right to purchase all or any portion of the Shares tendered in the Offer to one or more affiliates prior to the Expiration Date, the Purchaser will file an amended Philippine SEC Form 19-1 with Philippine SEC and amended Schedule TO with the United States SEC.

3.     Procedure for Accepting the Offer and Tendering Common Shares

        The specific procedures applicable to holders tendering Common Shares and ADSs differ, therefore you must read the instructions contained in this Offer to Purchase and the relevant Acceptance Form carefully to validly tender your Shares.

        Please contact the Common Share Information and Depositary Agent as soon as possible with any questions you may have on the procedures contained herein. Please retain a copy of your completed and executed Application to Sell Common Shares and supporting documentation for your records prior to delivering such documentation to the Common Share Information and Depositary Agent. A copy of your completed and executed Application to Sell Common Shares and supporting documentation will be required if you elect to pick up payment for your validly tendered Common Shares from the Common Share Information and Depositary Agent following the completion of the Offer or if you decide to withdraw your previously tendered Common Shares.

         Common Shares Held in Scripless Form.    If you are a stockholder that has Common Shares that are "scripless" or electronically recorded and lodged with the Philippine Depository and Trust Corporation ("PDTC") custodian directly or held through a stock brokerage account, and you wish to accept the Offer, you must instruct your broker or custodian to tender these Common Shares on your behalf. To do so, your broker or custodian must complete and sign the Application to Sell Common Shares that accompanies this Offer to Purchase in accordance with this Offer to Purchase and the terms and instructions printed on the Application to Sell Common Shares (which terms and instructions shall be deemed to form part of the terms of the Offer) and deliver the completed and signed Application to Sell Common Shares by hand to the Common Share Information and Depositary Agent or by registered mail, at your own risk, to the Common Share Information and Depositary Agent, in each case so as to arrive not later than 2:00 p.m. Philippines time, on the Expiration Date. Your broker or custodian must also instruct PDTC to electronically transfer the Common Shares that you wish to tender in the Offer to the Common Share Information and Depositary Agent as specified on the Application to Sell Common Shares. The member brokers of the PSE who hold Shares for clients' accounts, should, upon receipt of the notice of the Offer, immediately notify the relevant stockholder and deliver copies to such stockholders of this Offer to Purchase and forms that allow such stockholders to direct such broker to act as stated above, should such stockholder wish to tender their Common Shares in the Offer.

        If you have sold or transferred all your Common Shares, you need not forward this Offer to Purchase and the Application to Sell Common Shares to the alternate purchaser or transferee ("Transferee") as arrangements will be made by the Common Share Information and Depositary Agent for a separate Offer to Purchase and Application to Sell Common Shares to be provided to the Transferee. Transferees should note that the Common Share Information and Depositary Agent will, on behalf of Transferees, send copies of this Offer to Purchase and the Application to Sell Common Shares by ordinary post at the Transferees' own risk to their respective addresses as they appear in the records of the Professional Stock Transfer, Inc. ("PST").

        You must state in the Application to Sell Common Shares the number of Common Shares you wish to tender pursuant to the Offer, which should not exceed the number of Common Shares in your securities account with your broker or custodian as of the time and date of receipt by the Common Share Information and Depositary Agent of the Application to Sell Common Shares. If you do not specify such number, or you specify a number that exceeds the number of Common Shares in your securities account with such broker or custodian, as of 2:00 p.m. Philippines time on the Expiration Date, then you shall be deemed to have accepted the Offer in respect of all Common Shares in your securities account with such broker or custodian, as of 2:00 p.m. Philippines time on the Expiration Date.

        If you intend to purchase Common Shares on the PSE for the purpose of tendering, you must ensure that your transaction date for such purpose is at least four business days prior to the Expiration Date to guarantee that such Common Shares will be credited to your securities account with such broker or custodian on the settlement date or the third business day from the transaction date. In this manner, such Common Shares should be available for delivery in scripless format by your broker or custodian, to the Common Share Information and Depositary Agent no later than 12:00 noon Philippines time, on the Expiration Date.

        If you wish to be paid in Philippine pesos, you will need to fill in the appropriate box in the Application to Sell Common Shares in accordance with the instructions set out on the Application to Sell Common Shares; otherwise you will be paid in U.S. dollars. See below, "Currency of Payment of the Offer Price".

        If your Common Shares are in scripless format with your broker or custodian, your broker or custodian will electronically transfer your Common Shares, on the basis of your completed Application to Sell Common Shares, to the Common Share Information and Depositary Agent. The Common Share Information and Depositary Agent will act as a custodian for such Common Shares on behalf of the Purchaser.

        The Common Share Information and Depositary Agent will acknowledge receipt of an Application to Sell Common Shares if it is submitted by hand to the Common Share Information and Depositary Agent. Except as indicated in the Application to Sell Common Shares, no other acknowledgement will be given for an Application to Sell Common Shares received through other means.

        Upon receipt of the Application to Sell Common Shares (and the relevant original contract statement(s), if applicable), the Common Share Information and Depositary Agent will on behalf of the Purchaser transfer Common Shares in respect of which you have accepted the Offer from your securities account to an account managed by the Common Share Information and Depositary Agent, held in trust for the tendering stockholder, in the PDTC system. Such Common Shares will be held in such account until the Application to Sell Common Shares is accepted by the Purchaser and the consideration for such Common Shares has been made available to you.

        It is your responsibility to ensure that the Application to Sell Common Shares and all exhibits required in the Application to Sell Common Shares are properly completed in all respects. The Common Share Information and Depositary Agent and the Purchaser will be entitled to reject any acceptance which does not comply with the provisions and instructions contained herein and in the Application to Sell Common Shares, or which is otherwise incomplete, incorrect or invalid in any respect. Any decision to reject the Application to Sell Common Shares on the grounds that it has been incompletely, incorrectly or invalidly signed, completed or submitted will be final and binding, and neither the Common Share Information and Depositary Agent, the Financial Advisor, the Dealer Manager nor the Purchaser accepts any responsibility or liability in relation to such a decision including the consequences thereof.

        Please contact the Common Share Information and Depositary Agent as soon as possible with any questions you may have on the procedures contained herein. Please retain a copy of your completed and executed Application to Sell Common Shares and supporting documentation for your records prior to delivering such documentation to the Common Share Information and Depositary Agent. A copy of your completed and executed Application to Sell Common Shares and supporting documentation will be required if you elect to pick up payment for your validly tendered Common Shares from the Common Share Information and Depositary Agent following the completion of the Offer or if you decide to withdraw your previously tendered Common Shares.

        If your Common Shares are not accepted by the Purchaser for payment in accordance with its terms, the Common Share Information and Depositary Agent will return the Common Shares tendered by you in substantially the same form as they were received, within ten business days after the expiration of the Offer.

         Common Shares Held in Scrip Form.    If you are a registered stockholder and you hold Common Shares that are not held on your behalf by brokers under their respective PDTC accounts, but "in scrip" or certificated form, and you wish to accept the Offer, you should complete and sign the Application to Sell Common Shares in accordance with this Offer to Purchase and the terms and instructions printed on the Application to Sell Common Shares (which terms and instructions shall be deemed to form part of the terms of the Offer) and deliver: (i) the completed and signed Application to Sell Common Shares; (ii) duly endorsed share certificate(s); (iii) if you are an individual: (a) irrevocable power of attorney; (b) photocopies of 2 valid identification cards (such as drivers license, tax identification card, SSS/GSIS card or passport) showing your signature and photograph; and (c) a duly completed signature card containing a specimen of your signature; (iv) if you are a corporation: (a) a board resolution authorizing the sale of the Common Shares being tendered in the Offer; (b) a certified true copy of such entity's registration; and (c) a certified true copy of the latest Articles of Incorporation and Bylaws or other governing document; (v) if you are a partnership: (a) certified true copy of such entity's registration; (b) certified true copy of latest Articles of Partnership; and (c) a partnership resolution authorizing the sale of the Common Shares being tendered in the Offer; and (f) where such Common Shares are not registered in your name, a transfer form, duly executed by the person in whose name such share certificate(s) is/are registered and stamped, with the particulars of transferee left blank (to be completed by the Purchaser or a person authorized by it), to the Common Share Information and Depositary Agent, in each case so as to arrive not later than 2:00 p.m. Philippines time, on the Expiration Date.

        If your share certificates were lost, you should deliver to the Common Share Information and Depositary Agent (i) one original of a duly notarized affidavit of loss; (ii) a copy of such affidavit of loss as published in a newspaper of general circulation; (iii) an affidavit of publication (of such affidavit of loss); and (iv) appropriate bond in form and substance acceptable to the Purchaser and the Company. Please contact the Common Share Information and Depository Agent regarding these requirements.

        If you do not specify a number in the Application to Sell Common Shares, or specify a number which exceeds the number of Common Shares represented by the attached share certificate(s), you shall be deemed to have accepted the Offer in respect of the total number of Common Shares comprised in the share certificate(s) accompanying the Application to Sell Common Shares.

        If you wish to be paid in Philippine pesos, you will need to fill in the appropriate box in the Application to Sell Common Shares in accordance with the instructions set out on the Application to Sell Common Shares; otherwise you will be paid in U.S. dollars.

        Except as set forth in the Application to Sell Common Shares, no acknowledgement of receipt of any Application to Sell Common Shares, share certificate or any other document will be given.

        If your Common Shares are not accepted by the Purchaser for payment, the Application to Sell Common Shares, share certificate(s) and other documents will be returned to you as promptly as practicable following the closing or termination of the Offer, but in any event within ten business days of the expiration of the Offer without expense to the tendering holder.

         Currency of Payment of the Offer Price.    Holders who validly tender Common Shares will receive the Offer Price in U.S. dollars unless they have validly elected to receive the Offer Price in Philippine pesos. With respect to the tendering holders who have elected to receive the Offer Price in Philippine pesos, (i) the Offer Price will be exchanged into Philippine pesos based on the morning weighted average exchange rate for the U.S. dollar/Philippine peso announced as AM WT AVE on the Reuters Page under PDSPESO at the close of business on the business day before the "crossing" of the Common Shares on the PSE, which the Purchaser expects to be three business days after the Expiration Date, subject to the approval by the PSE and (ii) such tendering holders will receive the Offer Price in Philippine pesos based on such exchange rate, minus a fee with respect to the conversion of U.S. dollars to Philippine pesos of PhP0.05 for every $1.00. With respect to holders of Common Shares receiving the Offer Price in U.S. dollars, this exchange rate (and conversion fee) will also be applicable to that portion of the Offer Price that is required to be converted into Philippine pesos in order to pay the stock transaction tax and other customary seller's costs of a trade on the PSE. The Purchaser encourages you to speak to your advisors as to whether you should select payment for your Common Shares in U.S. dollars or Philippine pesos.

         Payment of Consideration.    Payment for Common Shares accepted for payment pursuant to the Offer will be made by deposit of the purchase price with the Common Share Information and Depositary Agent who shall hold such amounts for the purpose of receiving payments from the Purchaser and making payment of the relevant taxes and costs applicable to the transfer of Common Shares and making available or transmitting, as set out in the Application to Sell Common Shares, such payments to tendering holders of Common Shares within ten business days following the Expiration Date (the "Payment Date"). Payment for all accepted Common Shares will be issued as indicated in the Application to Sell Common Shares which the Purchaser currently expects to be within three business days from the "crossing" of the Common Shares on the PSE.

        For holders of Common Shares that have elected to receive Philippine pesos, checks will be drawn in Philippine pesos and shall be payable to the order of the tendering stockholder or such designee as indicated in the Application to Sell Common Shares. Unless otherwise indicated by the tendering stockholder on the Application to Sell Common Shares, check payments to be issued to tendering stockholders will be made available by the Common Share Information and Depositary Agent for pick-up by the tendering stockholders starting at 9 a.m. on the Payment Date at its offices located at the address as listed in the "THE OFFER—Section 17. Additional General Information." When collecting payment, the tendering stockholder will need to present a duly acknowledged stockholder's copy of the Application to Sell Common Shares as well as proper identification. In addition, duly authorized representatives will be required to present an authorization letter from the tendering stockholder. If the tendering stockholder's check is not picked up within 30 business days from the Payment Date, with respect to a tendering stockholder which did not specifically request mailing on its Application to Sell Common Shares, or the tendering stockholder has otherwise requested on its Application to Sell Common Shares that such check be mailed to it at such stockholder's address as set forth in the Application to Sell Common Shares, such check will be mailed at the tendering stockholder's own risk. Checks may be subject to the customary clearing periods.

        For holders of Common Shares who do not elect to receive Philippine pesos, such tendering stockholder will receive the Offer Price in U.S. dollars. U.S. dollar payments will be made in the form of U.S. dollar bank drafts. Unless otherwise indicated by the tendering stockholder on the Application to Sell Common Shares, bank drafts to be issued to tendering stockholders will be made available by the Common Share Information and Depositary Agent for pick-up by the tendering stockholders starting at 9 a.m. on the Payment Date at its offices located at the address as listed in the "THE OFFER—Section 17. Additional General Information." When collecting payment, the tendering stockholder will need to present a duly acknowledged stockholder's copy of the Application to Sell Common Shares as well as proper identification. In addition, duly authorized representatives will be required to present an authorization letter from the tendering stockholder. If the tendering stockholder's bank draft is not picked up within 30 business days from the Payment Date, with respect to a tendering stockholder which did not specifically request mailing on its Application to Sell Common Shares, or the tendering stockholder has otherwise requested on its Application to Sell Common Shares that such bank draft be mailed to it at such stockholder's address as set forth in the Application to Sell Common Shares, such bank draft will be mailed at the tendering stockholder's own risk. U.S. dollar bank drafts may be subject to customary clearing periods.

         Signature Guarantees for Holders of Common Shares who are located outside of the Philippines.    For holders of Common Shares located outside of the Philippines, certain supporting documentation applicable to the Application to Sell Common Shares must be consularized at a Philippine consulate if such documents are executed outside of the Philippines and prior to delivery to the Common Share Information and Tender Agent.

        The process to tender your Common Shares can be time consuming and you are advised to commence this process as early as possible if you intend to tender your Common Shares into the Offer. Please contact the Common Share Information and Depositary Agent with any questions you might have regarding this process pursuant to the contact information set forth herein.

         Communications.    All communications, notices, documents and remittances to be delivered or sent to you (or your designated agent or, in the case of joint accepting holders of Common Shares who have not designated any agent, to the one first named in the Stockholder Register of the Company) will be sent by registered mail to your respective addresses as it appears in your Application to Sell Common Shares or the Stockholder Register of the Company, as the case may be, at the risk of the person entitled thereto.

         Other Requirements.    Payment for Common Shares accepted pursuant to the Offer will in all cases be made only after timely receipt of (a) Common Shares; (b) the duly signed and completed Application to Sell Common Shares and related documentation; and (c) other documents of title or other relevant documents required by the Purchaser relating to Common Shares.

         Risk of Delivery.    The method of delivery of Common Shares, the Application to Sell Common Shares and all other required documents, is at the election and risk of the tendering holder. Delivery of the Application to Sell Common Shares and all other required documents will be deemed made only when actually received by the Common Share Information and Depositary Agent, as the case may be, on behalf of the Purchaser. If such delivery is by mail, it is recommended that all such documents be sent by properly insured registered mail or courier with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery.

         Appointment as Proxy.    By executing an Application to Sell Common Shares as set forth above, the tendering stockholder will irrevocably appoint designees of the Purchaser as such stockholder's attorneys-in-fact and proxies in the manner set forth in the Application to Sell Common Shares, each with full power of substitution, to the full extent of such stockholder's rights with respect to the Common Shares tendered by such stockholder and accepted for payment by the Purchaser and with respect to any and all other Common Shares or other securities or rights issued or issuable in respect of such Common Shares. All such powers of attorney and proxies will be considered irrevocable and coupled with an interest in the tendered Common Shares. Such appointment will be effective when, and only to the extent that, the Purchaser accepts for payment Common Shares tendered by such stockholder as provided herein. Upon such appointment, all prior powers of attorney, proxies and consents given by such stockholder with respect to such Common Shares or other securities or rights will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given by such stockholder with respect to the Common Shares tendered (and, if given, will not be deemed effective). The designees of the Purchaser will thereby be empowered to exercise all voting and other rights with respect to such Common Shares and other securities or rights, including, without limitation, in respect of any annual, special or adjourned meeting of the Company's stockholders, actions by written consent in lieu of any such meeting or otherwise, as they in their sole discretion deem proper. The Purchaser reserves the right to require that, in order for Common Shares to be deemed validly tendered, immediately upon the acceptance by the Purchaser for payment of such Common Shares, the Purchaser must be able to exercise full voting, consent and other rights with respect to such Common Shares and other related securities or rights, including voting at any meeting of stockholders.

         Taxes and costs related to the transfer of shares listed and traded on the PSE.    The Common Shares are currently listed on the PSE under the symbol "ETEL." A sale, barter, exchange or other disposition of shares of stock listed and effected through the facilities of the PSE by a resident or a non-resident holder, other than a dealer in securities, is subject to a stock transaction tax at the rate of 0.5% of the gross selling price or gross value in money of the shares of stock sold, bartered, exchanged or otherwise disposed of, unless an applicable treaty exempts such sale from the said tax. In connection with this Offer, this tax will be collected by and paid by the Common Share Information and Depositary Agent and deducted from the Offer Price. The stock transaction tax is classified as a percentage tax and is paid in lieu of a capital gains tax. In addition, other settlement costs and charges may apply to the transfer of such Shares, including brokerage commissions, plus a 12% value added tax on the amount of such commission, block sale fees, and nominal fees payable to the Philippine SEC, the Securities Investors Protection Fund and the Securities Clearing Corporation of the Philippines. See "THE OFFER—Section 7. Certain Tax Consequences of the Offer—Certain Philippine Tax Consequences."

         Binding Agreement.    The valid tender of Common Shares pursuant to one of the procedures described above will constitute the tendering holder's acceptance of the terms and conditions of the Offer. The Purchaser's acceptance for payment of Common Shares, as described above, will constitute a binding agreement between the tendering holder of Common Shares and the Purchaser upon the terms and subject to the conditions of the Offer. No binding agreement with respect to the purchase of Common Shares will exist until such time as the Purchaser has accepted for payment the tendered Common Shares. Under no circumstances will interest be paid on the Offer Price of Common Shares, regardless of any extension of the Offer or any delay in making such payment.

         Determination of Validity.    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of Common Shares will be determined by the Purchaser, through the Common Share Information and Depositary Agent, in its sole discretion, which determination will be final and binding. The Purchaser reserves the absolute right to reject any and all tenders determined by it to be incomplete, unverified or otherwise not in proper form or the acceptance for payment of or payment for which may, in the Purchaser's opinion, be unlawful. The Purchaser also reserves the absolute right to waive any defect or irregularity in the tender of any Common Shares of any particular holder whether or not similar defects or irregularities are waived in the case of any other holder. No tender of Common Shares will be deemed to have been validly made until all defects and irregularities relating thereto have been cured or waived. None of the Purchaser, the Financial Advisor, the Common Share Information and Depositary Agent, the ADS Depositary Agent, the ADS Information Agent, the Dealer Manager or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The Purchaser's interpretation of the terms and conditions of the Offer (including the Application to Sell Common Shares and the instructions thereto) will be final and binding.

        Please contact the Common Share Information and Depository Agent as soon as possible with any questions you may have on the procedures contained herein. Please retain a copy of your completed and executed Application to Sell Common Shares and supporting documentation for your records prior to delivering such documentation to the Common Share Information and Depository Agent. A copy of your completed and executed Application to Sell Common Shares and supporting documentation will be required if you elect to pick up payment for your validly tendered Common Shares from the Common Share Information and Depositary Agent following the completion of the Offer or if you decide to withdraw your previously tendered Common Shares.

4.     Procedure for Accepting the Offer and Tendering ADSs

        The specific procedures applicable to holders tendering Common Shares and ADSs differ, therefore you must read the instructions contained in this Offer to Purchase and the relevant Acceptance Form carefully to validly tender your Shares.

        Please contact the ADS Depositary Agent as soon as possible with any questions you may have on the procedures contained herein. Please retain a copy of your completed and executed ADS Letter of Transmittal and supporting documentation for your records prior to delivering such documentation to the ADS Depositary Agent.

         Valid Tenders.    To validly tender ADSs pursuant to the Offer, (i) a properly completed and duly executed ADS Letter of Transmittal in accordance with the instructions of the ADS Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined below), and any other documents required by the ADS Letter of Transmittal must be received by the ADS Depositary Agent at the applicable address set forth on the back cover of this Offer to Purchase prior to 1:00 am, New York City time, on the Expiration Date and (ii) American Depositary Receipts, sometimes referred to as "ADRs," evidencing ADSs to be tendered must be received by the ADS Depositary Agent or such ADSs must be properly delivered pursuant to the procedures for book-entry transfer described below and confirmation of such delivery received by the ADS Depositary Agent prior to the Expiration Date. No guaranteed delivery procedures will be available in the Offer.

        The term "Agent's Message" means a message, transmitted by the Depository Trust Company ("DTC") to, and received by, the ADS Depositary Agent and forming a part of a Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the participant in DTC tendering ADSs that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the ADS Letter of Transmittal and that the Purchaser may enforce such agreement against the participant.

         Book-Entry Transfer for ADSs Held Through a Bank, Broker or Other Nominee.    Holders of ADSs that hold ADSs through a bank, broker or other nominee in "street name," must contact such entity to arrange for their direct participant in DTC to submit instructions in accordance with the requirements of DTC. Holders of ADSs that are held in street name should contact such entity sufficiently in advance of the Expiration Date if they wish to tender their ADSs.

         Book-Entry Transfer.    The ADS Depositary Agent will establish one or more accounts with respect to ADSs at DTC for purposes of the Offer within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in DTC's systems may make a book-entry transfer of ADSs by causing DTC to transfer such ADSs into the applicable ADS Depositary Agent's account in accordance with DTC's procedures for such transfer. However, although delivery of ADSs may be effected through book-entry transfer, either the ADS Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or an Agent's Message in lieu of the ADS Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by the ADS Depositary Agent at the applicable address set forth on the back cover of this Offer to Purchase by the Expiration Date. The confirmation of a book-entry transfer of ADSs into the ADS Depositary Agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation." The ADS Letter of Transmittal, and any other documents required therein, must be transmitted to and received by the ADS Depositary Agent at the applicable address set forth on the back cover of this Offer to Purchase. If you hold ADSs in book-entry form other than through a United States broker or other DTC participant, you must first have your ADSs transferred to an account at DTC, after which you may tender your ADSs pursuant to book-entry transfer, as described above.

         Signature Guarantees and Stock Powers.    Except as otherwise provided below, all signatures on an ADS Letter of Transmittal must be guaranteed by a financial institution (including most United States commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the United States Securities Transfer Association, Inc. or by any other "eligible guarantor institution" as defined under Rule 17Ad-15 under the United States Exchange Act (each, an "Eligible Institution"). Signatures on an ADS Letter of Transmittal need not be guaranteed (i) if the ADS Letter of Transmittal is signed by the registered owner(s) (which term, for purposes of this section, includes any participant in any of DTC's systems whose name appears on a security position listing as the owner of ADSs) of ADSs tendered therewith and such registered owner has not completed the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" on the ADS Letter of Transmittal or (ii) if such ADSs are tendered for the account of an Eligible Institution. If ADSs are registered in the name of a person other than the signer of the ADS Letter of Transmittal, or if payment is to be made or ADRs for

ADSs not tendered or not accepted for payment are to be returned to a person other than the registered owner of ADSs, then the ADRs for the tendered ADSs must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name or names of the registered owner(s) or holder(s) appear on the ADRs, with the signatures on the ADRs or stock powers guaranteed as described above.

        For holders who tender ADSs following the procedures for book-entry transfer of ADSs, the broker, dealer, commercial bank, trust company or other nominee that effects the transaction will be required to deliver the requisite ADSs into the applicable account set up for such purpose by the ADS Depositary Agent in DTC.

         Currency of Payment of the Offer Price.    Holders who validly tender ADSs will receive the Offer Price in U.S. dollars.

         Payment of Consideration.    Payment for ADS accepted for payment pursuant to the Offer will be made by deposit of the purchase price with the ADS Depositary Agent's account who will make available or transmit such payments to tendering holders of ADSs as set out forth in the ADS Letter of Transmittal.

         Communications.    All communications, notices, documents and remittances to be delivered or sent to you (or your designated agent) will be sent to your address as it appears in your ADS Letter of Transmittal or DTC, as the case may be, at the risk of the person entitled thereto.

         Other Requirements.    Payment for ADSs accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the ADS Depositary Agent of (i) ADRs evidencing (or a Book-Entry Confirmation with respect to) such ADSs; (ii) an ADS Letter of Transmittal (or a manually executed copy thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message in lieu of the ADS Letter of Transmittal); and (iii) any other documents required by the ADS Letter of Transmittal.

         Risk of Delivery.    The method of delivery of ADSs, the ADS Letter of Transmittal and all other required documents, including delivery through DTC, is at the election and risk of the tendering holder. Delivery of all such documents will be deemed made only when actually received by the ADS Depositary Agent. If such delivery is by mail, it is recommended that all such documents be sent by properly insured registered mail with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery.

         Appointment as Proxy.    By executing an ADS Letter of Transmittal as set forth above, the tendering stockholder will irrevocably appoint designees of the Purchaser as such stockholder's attorneys-in-fact and proxies in the manner set forth in the ADS Letter of Transmittal, each with full power of substitution, to the full extent of such stockholder's rights with respect to the ADSs tendered by such stockholder and accepted for payment by the Purchaser and with respect to any and all other ADSs or other securities or rights issued or issuable in respect of such ADSs. All such powers of attorney and proxies will be considered irrevocable and coupled with an interest in the tendered ADSs. Such appointment will be effective when, and only to the extent that, the Purchaser accepts for payment ADSs tendered by such stockholder as provided herein. Upon such appointment, all prior powers of attorney, proxies and consents given by such stockholder with respect to such ADSs or other securities or rights will, without further action, be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given by such stockholder (and, if given, will not be deemed effective). The designees of the Purchaser will thereby be empowered to exercise all voting and other rights with respect to such ADSs and other securities or rights, including, without limitation, in respect of any annual, special or adjourned meeting of the Company's stockholders, actions by written consent in lieu of any such meeting or otherwise, as they in their sole discretion deem proper. The Purchaser reserves the right to require that, in order for ADSs to be deemed validly tendered, immediately upon the acceptance by the Purchaser for payment of such ADSs, the Purchaser must be able to exercise full voting, consent and other rights with respect to such ADSs and other related securities or rights, including voting at any meeting of stockholders.

         Backup Withholding.    Under the "backup withholding" provisions of United States federal income tax law, the ADS Depositary Agent may be required to withhold 28% of the amount of payments pursuant to the Offer. In order to prevent backup withholding with respect to such payments, United States Holders (as defined in "THE OFFER—Section 7. Certain Tax Consequences of the Offer") should provide the ADS Depositary Agent with their correct taxpayer identification number ("TIN") and certify that they are not subject to backup withholding by completing the Substitute Form W-9 (a copy of which is part of the ADS Letter of Transmittal) or otherwise establish an exemption. Certain holders (including, among others, corporations) are not subject to backup withholding. Non-United States Holders (as defined in "THE OFFER—Section 7. Certain Tax Consequences of the Offer"), similarly, should provide a certification of their status as non-United States persons for United States tax purposes on United States Internal Revenue Service Form W-8BEN (or other applicable form, all of which are available from the United States Internal Revenue Service at www.irs.gov) in order to prevent backup withholding from applying to such payments. If a holder does not provide its correct TIN or fails to provide the certifications described above, payment of cash to the holder pursuant to the Offer may be subject to backup withholding. See "THE OFFER—Section 7. Certain Tax Consequences of the Offer" and the Instructions of the ADS Letter of Transmittal.

         Binding Agreement.    The valid tender of ADSs pursuant to one of the procedures described above will constitute the tendering holder's acceptance of the terms and conditions of the Offer. The Purchaser's acceptance for payment of ADSs, as described above, will constitute a binding agreement between the tendering holder of ADSs and the Purchaser upon the terms and subject to the conditions of the Offer. No binding agreement with respect to the purchase of ADSs will exist until such time as the Purchaser has accepted for payment the tendered ADSs. Under no circumstances will interest be paid on the Offer Price of ADSs, regardless of any extension of the Offer or any delay in making such payment.

         Determination of Validity.    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tender of ADSs will be determined by the Purchaser, through the ADS Depositary Agent, in its sole discretion, which determination will be final and binding. The Purchaser reserves the absolute right to reject any and all tenders determined by it to be incomplete, unverified or otherwise not in proper form or the acceptance for payment of or payment for which may, in the Purchaser's opinion, be unlawful. The Purchaser also reserves the absolute right to waive any defect or irregularity in the tender of any ADSs of any particular ADS holder whether or not similar defects or irregularities are waived in the case of any other ADS holder. No tender of ADSs will be deemed to have been validly made until all defects and irregularities relating thereto have been cured or waived. None of the Purchaser, the Financial Advisor, the Common Share Information and Depository Agent, the ADS Depositary Agent, the ADS Information Agent, the Dealer Manager or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The Purchaser's interpretation of the terms and conditions of the Offer (including the ADS Letter of Transmittal and the instructions thereto) will be final and binding.

        Please contact the ADS Depositary Agent as soon as possible with any questions you may have on the procedures contained herein. Please retain a copy of your completed and executed ADS Letter of Transmittal and supporting documentation for your records prior to delivering such documentation to the ADS Depositary Agent.

5.     Announcements

        Except as set forth above, and subject to the applicable rules and regulations of the United States SEC and Philippine SEC, the Purchaser expressly reserves the right to waive any condition to the Offer (other than the Minimum Tender Condition, which may not be waived without the Company's prior consent), increase the Offer Price and/or modify the other terms of the Offer. Any extension, delay, termination, waiver or amendment of the Offer will be followed as promptly as practicable by public announcement thereof, and such announcement in the case of an extension will be made no later than the previously scheduled Expiration Date. Without limiting the manner in which the Purchaser may choose to make any public announcement, the Purchaser currently intends to make announcements regarding the Offer by issuing a press release and making any appropriate filings with the United States SEC, the Philippine SEC and the PSE, as applicable.

        See "SPECIAL FACTORS—Section 9. Rulings and Relief Granted by the Philippine SEC and the United States SEC" for information regarding announcements to be made in connection with the Offer.

6.     Withdrawal Rights

        Except as otherwise provided in this Section 6, tenders of Shares pursuant to the Offer are irrevocable.

        The specific procedures applicable to the withdrawal of previously tendered Common Shares and ADSs differ, therefore you must read the instructions contained in this Offer to Purchase and the relevant Acceptance Form carefully to validly withdraw your Shares.

        Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and unless they are accepted for payment by the Purchaser pursuant to the Offer, may be withdrawn at any time after January 8, 2009.

        For a withdrawal of Common Shares to be effective, a written or facsimile transmission of a notice of withdrawal (provided such facsimile transmission is followed by the original written notice which must be received prior to the Expiration Date) and a copy of the "Applicant's Copy" of the Application to Sell Common Shares must be timely received by the Common Share Information and Depositary Agent (in respect of all Common Shares whether held in "scripless" form or "in scrip" form) at its address set forth at the back cover page of this Offer to Purchase prior to the Expiration Date. Any such notice of withdrawal must specify the name, address and personal identification card or passport number or other necessary information (as applicable) of the person who tendered Common Shares to be withdrawn and the number of Common Shares to be withdrawn. If certificates evidencing Common Shares to be withdrawn have been delivered or otherwise identified to the Common Share Information and Depositary Agent, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the Common Share Information and Depositary Agent and the signature(s) on the notice of withdrawal must be certified. If Common Shares have been tendered pursuant to the procedure for book-entry transfer in PDTC in "THE OFFER—Section 3. Procedure for Accepting the Offer and Tendering Common Shares" any withdrawal must be made in accordance with the withdrawal procedure and deadlines of the applicable book-entry transfer system. Any such notice of withdrawal must be signed and executed in the same manner and by the same party or parties, as the case may be, in which the Application to Sell Common Shares in respect of which Common Shares are sought to be withdrawn was executed. Any submission of a notice of withdrawal as described above shall be conclusive evidence in favor of the Purchaser, the Common Share Information and Depositary Agent, and PST of the right of such person(s) to withdraw the said Common Shares previously tendered in acceptance and of the title of such person(s) to such Common Shares.

        For a withdrawal of ADSs to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the ADS Depositary Agent at the applicable address set forth on the back cover page of this Offer to Purchase prior to the Expiration Date. Any such notice of withdrawal must specify the name, address and United States taxpayer identification number of the person who tendered ADSs to be withdrawn, the number of ADSs to be withdrawn and the name of the registered holder of such ADSs (if different from that of the person who tendered such ADSs). If certificates evidencing ADSs to be withdrawn have been delivered or otherwise identified to the ADS Depositary Agent, then, prior to the physical release of such certificates, the serial numbers shown on such certificates must be submitted to the ADS Depositary Agent and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution, unless such ADSs have been tendered for the account of an Eligible Institution. If ADSs have been tendered pursuant to the procedure for book-entry transfer in DTC in "THE OFFER—Section 4. Procedure for Accepting the Offer and Tendering ADSs," any withdrawal must be made in accordance with the withdrawal procedure and deadlines of the applicable book-entry transfer system.

        All questions as to the form and validity (including time of receipt) of any notice of withdrawal regarding Common Shares or ADSs will be determined by the Purchaser, through the Common Share Information and Depositary Agent or ADS Depositary Agent, as applicable, in its sole discretion, whose determination will be final and binding. None of the Purchaser, the Common Share Information and Depositary Agent, the ADS Depositary Agent, the Dealer Manager or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal nor incur any liability for failure to give any such notification.

        Withdrawals of Shares may not be rescinded. Any Shares properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered at any time prior to the Expiration Date by following one of the procedures described in "THE OFFER—Section 3. Procedure for Accepting the Offer and Tendering Common Shares," or "THE OFFER—Section 4. Procedure for Accepting the Offer and Tendering ADSs."

        If the Purchaser is delayed in its payment for the Shares or is unable to pay for Shares pursuant to the Offer for any reason, then, without prejudice to the Purchaser's rights under the Offer, the Common Share Information and Depositary Agent and ADS Depositary Agent, as the case may be, may retain tendered Common Shares or ADSs, as the case may be, on behalf of the Purchaser, and such Shares may not be withdrawn except to the extent tendering stockholders are entitled to withdrawal rights as described hererin. However, the ability of the Purchaser to delay the payment for the Shares which the Purchaser has accepted for payment is limited by Rule 14e-1 promulgated under the United States Exchange Act, which requires that a bidder pay the consideration offered or return the securities deposited by, or on behalf of, holders of securities promptly after the termination or withdrawal of the Offer.

        See "SPECIAL FACTORS—Section 9. Rulings and Relief Granted by the Philippine SEC and the United States SEC."

7.     Certain Tax Consequences of the Offer

        Beneficial owners of the Shares are urged to consult their own tax advisors as to the particular tax consequences applicable to them in relation to a disposition of the Shares pursuant to the Offer, including the applicability of United States federal, state or local tax laws or Philippine or other non-United States tax laws, any changes in applicable tax laws, and any pending or proposed legislation or regulations.

(a)   Certain Philippine Tax Consequences

        The following is a summary of the material Philippine tax consequences resulting from the disposition of Common Shares or ADSs pursuant to the Offer. The summary is based upon existing circumstances, the Philippine National Internal Revenue Code, as amended ("Philippine Tax Code") as well as existing regulations, revenue memorandum circulars and revenue audit memorandum orders and published rulings issued by the Philippine Bureau of Internal Revenue ("BIR") all in effect as of the date of the Offer but all of which are subject to change or differing interpretations that could be made to apply retroactively. This summary, however, does not consider all possible Philippine tax consequences of the disposition of Common Shares or ADSs and is not intended to reflect the individual tax position of any beneficial owner. This discussion assumes that Common Shares and ADSs are held as capital assets for tax purposes. You should consult your own tax advisors concerning the application of taxes and any tax consequences on the disposition of the Shares arising under the laws of any other taxing jurisdictions.

Disposition of Common Shares

        Taxes on transfer of shares listed and traded on the PSE (stock transaction tax).    The Common Shares are currently listed on the PSE under the symbol "ETEL." A sale, barter, exchange or other disposition of shares of stock listed and effected through the facilities of (i.e., "crossed" over) the PSE by a resident or a non-resident holder, other than a dealer in securities, is subject to a stock transaction tax at the rate of 0.5% of the gross selling price or gross value in money of the shares of stock sold, bartered, exchanged or otherwise disposed of, unless an applicable treaty exempts such sale from the said tax. This tax is usually required to be collected by and paid by the selling stockbroker on behalf of his client, but in connection with the Offer, the tax will be collected by and paid by the Common Share Information and Depository Agent. The stock transaction tax is classified as a percentage tax and is paid in lieu of the capital gains tax as described below.

         Documentary Stamp Taxes.    Documentary stamp taxes are imposed on the sale, transfer or other disposition of shares of Philippine corporations at the rate of PhP0.75 on each PhP200.00, or fraction thereof, of the par value of the shares wherever such transfers or dispositions are made. However, until March 19, 2009, any sale, barter or exchange of shares of stock listed and traded through the PSE is exempt from documentary stamp tax. As it is expected that the Offer will be completed prior to March 19, 2009, no such documentary stamp tax is expected to be payable on any sale of Common Shares pursuant to the Offer.

         Taxation of Capital Gains.    The Philippine Tax Code provides that net capital gains from the sale or other disposition of shares in a Philippine corporation will be treated as derived entirely from sources within the Philippines, regardless of where the shares are sold. The rate of tax on such gain, when the shares are not listed in and are not sold or transferred through the facilities of (i.e., not "crossed" over) the PSE, is 5% for gain not exceeding PhP100,000 and 10% for gain in excess of that amount. The rate of tax is the same for both individuals and corporations regardless of nationality and domicile. The Philippine Tax Code also allows a taxpayer to net the capital gains and losses during a taxable year in determining the total capital gains tax due on said transactions.

        Gains from the sale or other disposition of shares in a Philippine corporation may be exempt from capital gains tax or subject to a preferential tax rate, under an income tax treaty that the Philippines may have with the country of residence of the seller of the shares. For example, residents for taxation purposes of the United States, Canada, the United Kingdom and France may not be subject to Philippine capital gains tax pursuant to the income tax treaties that the Philippines has entered into with those countries. The BIR has prescribed certain procedures for availment of tax treaty relief. An application for tax treaty relief must be filed with (and approved by) the BIR in order to avail of any income tax treaty relief. The process of obtaining BIR confirmation of tax treaty relief is lengthy and can take over six months to complete. Thus, availability of such tax treaty relief from the relevant taxes in connection with the Offer may not be practicable. The transfer of shares shall not be recorded in the books of the corporation unless the BIR certifies that the capital gains and documentary stamp taxes relating to the transfer have been paid or other conditions have been met.

        It is intended that the Common Shares tendered in the Offer will be sold and transferred through the facilities of (i.e., "crossed" over) the PSE, and therefore, if you tender your Common Shares in the Offer this capital gains tax under the Philippine Tax Code should not apply to you. However, if you do not tender your Common Shares in the Offer, and the Common Shares are subsequently delisted from the PSE, any subsequent sale of your Common Shares may be subject to this tax.

Disposition of ADSs

        The BIR may take the position that ADSs are taxed in the Philippines in the same manner as Common Shares because the Philippine Tax Code defines shares of stock to include warrants and/or options to purchase shares of stock. Since the underlying shares of ADSs are shares in a Philippine corporation, ADSs may be taxed like shares in a Philippine corporation. The rules relating to the taxability of transfers of ADSs by non-resident alien individuals and non-resident foreign corporations and the extra-territorial applicability of Philippine tax laws are complex. Prospective sellers should consult their own tax advisor to determine whether and to what extent they will be required to pay Philippine tax on the sale of their ADSs or would be entitled to tax treaty benefits, if any. An application for tax treaty relief must be filed with (and approved) by the BIR in order to avail of any income tax treaty relief. The process of obtaining BIR confirmation of tax treaty relief is lengthy and can take over six months to complete. Thus, availability of such tax treaty relief from the relevant taxes in connection with the Offer may not be practicable.

Tax Consequences of Not Tendering Common Shares

        Subject to applicable law, if the Offer is completed, the Purchaser currently intends to de-list the Common Shares from the PSE. Any gain on the sale of Common Shares after delisting will be subject to capital gains tax (subject and without prejudice to tax treaty relief as may be available under any applicable income tax treaty). In addition, after delisting any sale of Common Shares will be subject to the documentary stamp tax described above.

        You should consult your own tax advisors concerning the application of Philippine tax and other tax consequences to your particular situation as well as any consequences of the disposition of the Shares arising under the laws of any other taxing jurisdictions.

(b)   Certain United States Federal Tax Consequences

        The following is a summary of certain United States federal income tax consequences of the Offer relevant to a beneficial owner of Shares whose Shares are tendered and accepted for payment pursuant to the Offer. This discussion is based on current provisions of the United States Internal Revenue Code of 1986, as amended, United States Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion may not address all of the tax consequences that may be relevant to specific beneficial owners of the Shares in light of their particular circumstances or to beneficial owners of Shares subject to special treatment under United States federal income tax laws (such as banks, financial institutions, insurance companies, tax-exempt entities, regulated investment companies, real estate investment trusts, retirement plans, dealers in securities or currencies, brokers, traders that apply a mark-to-market method of accounting to their securities, expatriates and former long-term residents of the United States, persons that at any time have held, directly, indirectly or by attribution, 10% or more (by vote) of the equity of the

Company, persons who hold their Shares as part of a straddle, hedge, conversion transaction or other integrated investment, United States Holders, as defined below, whose functional currency is not the U.S. dollar or persons subject to the alternative minimum tax). This discussion also does not address any state or local or non-United States tax consequences or non-income tax consequences (such as estate or gift tax consequences). This discussion also assumes that the Shares are held as capital assets for tax purposes.

        As used in this discussion, the term "United States Holder" means a beneficial owner of Shares that is:

          (i)    an individual who is a citizen or resident of the United States;

          (ii)   a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state or political subdivision thereof or therein, including the District of Columbia;

          (iii)  an estate the income of which is subject to United States federal income taxation regardless of its source; or

          (iv)  a trust subject to the control of a United States person and the primary supervision of a United States court or that has made a valid election to be treated as a United States person.

        If a partnership or other entity taxed as a partnership holds the Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors about the tax consequences of the Offer to them.

        The term "Non-United States Holder" means a beneficial owner of Shares that is neither a United States Holder nor a partnership or entity classified as a partnership for United States federal income tax purposes.

        Beneficial owners of the Shares are urged to consult their own tax advisors as to the particular tax consequences applicable to them of a disposition of the Shares pursuant to the Offer, including the applicability of United States federal, state or local tax laws or Philippine or other non-United States tax laws, any changes in applicable tax laws, and any pending or proposed legislation or regulations.

United States Holders

        This discussion assumes that the Company is not, and never has been, a passive foreign investment company ("PFIC") for United States federal income tax purposes. If it were determined that the Company is or has been a PFIC, the United States federal income tax consequences of acceptance of the Offer would differ from those described below, and may be materially less favorable to United States Holders.

         Disposition of Shares Pursuant to the Offer.    In general, a United States Holder who receives cash in exchange for Shares pursuant to the Offer will recognize gain or loss for United States federal income tax purposes equal to the difference between (i) the U.S. dollar amount of cash received in exchange for such Shares and (ii) such United States Holder's adjusted tax basis in such Shares at the time of the disposition.

        A United States Holder's tax basis in its Shares will generally equal the cost of such Shares. If a United States Holder uses foreign currency to purchase its Shares, the cost of the Shares will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. However, if the Shares are treated as traded on an established securities market and a United States Holder is either a cash basis taxpayer or an accrual basis taxpayer who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the United States

Internal Revenue Service), such United States Holder will determine the U.S. dollar value of the cost of such Shares by translating the amount paid at the spot rate of exchange on the settlement date of the purchase.

        Gain or loss recognized by a United States Holder generally will be capital gain or loss and will be long-term capital gain or loss if the United States Holder has held the Shares for more than one year at the time of disposition. For each block of the Shares separately acquired, gain or loss and holding period must be determined separately, and the resulting gain or loss may only be used to offset other gains and losses on other blocks of the Shares in accordance with the general rules for determining overall gains and losses. A reduced tax rate on long-term capital gain may apply to individual and other non-corporate United States Holders. The deductibility of capital losses is subject to limitations. Treatment of such gain as United States source gain may result in United States Holders receiving little or no United States foreign tax credit benefit from any Philippine taxes paid, if any, with respect to such gain.

        If the consideration a United States Holder receives for its Common Shares is paid in Philippine pesos, the amount realized by such United States Holder will be the U.S. dollar value of the Philippine pesos received. The U.S. dollar value of such a payment will be determined on the date of receipt of payment if such United States Holder is a cash basis taxpayer and on the date of disposition if such United States Holder is an accrual basis taxpayer. However, if Common Shares exchanged pursuant to the Offer are treated as traded on an established securities market and a United States Holder is either a cash basis taxpayer or an accrual basis taxpayer who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the United States Internal Revenue Service), such United States Holder will determine the U.S. dollar value of the amount realized in Philippine pesos by translating the Philippine pesos received at the spot rate of exchange on the settlement date of the Offer. A United States Holder will have a tax basis for the Philippine pesos received equal to the U.S. dollar amount realized, and any gain or loss realized on a subsequent conversion or other disposition of the Philippine pesos will generally be treated as ordinary income or loss.

         Backup Withholding and Information Reporting.    In general, backup withholding and information reporting may apply to payments made pursuant to the Offer that are made through certain United States and United States-related financial intermediaries, including the ADS Depositary Agent, unless, in the case of a United States Holder, such United States Holder provides a certification on Substitute Form W-9 (or other applicable form) containing such United States Holder's correct taxpayer identification number ("TIN") (which, in the case of a United States Holder who is an individual, is generally his or her social security number) and certain other information and certifications, or otherwise establishes a basis for exemption from backup withholding. Exempt United States Holders (including, among others, corporations) are not subject to these backup withholding and information reporting requirements. If the applicable withholding agent is not provided with the required certification or another adequate basis for exemption, the United States Holder may be subject to a backup withholding tax imposed on payments made in connection with the Offer at a current rate of 28%. Backup withholding is not an additional tax. If backup withholding results in an overpayment of taxes, the United States Holder generally may obtain a refund or credit from the United States Internal Revenue Service, provided that the required information is timely provided to the United States Internal Revenue Service.

Non-United States Holders

        A Non-United States Holder generally will not be subject to United States federal income tax upon the disposition of the Shares pursuant to the Offer unless (i) the Non-United States Holder recognizes gain thereon that is effectively connected with its conduct of a trade or business in the United States or (ii) the Non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

         Backup Withholding and Information Reporting.    Backup withholding tax generally will not apply to payments pursuant to the Offer effected outside the United States. Information reporting and backup withholding may apply to payments effected within the United States, and information reporting may apply to dispositions effected outside the United States if through financial intermediaries with certain connections to the United States, unless, in each case, the non-United States holder (i) is a corporation; (ii) provides a properly completed United States Internal Revenue Service Form W-8BEN (or other applicable form); or (iii) otherwise establishes a basis for exemption. Any amount withheld may be refundable by the United States Internal Revenue Service provided that the required information is timely provided to the United States Internal Revenue Service.

        YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE TAX CONSIDERATIONS OF PARTICIPATING IN THE OFFER IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION AND EFFECT OF ANY APPLICABLE GIFT, ESTATE, UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

8.     Price Range of Common Shares and ADSs

        The Common Shares are listed on the PSE under the symbol "ETEL," and ADSs, each representing one Common Share, are listed on the NASDAQ under the symbol "ETEL." The following table sets forth, for each of the fiscal quarters indicated, the high and low closing prices per Common Share on the PSE and per ADS on the NASDAQ. The Company's ADSs and Common Shares have only been trading on the NASDAQ and PSE since March 28, 2007 and November 20, 2007, respectively.

	Philippine Stock Exchange		NASDAQ
	Common Shares (PhP)		ADSs ($)
	High (Date)	Low (Date)	High (Date)	Low (Date)
Fiscal Year (ending December 31, 2008)
First Quarter	387.50 (01/03)	260.00 (03/18)	8.840 (01/03)	5.060 (03/20)
Second Quarter	310.00 (06/13)	252.50 (06/27)	7.550 (05/30)	5.220 (06/27)
Third Quarter	387.50 (09/25)	265.00 (07/15)	8.530 (09/24)	4.130 (09/09)
Fourth Quarter (through November 7, 2008)	405.00 (11/06)	360.00 (10/13)	8.220 (10/01)	6.470 (11/06)

	Common Shares (PhP)		ADSs ($)
	High (Date)	Low (Date)	High (Date)	Low (Date)
Fiscal Year (ended December 31, 2007)
First Quarter	n/a	n/a	15.330 (03/29)	14.550 (03/28)
Second Quarter	n/a	n/a	16.900 (04/04)	14.400 (06/04)
Third Quarter	n/a	n/a	17.930 (07/16)	7.530 (09/10)
Fourth Quarter	472.50 (11/26)	350.00 (12/18)	10.990 (10/01)	7.870 (12/18)

Source: Bloomberg.

        On September 18, 2008, the last full trading day prior to the public announcement of the Acquisition Agreement, the per share closing price of Common Shares on the PSE was PhP325.00 and the per ADS closing price of ADSs as reported on NASDAQ was $5.10. The Offer Price represents an approximate 76% premium over the Company's closing price of the ADSs on NASDAQ on September 18, 2008.

        On September 18, 2008, the exchange rate between the U.S. dollar and the Philippine peso was $1.00 = PhP47.252. Based on this exchange rate, the Offer Price of $9.00 per share represents an approximate 31% premium over the Company's closing price of the Common Shares on the PSE on September 18, 2008 of PhP325.00.

        On November 7, 2008, the last full trading date prior to the date of this Offer to Purchase, the per share closing price of Common Shares on the PSE was PhP395.00 and the per ADS closing price of ADSs on the NASDAQ was $7.35.

        The Company has never paid any dividends on Common Shares. The Company's net book value as of June 30, 2008 is $128,725,000. The net book value of the Company per share as of June 30, 2008, calculated by dividing stockholders' equity by the number of Shares outstanding at such date, was $4.42.

        The Purchaser encourages you to obtain a recent quotation for your Common Shares and ADSs.

9.     Certain Information Concerning the Company

        Except as specifically set forth herein, the information concerning the Company contained in this Offer to Purchase has been taken from or is based upon information furnished by the Company or its representatives or upon publicly available documents and records on file with the United States SEC, Philippine SEC, PSE and other public sources, as of the date hereof. The summary information set forth below is qualified in its entirety by reference to the Company's public filings with the United States SEC, Philippine SEC and PSE (which may be obtained and inspected as described below) and should be considered in conjunction with the more comprehensive financial and other information in such reports and other publicly available information. The Purchaser has no knowledge that would indicate that any statements contained herein based on such documents and records are untrue. However, none of the Purchaser, the Ayala Entities, the Providence Entities, the Financial Advisor, the Common Share Information and Depositary Agent, the ADS Information Agent and the ADS Depositary Agent assume any responsibility for the accuracy or completeness of the information concerning the Company, whether furnished by the Company or contained in such documents and records, or for any failure by the Company to disclose events which may have occurred or which may affect the significance or accuracy of any such information but which are unknown to us.

         General.    The Company is a provider of business process outsourcing services, focusing on the complex, voice and non-voice based segment of customer care services. The Company provides a range of services including technical support, financial advisory services, warranty support, customer service, sales and customer retention. The Company's registered office is located at 31st Floor CyberOne Building, Eastwood City, Cyberpark, Libis, Quezon City 1110, Republic of the Philippines, and its telephone number at such address is +63 (2) 916-5670.

         Summary Financial Information.    The following table sets forth certain financial information of the Company and its subsidiaries excerpted from the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2008 and the Company's Annual Report on Form 10-K for the year ended December 31, 2007. More comprehensive financial information is included in such reports and documents filed by the Company with the United States SEC, Philippine SEC and PSE, copies of which are available from the United States SEC, Philippine SEC, and PSE as set forth below and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein.

 eTelecare Global Solutions, Inc. and Subsidiaries
Selected Financial Data
(In thousands, except share and per share data)

	6 months ended June 30,	Fiscal Year ended December 31,
	2008	2007	2006
Consolidated Statements of Operations Data:
Service revenue	$148,639	$259,942	$195,118
Income from operations	$2,901	$22,616	$19,220
Net income	$2,516	$23,056	$12,245
Basic net income per share	$0.09	$0.85	$0.56
Diluted net income per share	$0.08	$0.79	$0.50
Consolidated Balance Sheet Data:
Cash and cash equivalent	$34,273	$35,129	$690
Working capital (deficit)	$55,222	$62,065	$4,123
Total assets	$173,779	$166,559	$89,450
Total stockholders' equity	$128,725	$133,039	$28,214

        For additional information regarding the Company's financial condition, see the Company's Form 10-Q and press release announcing its 2008 second quarter earnings call and financial results for the period, each filed with the United States SEC on August 13, 2008.

         Material Changes in Financial Position.    Except for information regarding the Company which is publicly available and the information set forth herein, the Purchaser is not aware of any material change in the financial position or prospects of the Company since June 30, 2008. In July 2008, the Purchaser was informed by the Company that the Company had revised its full year forecast for fiscal year 2008. The Company informed the Purchaser that revenues would decrease by approximately $15 million and EBITDA would decrease by approximately $6 million in comparison with the Company's forecast that had previously been provided to the Purchaser (the "Revised Forecast"). See "SPECIAL FACTORS—Section 1. Background" and "Item 4. Background and Reasons for the Recommendation of the Company's Schedule 14D-9."

         Financial Projections.    The Company does not, as a matter of course, publicly disclose projections as to its future financial performance. During conversations and meetings among representatives of the Company, Providence and Ayala to discuss a potential transaction and in connection with the due diligence review by Providence and Ayala, the Company made available financial projections with respect to revenue and EBITDA, as defined below, for the years 2008-2012, prepared by the Company's management.

        The Company has advised the Purchaser that its financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events as well as matters specific to the Company's business, all of which are difficult to predict and many of which are beyond the Company's control. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on the actual environment and business conditions. As such, these financial projections constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such projections, including the various risks set forth in the Company's periodic reports. There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The financial projections cover multiple years and such information by its nature becomes less reliable with each successive year.

        The Company has advised the Purchaser that the financial projections were prepared solely for internal use and not with a view toward public disclosure or toward complying with generally accepted accounting principles, the published guidelines of the United States SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The financial projections included below were prepared by, and are the responsibility of, the Company's management. The Company has advised the Purchaser that neither its independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial projections.

        The inclusion of the financial projections herein will not be deemed an admission or representation by the Company or the Purchaser that they are viewed by the Company or the Purchaser as material information of the Company.

        The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the acquisition of the Company by the Purchaser pursuant to the Offer and the Acquisition Agreement. Further, the financial projections do not take into account the effect of any failure to occur of the Offer and should not be viewed as accurate or continuing in that context. The Company has neither updated or revised nor intends to update or otherwise revise the financial projections to reflect circumstances existing since their preparation or to reflect the occurrence of unspecified events even in the event that any or all of the underlying assumptions are shown to be in error.

The Company's Projected Financial Information

	Fiscal year ending December 31,
	2008E	2009E	2010E	2011E	2012E
	(U.S. dollars in thousands)
Revenue	$311.2	$389.7	$448.2	$515.4	$592.7
Net Income (Loss)	$10.4	$19.0	$24.5	$31.0	$38.6
EBITDA	$34.3	$50.0	$59.1	$71.8	$86.4

        EBITDA, as defined by the Company, is net income before interest, other income (expense), taxes, depreciation and amortization.

EBITDA Reconciliation

	Fiscal year ending December 31,
	2008E	2009E	2010E	2011E	2012E
	(U.S. dollars in thousands)
Income from Operations	$11.3	$21.2	$26.1	$34.1	$43.4
Depreciation and Amortization	$23.0	$28.8	$33.0	$37.7	$43.0
EBITDA	$34.3	$50.0	$59.1	$71.8	$86.4

         Share Ownership of Directors and Officers.    To the knowledge of the Purchaser after reasonable inquiry, all of the Company's directors and named executive officers who own outstanding Shares intend to tender their Shares into the Offer. Messrs. Dodson, Fernandes, Harris, and Reyes each own outstanding Shares of the Company and each have entered into support agreements with the Purchaser and agreed to tender all of their outstanding Shares (and any other Shares acquired prior to the commencement of the Offer) into the Offer. See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents—Support Agreements." NewBridge, a wholly-owned subsidiary of Ayala and a holder of 6,392,550 Shares, has entered into a support agreement with the Purchaser and agreed to tender its Shares into the Offer. Each of Crimson Asia Capital, L.P., Crimson Velocity Fund and Crimson Investments Ltd., entities that are affiliated with Mr. John Paul Ho, a director of the Company, and who are holders of 5,609,646 Shares in aggregate, have entered into support agreements with the Purchaser and agreed to tender their Shares into the Offer. Each of AIG Asian Opportunity Fund, LP and Philippine American Life and General Insurance Company, entities that are affiliated with Rafael LL. Reyes, a director of the Company, and who are holders of 2,457,832 Shares in the aggregate, have entered into support agreements with the Purchaser and agreed to tender their Shares into the Offer. See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents—Support Agreements." Except as stated in the preceding sentences, as of the date hereof, the Purchaser does not know whether or not any other director, executive officer or affiliate of the Company intends to tender their Shares into the Offer.

         Available Information.    Common Shares are listed on the PSE, and ADSs are listed on the NASDAQ. The ADSs (and the Common Shares underlying the ADSs) are registered under the United States Exchange Act. Accordingly, the Company is subject to the informational reporting requirements of the United States Exchange Act and Philippine securities laws, and, in accordance therewith, is required to file periodic reports and other information with the United States SEC, Philippine SEC and PSE relating to its business, financial condition and other matters. The reports and other information maintained by the United States SEC can be inspected and copied at the public reference facilities maintained by the United States SEC at 100 F Street, NE, Washington, DC 20549 or by telephoning 1-800-SEC-0330. The United States SEC reports are also available to the public on the United States SEC's website (http://www.sec.gov). The reports and other information maintained by the Philippine SEC and PSE can be inspected and copied at the public reference facilities maintained by the Philippine SEC at the SEC Building, EDSA, Greenhills, Mandaluyong City, Philippines. The PSE reports are available on the PSE website (http://www.pse.org.ph).

10.   Certain Information Concerning the Purchaser

         The Purchaser.    EGS was formed for the purpose of entering into the Acquisition Agreement and making the Offer. EGS is jointly owned by affiliates of Ayala and Providence. As disclosed herein, EGS intends to assign the right to purchase the Shares tendered in the Offer to the Philippine Purchaser. Any assignment by EGS of its rights and obligations to the Philippine Purchaser to purchase Shares under the Offer will not relieve EGS of any of its obligations to the holders of Common Shares and ADSs who have tendered their Shares in the Offer. The formation of Philippine Purchaser, which will not affect tendering stockholders in the Offer, is being undertaken by affiliates of Ayala and Providence as part of the overall structure for the transaction and for corporate law and tax reasons, including to facilitate the possible mergers described in this Offer to Purchase.

        EGS was formed on September 15, 2008 under the laws of the State of Delaware. EGS has two members: (1) NewBridge and (2) Providence VI. The principal office of EGS is 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903; (401) 751-0536. Following the formation of the Purchaser, Providence VI and NewBridge executed that certain limited liability company agreement of the Purchaser dated as of September 19, 2008 whereby the parties, as the two members of the Purchaser, agreed to appoint Ms. Richardson of Providence and Mr. Ayala of Ayala to serve as managers of the board of managers of the Purchaser. The principal office of the Philippine Purchaser is expected to be 33rd Floor Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226; +63 (2) 916-5670.

        NewBridge is wholly owned by LiveIt Investments Limited, a British Virgin Islands company ("LiveIt"), which is in turn wholly owned by Azalea International Venture Partners Limited, a British Virgin Islands company ("Azalea"), which is in turn wholly owned by Ayala (NewBridge, LiveIt, Azalea and Ayala are collectively, the "Ayala Entities"). The principal office of the Ayala Entities is 34th Floor Tower One Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226; 63 (2) 916 5670.

        Ayala was founded in 1834 and is the holding company of one of the largest and most diversified business groups in the Philippines, with interests that include real estate, financial services, telecommunications, electronics, and information technology. LiveIt Investments Limited is its holding company in the business process outsourcing sector, with significant holdings in the Company, Integreon and Affinity Express. Additional information is available at www.ayala.com.ph.

        Providence VI is an exempted limited partnership registered in the Cayman Islands with limited liability, whose sole general partner is Providence Equity GP VI International L.P., an exempted limited partnership registered in the Cayman Islands ("Providence GP"), whose sole general partner is PEP VI International Ltd., an exempted company incorporated in the Cayman Islands ("PEP VI", collectively with Providence GP and Providence VI, the "Providence Entities"). The principal office of the Providence Entities is 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903; (401) 751-0536.

        Providence is the leading global private equity firm specializing in equity investments in media, entertainment, communications and information companies around the world. The principals of Providence manage funds with approximately $22 billion in equity commitments and have invested in more than 100 companies operating in over 20 countries since the firm's inception in 1989. Significant investments include Aditya Birla Telecom, Bell Canada, Bresnan Broadband Holdings, Casema, Com Hem, Digiturk, Education Management Corporation, eircom, Freedom Communications, Hulu, Idea Cellular, Kabel Deutschland, Metro-Goldwyn-Mayer, NexTag, Ono, Open Solutions, PanAmSat, ProSiebenSat.1, Recoletos, TDC, Univision, VoiceStream Wireless, Warner Music Group, Western Wireless and Yankees Entertainment and Sports Network. Providence is headquartered in Providence, RI (USA) and has offices in New York, Los Angeles, London, Hong Kong and New Delhi. Additional information is available at www.provequity.com.

        The name, citizenship, business address, current principal occupation (including the name and business and address of the organization in which such occupation is conducted) and material positions held during the past five years of each of the managers, directors and executive officers of the Purchaser, Ayala Entities and the Providence Entities are set forth in Schedule A to this Offer to Purchase.

        Except as set forth in Schedule A of this Offer to Purchase, none of the listed persons on Schedule A to this Offer to Purchase, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. Except as set forth in Schedule A of this Offer to Purchase, none of the listed persons on Schedule A to this Offer to Purchase, was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        Except as set forth elsewhere in this Offer to Purchase or the Acquisition Agreement or Schedule B to this Offer to Purchase, (i) none of the Purchaser or, to the knowledge of the Purchaser, any of the persons or entities listed in Schedule A hereto, beneficially owns or has a right to acquire any Shares or any other equity securities of the Company and (ii) none of the Purchaser or, to the knowledge of the Purchaser, any of the persons or entities referred to in clause (i) above or any of their executive officers, directors or subsidiaries, has effected any transaction in the Shares or any other equity securities of the Company during the past 60 days.

        Except as set forth elsewhere in this Offer to Purchase or the Acquisition Agreement or Schedule B to this Offer to Purchase, (i) neither the Purchaser nor, to the knowledge of the Purchaser, any of the persons listed on Schedule A hereto, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company and (ii) during the two years prior to the date of this Offer to Purchase, there have been no transactions that would require reporting under the rules and regulations of the United States SEC between the Purchaser or, to the knowledge of the Purchaser, any of the persons listed in Schedule A hereto, on the one hand, and the Company or any of its executive officers, directors and/or affiliates, on the other hand.

        Except as set forth elsewhere in this Offer to Purchase, during the two years prior to the date of this Offer to Purchase, there have been no contracts, negotiations or transactions between the Purchaser or, to the knowledge of the Purchaser, any of the persons or entities listed in Schedule A hereto, on the one hand, and the Company or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.

        Concurrent with the execution of the Acquisition Agreement, the Purchaser entered into a support agreement with NewBridge (the "NewBridge Support Agreement") for the benefit of the Purchaser. Pursuant to the NewBridge Support Agreement, NewBridge has agreed to support the Offer and to tender its Shares into the Offer and not withdraw any of its Shares from the Offer. NewBridge has also agreed to vote its Shares in favor of any adoption of the Acquisition Agreement and approval of the transactions contemplated thereby, any individuals nominated by the Purchaser to be directors of the Company, and any other matter necessary for the consummation of the transactions contemplated by the Acquisition Agreement and has granted an irrevocable proxy with respect to its Shares to the Purchaser until the Acquisition Agreement is terminated in accordance with its terms or the Offer is terminated or withdrawn.

        In addition to, and concurrent with, the execution of the Acquisition Agreement and the NewBridge Support Agreement, the Purchaser entered into other support agreements with certain stockholders of the Company for the benefit of the Purchaser. On a fully diluted basis (after assuming the termination of all options, warrants, rights, and securities exercisable or convertible into or for Shares, including those Shares owned by NewBridge, the Shares covered by support agreements represents approximately 64.8% of the outstanding Shares as of September 30, 2008. For further information about the support agreements entered into in connection with the Offer and a list of those stockholders who have entered into such support agreements see "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents."

        To the knowledge of the Purchaser after reasonable inquiry all of the Company's directors and named executive officers who own outstanding Shares intend to tender their Shares into the Offer. Messrs. Dodson, Fernandes, Harris and Reyes each own outstanding Shares of the Company and each have entered into support agreements with the Purchaser and agreed to tender all of their outstanding Shares (and any other Shares acquired prior to the commencement of the Offer) into the Offer. See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents—Support Agreements." NewBridge, a wholly-owned subsidiary of Ayala and a holder of 6,392,550 Shares, has entered into a support agreement with the Purchaser and agreed to tender its Shares into the Offer. Each of Crimson Asia Capital, L.P., Crimson Velocity Fund and Crimson Investments Ltd., entities that are affiliated with Mr. John Paul Ho a director of the Company and who in are holders of 5,609,646 Shares in aggregate, have also entered into support agreements with the Purchaser and agreed to tender their Shares into the Offer. See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents—Support Agreements." Except as stated in the preceding sentences, as of the date hereof, the Purchaser does not know whether or not any other director, executive officer or affiliate of the Company intends to tender their Shares into the Offer.

        In addition to, and concurrent with the execution of the Acquisition Agreement, the Purchaser also entered into Equity Commitment Letters as more fully described in "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents." Affiliates of Providence and Ayala have provided equity commitments sufficient to pay the Offer Price and all related fees and expenses of the Offer, and the Offer is not subject to any financing condition. The Purchaser nevertheless may arrange bank financing of up to approximately $100 million in connection with the Offer. If the bank financing is arranged, the borrower is likely to be the Philippine Purchaser and if the Philippine Purchaser effects a merger with the Company, this bank financing will become an obligation of the Company by operation of law. See "SPECIAL FACTORS—Section 4. Effects of the Offer," "THE OFFER—Section 11. Source and Amount of Funds" and "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Agreements."

11.   Source and Amount of Funds

        The Purchaser and its affiliates estimate that they will need approximately $266 million to purchase Shares tendered in the Offer. As described below, the Purchaser has received equity commitments from its affiliates in respect of funds sufficient to purchase all Shares tendered in the Offer.

         Equity Commitments.    The Purchaser has obtained an aggregate of $300 million in equity commitments from Providence VI and NewBridge who will contribute, or otherwise advance in the form of bridge loans, funds to the Purchaser in an amount that will be sufficient to pay the Offer Price for all Shares tendered in the Offer and all related fees and expenses. The equity financing commitments are subject to the Purchaser's acceptance of the Shares tendered in the Offer. See "SPECIAL FACTORS—Section 4. Effects of the Offer" and "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents-Equity Commitment Letters."

        N M Rothschild & Sons (Singapore) Limited, financial advisor to the Purchaser, ("Rothschild" or the "Financial Advisor") has confirmed that the $300 million in equity commitments from Providence VI and NewBridge should be sufficient for the Purchaser to satisfy full acceptance of the Offer. This confirmation has been provided by Rothschild solely to meet the requirements of the Philippine SRC Rule 19. See "THE OFFER—Section 11. Source and Amount of Funds."

        The exact amount of equity and the exact amount of any bridge loan has not been determined, and the amount of any bridge loan may depend on the amount, if any, of any bank financing obtained in connection with the Offer, described below. If no bank financing is obtained, the amount of any bridge loan or loans may be up to approximately $100 million, and in the event that bank financing is obtained, the amount of any bridge loan or loans is expected to be significantly less than $100 million.

         Possible Bank Financing.    In connection with the Offer, the Purchaser may arrange bank financing of up to approximately $100 million from a yet-to-be-determined syndicate of financial institutions but which may be led by BPI Capital Corporation, an affiliate of Ayala. The Offer is not subject to any financing condition and the Purchaser is under no obligation to enter into any credit facility.

        The following is a summary description of the principal terms and conditions of the proposed facility as currently contemplated by the Purchaser. The Purchaser has not entered into any bank mandate, commitment letter or similar agreement with respect to any facility and the definitive terms of any such facility could differ from the description of the proposed facility discussed below. Any facility would be subject to definitive documentation mutually acceptable to the Purchaser and the applicable lenders.

         General.    The facility would be governed by a loan and security agreement (the "Loan Agreement"), which would provide for a five year term loan of up to $100 million (the "Loan"), denominated in U.S. dollars. The Loan would be repayable in quarterly installments (in amounts to be agreed), with the first scheduled installment to be payable after the first anniversary of the closing of the facility.

         Interest, Fees and Expenses.    Interest would accrue on the Loan at a floating rate based on three-month LIBOR plus a margin to be agreed, and would be payable quarterly. If the borrower (expected to be the Philippine Purchaser) failed to pay any amount due under the Loan Agreement, interest would accrue on the unpaid amount at the rate otherwise applicable to the Loan plus 2.0% per annum until such unpaid amount is paid in full. The borrower would pay arrangement and underwriting fees to the arranger and lenders of the facility which are usual and customary for similar debt facilities in Asia, and would reimburse the arranger for its actual out-of-pocket expenses incurred in negotiating and documenting the Loan Agreement.

         Prepayments.    The Philippine Purchaser would be able to voluntarily prepay the Loan, in full or in part, subject to agreed upon notice and minimum amount requirements, and other agreed-upon terms.

         Security.    The Philippine Purchaser would provide security to the lenders for the Loan and its obligations under the Loan Agreement by pledging all or a portion of the Shares it owns. The number of Shares to be pledged at any time would be determined pursuant to a loan-to-value ratio (the "Loan-to-Value Ratio") to be agreed in the Loan Agreement. If the Loan-to-Value Ratio were not achieved on any measurement date, the Philippine Purchaser would be required to pledge additional Shares or other security to satisfy the required Loan-to-Value Ratio. Conversely, if the Loan-to-Value Ratio were exceeded on any measurement date, the Philippine Purchaser would be entitled to a release of a portion of the Shares or other security pledged to the lenders. It would also be expected that the immediate parent company of the Philippine Purchaser would guarantee the Loan and pledge all or a portion of its shares in the Philippine Purchaser as security for the guarantee.

         Conditions to Funding.    The Loan Agreement would be subject to customary conditions to closing, which would include, but not be limited to, delivery of all necessary corporate approvals, execution of mutually satisfactory documentation for the facility, there being no material adverse change and the accuracy of representations and warranties and information provided to the lenders.

         Representations and Warranties.    The Loan Agreement would contain customary representations and warranties that are consistent with similar credit facilities in Asia, and which would take into account the nature of the transaction and contain appropriate materiality qualifications and other exceptions. The representations and warranties would include, but not be limited to, corporate status, legal matters, valid and binding documentation, consents, accuracy of financial statements, validity and absence of litigation and investigations.

         Covenants.    The Loan Agreement would contain customary affirmative and negative covenants that are consistent with similar credit facilities in Asia, and which would be expected to take into account the nature of the transaction and contain appropriate materiality qualifications and other exceptions. The covenants would include, but not be limited to, use of proceeds, maintenance of insurance, payment of taxes, delivery of financial statements, delivery of notices of defaults, payment of costs and expenses, inspection of books, limitations on mergers, consolidations and amalgamations, limitations on indebtedness, limitations on changes in business, limitations on asset sales, and limitations on dividends.

         Events of Default.    The Loan Agreement would contain customary events of default that are consistent with similar credit facilities in Asia, and which would take into account the nature of the transaction and contain appropriate materiality qualifications, cure periods and other exceptions. The events of default would include, but not be limited to, nonpayment of principal, interest or other amounts, violation of covenants, breaches of representations and warranties, voluntary suspension of usual business operations, bankruptcy, and a cross default to material indebtedness.

         Shareholder Commitment.    Affiliates of Ayala and Providence collectively would be required to maintain minimum levels of (direct or indirect) beneficial ownership of the Company after the Offer and during the term of the Loan Agreement.

         Merger.    The Loan Agreement would permit a merger of the Philippine Purchaser and the Company, subject to compliance with applicable law.

12.   Dividends, Distributions and Interest Payments

        The Company has never declared or paid any cash dividends on its Common Shares, and the terms of outstanding debt of the Company include restrictions on the Company's ability to pay dividends, repurchase stock and make other distributions. In addition, the Acquisition Agreement provides that from the date of the Acquisition Agreement to the Acceptance Date, without the prior written consent of the Purchaser, the Company will not, and will not allow its subsidiaries to, declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise in respect of any capital stock (other than dividends from its direct or indirect wholly-owned subsidiaries to it or a wholly-owned subsidiary).

13.   Acquisition Agreement; Other Transaction Documents

Acquisition Agreement

        The Company and the Purchaser entered into an Acquisition Agreement on September 19, 2008, providing for, among other things, the Purchaser's obligation to commence the Offer. The summary below of the Acquisition Agreement does not purport to be complete, and is subject to the terms of the Acquisition Agreement which is filed as an exhibit to the Tender Offer Statement on Schedule TO filed by the Purchaser. The Purchaser urges you to read the full text of the Acquisition Agreement because it is the legal document that governs the Offer and the transactions contemplated by the Acquisition Agreement. It is not intended to provide you with any other factual information about the Company nor the Purchaser. Such information can be found elsewhere in this Offer to Purchase.

         The Offer.    The Acquisition Agreement provides for the commencement of the Offer as promptly as reasonably practicable, but in no event later than the Final Launch Date. The "Final Launch Date" shall be the date that is twenty-five (25) business days following September 19, 2008; provided; however, if at 11:59 p.m. New York City time on the twenty-fifth business day following public announcement of this Agreement, either the United States SEC or Philippine SEC has not granted in writing exemptive relief from compliance with, and taken a "no action" position with respect to certain rules promulgated under the United States Exchange Act and the rules and regulations promulgated under the Philippine Corporation Code and Philippine Securities Regulation Code, as applicable (the "No Action Relief"), but the Purchaser (i) has submitted to the United States SEC or Philippine SEC a draft or final request for such relief and (ii) is using all reasonable efforts to pursue the No Action Relief, such time period shall automatically extend until the date that is five business days after the Purchaser has received the No Action Relief; provided further that if, on what would otherwise be the Final Launch Date, the Purchaser is still preparing or finalizing the Offer to Purchase and related offer documents and/or making or finalizing preparations to commence the Offer and is using all reasonable efforts to do so, the Final Launch Date shall automatically extend for an additional ten business days.

        The obligations of the Purchaser to (and the obligations of the Company to cause the Purchaser to) commence the Offer and to accept for payment, and pay for, Shares tendered pursuant to the Offer are subject to the satisfaction or waiver of certain conditions that are described in "—Conditions to the Offer".

        The Purchaser expressly reserves the right to amend or waive any of the conditions of the Offer (other than the Minimum Tender Condition), to increase the price per Share payable in the Offer and to make any other changes in the terms of the Offer; provided that without the prior written consent of Company, the Purchaser shall not decrease the Offer Price or change the form of consideration payable in the Offer, decrease the number of Shares sought to be purchased in the Offer, impose additional conditions to the Offer, amend the Minimum Tender Condition or amend any other term of the Offer in any manner adverse to the holders of Shares. If, at any Expiration Date, any of the conditions to the Offer are not satisfied, or waived (to the extent waivable) by the Purchaser, the Purchaser may extend the Offer from time to time; provided, however, the Purchaser may not extend the Offer beyond the 60th day following the date herof without Company's prior written consent.

        Without the prior written consent of the Company, the Purchaser shall not accept for payment or pay for any Shares in the Offer if, as a result, the Purchaser would acquire less than the number of Shares necessary to satisfy the Minimum Tender Condition.

         Conditions to the Offer.    The Offer is conditioned on, among other things, the satisfaction of the Minimum Tender Condition which requires the Purchaser to have received, prior to the expiration of the Offer, valid acceptances (which have not been withdrawn) in respect of Shares representing at least 66.67% of the Company's outstanding Shares (on a fully diluted basis, after giving effect to the exercise, conversion or termination of all options, warrants, rights, and securities exercisable or convertible into or for Shares). The Offer is also conditioned on the satisfaction, or waiver by the Purchaser (if waivable), on or prior to the expiration of the Offer of the following:

          (i)    the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and any applicable foreign statutes or regulations;

          (ii)   absence of any governmental action, statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, enforced, amended, issued, pending or deemed applicable to the Offer that would restrain, enjoin, prevent, prohibit or make illegal the consummation of the Offer or the Acquisition Agreement;

          (iii)  the Company and the Purchaser shall not have agreed to terminate the Offer or the Acquisition Agreement and the Acquisition Agreement shall not have been terminated in accordance with its terms;

          (iv)  absence of a Company Material Adverse Effect;

          (v)   (i) the representations and warranties of the Company with respect to organization, capitalization, corporate authority, brokers and finders and applicable takeover statutes set forth in the Acquisition Agreement, must be true and correct in all material respects and (ii) all of the other representations and warranties of the Company set forth in the Acquisition Agreement, when read without any exception or qualification as to materiality or Company Material Adverse Effect, must be true and correct as of the date of the Acquisition Agreement and as of the Expiration Date (or if given as of a specific date, as of such specific date) except where the failure to be so true and correct does not, individually or in the aggregate, have a Company Material Adverse Effect;

          (vi)  the Company's performance in all material respects all of its obligations, covenants or agreements under the Acquisition Agreement; and

          (vii) absence of any adverse recommendation by the Company with respect to the Offer.

Representations and Warranties.    The Acquisition Agreement contains representations and warranties the parties made to each other. The statements embodied in those representations and warranties were made for purposes of the contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract and are not for the benefit of, nor should they be relied upon by anyone other than the Company and the Purchaser, as applicable. Certain representations and warranties were made as of September 19, 2008 (or such other date specified in the Acquisition Agreement), may be subject to contractual standards of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. In addition, the representations and warranties are qualified by information in a confidential disclosure schedules that the parties have exchanged in connection with signing the Acquisition Agreement.

        While the Purchaser does not believe that the confidential disclosure schedules contain information required by securities laws to be publicly disclosed that has not already been disclosed either in this Offer to Purchase, the confidential disclosure schedules contain information that modifies, quantifies and creates exceptions to the representations and warranties set forth in the Acquisition Agreement attached to the Company's Form 8-K filed on September 23, 2008 as Exhibit 2.1. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the relevant section of the disclosure schedule. The confidential disclosure schedules contain information that has been included in the Company's prior public disclosures as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since September 19, 2008, and such changes may or may not be fully reflected in the Company's public disclosures.

        At the Expiration Date the representations and warranties contained in the Acquisition Agreement are only required to be true and correct subject to the materiality standards contained in the Acquisition Agreement, which may differ from what may be viewed as material by stockholders. The representations and warranties will not survive consummation of the Offer and cannot be the basis for any claim under the Acquisition Agreement by any party thereto after the acceptance of the Offer by the tendering stockholder. The Acquisition Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is contained in this Offer to Purchase as well as in the filings that the Company makes and has made with the United States SEC, Philippine SEC or PSE. The representations and warranties contained in the Acquisition Agreement may or may not have been accurate as of the date they were made and the Purchaser makes no assertion herein that they are accurate as of the date of this Offer to Purchase.

        In the Acquisition Agreement, the Company and the Purchaser each made representations and warranties relating to, among other things:

  •
  due organization, good standing and qualification;
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  corporate power and authority to enter into and perform its obligations under, and enforceability of, the Acquisition Agreement;
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  the absence of stockholder approval needed to approve the Acquisition Agreement and the transactions contemplated;
  •
  the absence of any untrue statements with respect to the information provided by either party to the other party specifically for inclusion or incorporation by reference in the Offer Documents (as defined below) or any other documents to be filed with the United States SEC, PSE or any other regulatory or government entity;
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  required regulatory filings and consents and approvals of governmental entities;
  •
  the absence of conflicts with or defaults under organizational documents, other contracts and applicable laws;

        The Company also made representations and warranties relating to, among other things:

  •
  capital structure;
  •
  company reports filed with the United States SEC and PSE and financial statements;
  •
  absence of certain changes or events since December 31, 2007;
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  absence of undisclosed material liabilities;
  •
  compliance with the Employee Retirement Income Security Act of 1974, as amended, and other employee benefit matters;
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  compliance with applicable laws, including regulatory laws;
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  state takeover statutes and the absence of a rights plan;
  •
  environmental matters;
  •
  taxes;
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  labor matters;
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  litigation;
  •
  intellectual property;

  •
  insurance;
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  contracts;
  •
  customers;
  •
  the Company's receipt of a written opinion of Morgan Stanley regarding the fairness of the Offer from a financial point of view;
  •
  the Schedule 14D-9 or proxy or information statement to be sent to stockholders in connection with the Offer or the transactions contemplated by the Acquisition Agreement and information supplied for inclusion in the Offer Documents;
  •
  regulatory compliance; and
  •
  brokers.

        Many of the Company's representations and warranties are qualified by a material adverse effect standard. For purposes of the Acquisition Agreement, a "Company Material Adverse Effect" for the Company is defined to mean any change, event, occurrence or state of facts that, either individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, properties, liabilities, financial condition or assets of the Company and its subsidiaries (as defined in the Acquisition Agreement) taken as a whole; provided, however, that any such change, event, occurrence or state of facts resulting from or arising out of (i) any change in law, United States generally accepted accounting principles ("United States GAAP") or interpretations thereof; (ii) general economic or business conditions; provided that such conditions do not have a disproportionate effect on the Company or its subsidiaries; (iii) conditions generally affecting the business process outsourcing industry; provided that such conditions do not have a disproportionate effect on the Company or its subsidiaries, taken as a whole; (iv) the execution and delivery of the Acquisition Agreement or the consummation of the transactions contemplated hereby other than with respect to clause 1(c) of Annex I to the Acquisition Agreement as it applies to Section 2.1(d) of the Acquisition Agreement (Governmental Filings; No Violations); (v) typhoons, earthquakes or similar catastrophes, or acts of war (whether declared or undeclared), sabotage, terrorism, military action or any escalation or worsening thereof; provided that such conditions do not have a disproportionate effect on the Company or its subsidiaries, taken as a whole and/or render unusable any material facility or property of the Company or its subsidiaries for a period more than 20 calendar days; provided that for the avoidance of doubt such a rendering unusable of a material facility or property will merely make inapplicable this clause (v); (vi) the Company or any of its subsidiaries taking any action permitted hereby; (vii) the public announcement or the pendency of the Acquisition Agreement, other than with respect to clause 1(c) of Annex I to the Acquisition Agreement as it applies to Section 2.1(d) of the Acquisition Agreement (Governmental Filings; No Violations); (viii) a decline in the trading price of common shares; provided that the underlying causes of such decline shall not be excluded; (ix) any failure in and of itself by the Company to meet analysts' published revenue or earnings predictions or any internal or disseminated projections, forecasts or revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of the Acquisition Agreement; provided that the underlying causes of such failures shall not be excluded; (x) any costs or expenses associated with the Offer; (xi) currency exchange rates or any fluctuations thereof; and (xii) any matter disclosed in the confidential disclosure schedules or the company reports excluding any development, change or other event with respect to such matter occurring subsequent to the date of the information contained in such schedules or report may be considered in determining whether there has been a Company Material Adverse Effect, in each case, shall not be considered when determining if a Company Material Adverse Effect has occurred.

        In the Acquisition Agreement, the Purchaser also made representations and warranties relating to the availability of the funds necessary to perform its obligations under the Acquisition Agreement, limited guarantees, ownership of Shares, the Offer to Purchase and any other ancillary documents related to the Offer (collectively, the "Offer Documents") and information supplied for inclusion in any information statement to be sent to stockholders in connection with transactions contemplated by the Acquisition Agreement.

         Conduct of Business Pending the Offer.    The Company is subject to restrictions on its conduct and operations until the Expiration Date. The Company has agreed that, from September 19, 2008, until the Acceptance Date, it will conduct its business in the ordinary and usual course consistent with past practice and use reasonable best efforts to maintain and preserve its business organizations intact and maintain existing relations and goodwill with governmental entities, customers, employees and business associates. The Company has also agreed, with some exceptions, that it and its subsidiaries will not do any of the following without the prior written consent of the Purchaser:

          (a)   the Company and its subsidiaries shall conduct their respective businesses only in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, it and its subsidiaries shall use their respective commercially reasonable efforts to (i) maintain and keep their material properties and assets in good repair and condition, subject to ordinary wear and tear; (ii) comply with all material laws; and (iii) maintain in effect all material governmental permits pursuant to which it or any of its subsidiaries currently operates;

          (b)   the Company and its subsidiaries shall not (i) amend its articles of incorporation or by laws or any comparable governing instruments of any of its subsidiaries; (ii) split, combine or reclassify its outstanding shares of capital stock; (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise in respect of any capital stock; (iv) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock or permit any of its subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock; or (v) enter into any agreement with respect to the voting of its capital stock;

          (c)   neither the Company nor any of its subsidiaries shall issue, sell, grant, pledge, dispose of or otherwise encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any contracts or other obligations the holders of which have the right to vote with the stockholders of the Company or any of its subsidiaries on any matter ("Voting Debt");

          (d)   neither the Company nor any of its subsidiaries shall incur or assume any indebtedness for borrowed money or guarantee any indebtedness or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries other than borrowings by the Company in the ordinary course of business consistent with past practice in amounts not in excess of $1,000,000 in the aggregate outstanding at any time under the Company's existing credit agreement;

          (e)   neither the Company nor any of its subsidiaries shall, other than in the ordinary and usual course of business consistent with past practice or as contemplated in the Company's operating plan provided to the Purchaser or other than transactions not in excess of $1,000,000 in the aggregate in any calendar year, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any of its property or assets (including capital stock of any of its subsidiaries);

          (f)    neither the Company nor any of its subsidiaries shall, by any means, make any acquisition of, or investment in, assets or stock, or loan or advance to any Person, in any transaction or any series of transactions for an aggregate purchase price or prices, including the assumption of any debt, in excess of $1,000,000 in the aggregate in any calendar year, except for certain acquisitions or loans mandated by binding legal commitments existing on the date of the Acquisition Agreement;

          (g)   neither the Company nor any of its subsidiaries shall make any capital expenditure or expenditures which (i) involves the purchase of real property or (ii) is in excess of $500,000 individually or $1,500,000 in the aggregate, except for any such capital expenditures provided for in the company operating plan;

          (h)   neither the Company nor any of its subsidiaries shall (i) materially modify, amend, or terminate any material contract; (ii) waive, release, relinquish or assign any such material contract, right or claim, that is material to the Company and its subsidiaries taken as a whole; (iii) enter into any contract or agreement that limits or restricts the Company or any of its subsidiaries or any of their future affiliates from engaging or competing in the business in any location; (iv) enter into any collective bargaining agreement or other labor agreement; or (v) cancel or forgive any material indebtedness owed to the Company or any of its subsidiaries;

          (i)    the Company and its subsidiaries shall not (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other similar reorganization of the Company or any subsidiary of the Company or (ii) other than in the usual and ordinary course of business consistent with past practice, accelerate or delay collection of notes or accounts receivable in advance of or beyond their regular due dates;

          (j)    neither the Company nor any of its subsidiaries shall terminate, establish, adopt, amend, enter into, make any new grants or awards under, amend or otherwise modify any compensation and benefit plans, or increase the salary, wage, bonus, benefits, or other compensation of any employees, or waive any of its rights under, or accelerate the vesting under, any such compensation and benefit plan programs, policies or agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract, including granting or providing any severance or termination payments or benefits to any current or former director, executive officer or employee of the Company or any of its subsidiaries; except (i) in the ordinary and usual course of business consistent with past practice, applicable law or existing policy or agreement (which shall include normal periodic performance reviews and related compensation and benefit increases); (ii) for annual reestablishment of compensation and benefit plans and the provision of individual compensation or benefit plans and agreements for newly hired or appointed officers and employees; or (iii) for actions necessary to satisfy existing contractual obligations under compensation and benefit plans or agreements existing as of the date hereof;

          (k)   neither the Company nor any of its subsidiaries shall pay, discharge, settle or satisfy any claims, liabilities or obligations, other than the payment, discharge, settlement or satisfaction (i) in accordance with their terms of liabilities, claims or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company's registration statement, report, proxy statement or information statement filed by it with the United States SEC pursuant to the United States Securities Act or the United States Exchange Act and with the PSE pursuant to the Philippine Securities Regulation Code, with a copy to the PSE since January 1, 2006 (all such filings, including all amendments and supplements thereto, the "Company Reports"); (ii) incurred since the date of such financial statements in the ordinary course of business consistent with past practice; or (iii) in an amount less than $250,000 individually or $1,000,000 in the aggregate;

          (l)    neither the Company nor any of its subsidiaries shall issue any broadly distributed communication of a general nature to employees or customers without the prior approval of the Purchaser, except for communications in the ordinary course of business that do not relate to the Offer;

          (m)  neither the Company nor any of its subsidiaries shall settle or compromise any litigation or proceeding material to the Company and its subsidiaries taken as a whole;

          (n)   the Company shall, and shall cause its subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are consistent with the insurance maintained by it and its subsidiaries in the ordinary course of business consistent with past practice;

          (o)   except in the ordinary and usual course of business consistent with past practice or as may be required by applicable law and except to the extent required by United States GAAP or International generally accepted accounting principles as advised by its regular independent accountants, neither the Company nor any of its subsidiaries shall change any accounting principle, practice or method in a manner that is inconsistent with past practice;

          (p)   each of the Company and its subsidiaries shall (i) file all material tax returns required to be filed with any taxing authority in accordance with all applicable laws; (ii) timely pay all taxes due and payable as shown in the respective tax returns that are so filed; (iii) promptly notify the Purchaser of any action, suit, proceeding, investigation, audit or claim pending against or with respect to the Company or any Subsidiary of the Company in respect of any material tax; and (iv) provide such assistance and cooperation as the Purchaser and its affiliates may reasonably request with respect to correspondence with, responding to requests from, or obtaining rulings from (a) the BIR on any matter relating to taxes and (b) the Philippine Economic Zone Authority ("PEZA") with respect to any agreements by and between the Company and PEZA. Neither the Company nor any of its subsidiaries shall settle or compromise any material tax liability, make or change any material election concerning taxes or tax returns, file any material amended tax return, enter into any closing agreement with respect to taxes, surrender any right to claim a material refund of taxes, or obtain any tax ruling. None of the Company or any of its subsidiaries shall relinquish or surrender any tax holiday or exemption or shall take or cause to be taken, or fail to take or cause to be taken, any action, which action or failure to act could reasonably be expected to result in relinquishing, surrendering or otherwise losing a tax holiday or exemption;

          (q)   neither the Company nor any of its subsidiaries will authorize or enter into an agreement to do anything prohibited by the foregoing; and

          (r)   the Company shall consult with the Purchaser reasonably in advance of any decision to hire any "Executive Officer" (as such term is defined in Rule 3b-7 promulgated under the United States Exchange Act), promote any existing Executive Officer to a more senior position or otherwise appoint or promote any current director, employee, independent contractor or consultant to an Executive Officer position.

Acquisition Proposals.    The Acquisition Agreement provides that the Company, its subsidiaries and their respective elected officers and directors will not, and the Company will use its reasonable best efforts to cause its and its subsidiaries' employees, investment bankers, attorneys, accountants and other advisors or representatives not to, directly or indirectly:

  •
  initiate, solicit, knowingly encourage (including by way of furnishing information) or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal (as defined below);

  •
  enter into, or participate in any discussions or negotiations regarding, any Acquisition Proposal, furnish to any person any non-public information (whether orally or in writing) in response to or in furtherance of any Acquisition Proposal, afford any person access to the business, properties, assets, books or records of the Company or any of its subsidiaries, or otherwise cooperate in any way with or knowingly assist, encourage or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

  •
  recommend, adopt or approve, or publicly propose to recommend, adopt or approve, an Acquisition Proposal; or

  •
  grant any person a waiver or release under any standstill or similar agreement with respect to any class of equity securities or voting securities of the Company or any of its subsidiaries.

        "Acquisition Proposal" means any inquiry, proposal, offer, agreement-in-principle, letter of intent, term sheet, merger agreement, joint venture agreement, option agreement, partnership agreement or other similar instrument with or from any third party relating to any (i) merger, reorganization, share exchange, consolidation, amalgamation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries; (ii) acquisition, sale, lease, exchange, mortgage, pledge, transfer or purchase, in a single transaction or series of related transactions, of a minimum of 20% or more of the assets of the Company and its subsidiaries, taken as a whole, or of a minimum of 20% or more of the outstanding shares of capital stock or any other voting securities of the Company; or (iii) tender offer or exchange offer that, if successful, would result in any Person or "group" becoming a "beneficial owner" (as such terms are defined under Regulation 13D under the United States Exchange Act) of 20% or more of the outstanding shares of capital stock or any other voting securities of the Company.

        However, at any time prior to the Expiration Date, the Company may:

  •
  provide information or data in response to a request therefore by a person who has made an unsolicited bona fide written Acquisition Proposal if:

            (1)   the Company receives from the person so requesting such information an executed confidentiality agreement on terms that are no less favorable (including with respect to standstill provisions) than those contained in the confidentiality agreements signed by certain affiliates of the Purchaser; and

            (2)   the Company substantially concurrently provides to the Purchaser any non-public information provided to such Person which was not previously provided to the Purchaser; and

  •
  engage or participate in any discussions or negotiations with any person who has made such an unsolicited bona fide written Acquisition Proposal,

if and only to the extent that:

  •
  the Company has not breached its obligations under the Acquisition Agreement with respect to such Acquisition Proposal;

  •
  prior to taking any action described above, the Board determines in good faith after consultation with outside legal counsel that failure to take such action would be inconsistent with its directors' fiduciary duties under applicable law;

  •
  such Acquisition Proposal or Superior Proposal was not solicited, encouraged or facilitated in violation of the Acquisition Agreement or any standstill agreement; and

  •
  in each such case referred to above, the Board has determined in good faith based on the information then available and after consultation with its financial advisor and legal counsel that either (1) such Acquisition Proposal constitutes a Superior Proposal, as defined below, or (2) there is a reasonable likelihood that such Acquisition Proposal will result in a Superior Proposal.

        "Superior Proposal" means any bona fide unsolicited written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased, solely for purposes of this definition, to 66.67%), that (i) includes per-share consideration that is higher (including, to the extent the per-share consideration is not all cash, a determination by the Board in good faith to such effect) than the Offer Price and is otherwise on terms that the Board has determined in its good faith judgment, after consultation with its outside legal counsel and an internationally recognized financial advisor, and after taking into account all legal, financial, regulatory and other aspects of the proposal, including the type of consideration and the availability of financing therefore is more favorable and superior to the holders of Shares (who are not affiliates of the Company) than the Offer and the other transactions contemplated by this Agreement from a financial point of view, and (ii) which the Board has determined in good faith, after consultation with its outside legal counsel and an internationally recognized financial advisor, is reasonably capable of being consummated on the terms proposed without unreasonable delay.

        The Company has also agreed that it will not: withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to the Purchaser, the Board's recommendation with respect to the Offer; or approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or enter into any merger agreement, acquisition agreement, letter of intent or other similar agreement relating to an Acquisition Proposal or enter into any agreement requiring us to abandon, terminate or fail to consummate the transactions contemplated by the Acquisition Agreement or resolve, propose or agree to do any of the foregoing.

         Change in Recommendation/Termination in Connection with a Superior Proposal.    At any time prior to the Expiration Date, if the Company receives an Acquisition Proposal which its Board concludes in good faith after consultation with outside legal counsel and financial advisors constitutes a Superior Proposal after giving effect to all of the adjustments to the terms of the Acquisition Agreement which may be offered by the Purchaser, the Board may at any time prior to the Expiration Date, if it determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary duties under applicable law,

  •
  withhold, withdraw or qualify or modify, or propose publicly to withhold, withdraw, qualify or modify, in a manner adverse to the Purchaser, the Board's recommendation with respect to the Offer; and/or

  •
  terminate the Acquisition Agreement to enter into a definitive agreement with respect to such Superior Proposal;

provided that the Company may not terminate the Acquisition Agreement to enter into a definitive agreement with respect to a Superior Proposal, unless in advance of or concurrently with such termination the Company pays the Purchaser a $14.5 million termination fee as described in further detail in "—Termination Fees and Expenses;" and provided, further that the Board may not withdraw, modify or amend its recommendation with respect to the Offer in a manner adverse to the Purchaser pursuant to the first bullet point or terminate the Acquisition Agreement pursuant to the second bullet point unless:

  •
  the Company has not breached the Acquisition Agreement with respect to such Superior Proposal;

  •
  the Company has provided prior written notice to the Purchaser, at least five business days (or three business days in the event of each subsequent material revision to such Superior Proposal) in advance of its intention to take such action with respect to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal), and, if available, shall have contemporaneously provided a copy of the proposed definitive transaction agreement with the party making such Superior Proposal and other material related documents; and

  •
  prior to effecting such change in recommendation or terminating the Acquisition Agreement to enter into a definitive agreement with respect to such Superior Proposal, the Company causes its financial and legal advisors to negotiate with the Purchaser in good faith (to the extent the Purchaser desires to negotiate) to make such adjustments in the terms and conditions of the Acquisition Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal.

In the event of any material revisions to the Superior Proposal, the Company is required to deliver a new written notice to the Purchaser and to comply with the requirements of the Acquisition Agreement with respect to such new written notice.

         Filings and Other Actions.    In the Acquisition Agreement, the Purchaser and the Company have agreed to cooperate with each other and to use reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things reasonably necessary, proper or advisable under the Acquisition Agreement and applicable laws to consummate and make effective the Offer, and the other transactions contemplated by the Acquisition Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the Offer or any of the other transactions contemplated by the Acquisition Agreement.

         Company Stock Options and Company Restricted Stock Units.    Each Company Stock Option outstanding immediately prior to the Acceptance Date, whether vested or unvested, shall be canceled immediately prior to and subject to the Acceptance Date and shall thereafter represent the right to receive from the Purchaser, at the Acceptance Date or as soon as practicable thereafter, an amount in cash equal to (i) the number of shares subject to such Company Stock Option multiplied by (ii) the excess amount, if any, of the Offer Price less the per Share exercise price of such Company Stock Option without interest thereon and less any required withholding or other taxes.

        Each Company Restricted Stock Unit, outstanding immediately prior to the Acceptance Date, whether vested or unvested, shall be canceled immediately prior and subject to the Acceptance Date, and shall thereafter represent the right to receive, at the Acceptance Date or as soon as practicable thereafter, in full satisfaction of the rights of the holder with respect thereto, an amount in cash equal to (i) the number of shares subject to such Company Restricted Stock Unit, multiplied by (ii) the Offer Price, without interest thereon and less any required withholding or other taxes.

        Pursuant to the Acquisition Agreement, the Company agreed to use its commercially reasonable efforts to effectuate the foregoing, including but not limited to, amending the Company stock plans, sending out the requisite notices and obtaining all consents necessary to cash out and cancel all Company Stock Options and Company Restricted Stock Units necessary to ensure that, after the Acceptance Date, no person would have any rights under the Company's stock plans, subject to certain exceptions. The Purchaser, the Company or any paying agent is entitled to deduct and withhold from the consideration otherwise payable to any person such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable law, including any withholding from any payment that is treated as wages or compensation for the performance of services.

         Employee Benefits.    The Purchaser has agreed that, during the period commencing at the earlier of the Expiration Date and ending on the first anniversary of the Expiration Date the employees of the Company as of the Expiration Date will continue to be provided with, in the aggregate, compensation and benefits under employee benefit plans (excluding equity and equity-based arrangements) that are substantially comparable to those provided by the Company and its subsidiaries to such employees immediately prior to the Expiration Date.

        From and after the Expiration Date, the Purchaser shall use its commercially reasonable efforts to (i) cause to be waived any pre-existing condition limitations under benefit plans, policies or practices of the Purchaser or its subsidiaries in which employees of the Company or its subsidiaries participate and (ii) cause to be credited any deductibles and out-of-pocket expenses incurred by such employees and their beneficiaries and dependents during the portion of the calendar year prior to participation in the benefit plans provided by the Purchaser and its subsidiaries.

        Under the terms of the Company's Deferred Compensation Plan, the full value of each participants' account balances will become immediately vested and payable upon the successful completion of the Offer.

        The Acquisition Agreement does not confer upon any person other than the parties to the Acquisition Agreement any rights or remedies under this section in the Acquisition Agreement on employee benefits.

         Indemnification and Insurance of the Company's Directors and Officers.    The Acquisition Agreement provides that, starting from the Payment Date, the Company will indemnify each of the Company's and its subsidiaries' present and former directors and officers against any costs, expenses, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, arising out of or related to such person's service as a director or officer at or prior to the Payment Date, to the fullest extent permitted under applicable laws.

        As of the Expiration Date, the Company shall have purchased directors' and officers' liability insurance (or, at the Purchaser's election, purchase a "run-off" or "tail policy") coverage for the Company's directors and officers for a period of 6 years after the Expiration Date which provides the same coverage as the directors' and officers' liability insurance (the "D&O Insurance") provided by the Company for its directors and officers; provided, however, that in no event shall the Company be required to expend per year of coverage more than 300% of the amount currently expended by the Company per year (the "Maximum Amount") of coverage as of the date of the Acquisition Agreement to maintain or procure insurance coverage pursuant hereto. If notwithstanding the use of commercially reasonable efforts to do so, Company is unable to maintain or obtain the insurance called for by this paragraph, Company shall obtain as much comparable insurance as available for the Maximum Amount. In addition, for 6 years after the Expiration Date, the Company shall maintain in effect the provisions in its Articles of Incorporation providing for indemnification of each present and former director and officer of the Company as of the date of the Acquisition Agreement (the "Indemnified Parties"), with respect to facts and circumstances occurring at or prior to the Expiration Date, to the fullest extent permitted from time to time under Philippine law, which provisions shall not be amended except as required by Philippine law or except to make changes permitted by Philippine law that would increase the scope of the Indemnified Parties' indemnification rights thereunder.

         Director Resignations.    In connection with the other Support Agreements (as defined below), those stockholders who entered into Support Agreements agreed to cause to be delivered to the Purchaser from any designee of the stockholder then serving on the Board the resignation from the Board of the Company and any Subsidiary of such designee (except to the extent agreed by the Purchaser and the applicable member of the board) to be effective (subject to the provisions described below under "—Directors," including the requirement that the Board have at least two independent directors pursuant to applicable law) on the Acceptance Date.

         Termination of the Acquisition Agreement.    The Acquisition Agreement may be terminated and the Offer may be abandoned at any time prior to the Expiration Date if any of the following occur:

(i)
by mutual written consent of the Company and the Purchaser;

(ii)
by either the Company or the Purchaser if (a) the Offer is withdrawn by the Purchaser pursuant to its terms without any securities being purchased thereunder; (b) the Offer shall not have occurred by 11:59 p.m. New York City time, on the date that is 90 days following the day the Offer commences in the United States; or (c) any order permanently restraining, enjoining or prohibiting consummation of the Offer becomes final and non-appealable;

(iii)
by the Company if (a) subject to the terms of the Acquisition Agreement, the Purchaser has not commenced the Offer by 11:59 p.m. New York City time, on the date that is 25 business days after the date on which the Offer is publicly announced (subject to any extension as provided for in the Acquisition Agreement); (b) the Company has not breached the no solicitation obligations contained in the Acquisition Agreement and the Board approves a Superior Proposal; (c) the Purchaser has breached any representation, warranty or covenant contained in the Acquisition Agreement that would have a material adverse effect on the ability of the Purchaser to consummate the Offer and such breach is not curable, or if curable, not cured within 20 business days; or (d) the Board of Managers of the Purchaser withdraws or materially and adversely modifies its adoption of the Acquisition Agreement; or

(iv)
by the Purchaser if (a) there has been an adverse recommendation by the Company in respect of the Offer or the Company has breached the no solicitation obligations contained in the Acquisition Agreement in any material respect; (b) the Board recommends the stockholders of the Company tender their shares in a tender or exchange offer that, if successful, would result in an offeror (other than the Purchaser or its affiliates) becoming a beneficial owner of 66.67% or more of the securities of the Company; (c) (x) there has been a Company Material Adverse Effect on the business, properties, liabilities, financial condition or assets of the Company or (y) the Company has breached any representation, warranty or covenant contained in the Acquisition Agreement that would reasonably be expected to cause a failure to meet any conditions included in Annex I to the Acquisition Agreement and is not curable, or if curable, not cured within 20 business days; or (d) due to circumstances occurring after the date on which the Offer commences in the United States that would make it impossible to satisfy one or more of the conditions set forth in Annex I to the Acquisition Agreement.

  Termination Fees and Expenses

        Payable by the Company.    The effect of termination of the Acquisition Agreement by the Company includes a termination fee of $14.5 million that is payable by the Company where termination occurs as a result of the circumstances described in paragraphs (iii)(b), (iv)(a) and (iv)(b) above.

        In addition, in the event the Acquisition Agreement is terminated by the Purchaser as a result of the circumstances described in paragraph (iv)(c) (y) above, then Company shall reimburse the Purchaser or its designee for expenses incurred in connection with the Acquisition Agreement and the transactions contemplated hereby; provided that if (i) prior to the breach giving rise to the right of termination, and after the date of the Acquisition Agreement, an Acquisition Proposal has been made known to the Company, publicly announced, publicly made known or an intention to do the foregoing has been publicly announced or made known whether or not conditional or withdrawn and (ii) within 12 months after such termination, the Company or any of its subsidiaries enters into a definitive agreement with respect to any Acquisition Proposal or any Acquisition Proposal is otherwise consummated (whether or not the same as originally announced or made known), then in the event that a definitive agreement with respect to such Acquisition Proposal is entered into, on the date of such execution (or if no agreement is entered into on the date of consummation), Company shall pay $14.5 million to the Purchaser or its designee, less any amount of the Purchaser's expenses actually reimbursed by the Company.

        In the event that (i) an Acquisition Proposal shall have been made known to Company, publicly announced, publicly made known or an intention to do the foregoing has been publicly announced or made known, whether or not conditional or withdrawn, and thereafter the Acquisition Agreement is terminated by the Company or the Purchaser as a result of the circumstances described in paragraphs (ii)(a) and (ii)(b) above and (ii) within 12 months after such termination, the Company or any of its subsidiaries enters into a definitive agreement with respect to any Acquisition Proposal or an Acquisition Proposal is otherwise consummated (whether or not the same as that originally announced or made known), then, in the event that a definitive agreement with respect to an Acquisition Proposal is entered into, on the date of such execution (or if no agreement is entered into on the date of consummation), Company shall pay the Purchaser or its designee $14.5 million (less any expenses already paid) by wire transfer of same day funds to an account previously designated in writing by the Purchaser to Company; provided that, in the event that the Acquisition Agreement is terminated by the Purchaser or the Company as a result of the circumstances described in paragraphs (ii)(a) and (ii)(b) above under circumstances in which the $14.5 million is not then payable, then the Company shall pay promptly (but in any event within 2 business days) following receipt of an invoice of all of the Purchaser's expenses on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement as directed by the Purchaser in writing, which amount shall not be greater than $14.5 million; provided, further, that the existence of circumstances that could require $14.5 million to become subsequently payable by the Company pursuant to this provision shall not relieve the Company of its obligations to pay the expenses; provided further, that the payment by the Company of the Purchaser's expenses shall not relieve the Company of any subsequent obligation to pay $14.5 million (less expenses already paid).

                 Payable by the Purchaser.    The effect of termination of the Acquisition Agreement by the Company includes a termination fee of $14.5 million that is payable by the Purchaser where termination occurs as a result of the circumstances described in paragraphs (iii)(a), (iii)(c) and (iii)(d) above.

         Limitation on Liability.    In no event will the Company be entitled to monetary damages in excess of $14.5 million, including payment by the Purchaser of the termination fee payable by it described above, if applicable, for losses or damages arising from or in connection with breaches by the Purchaser of its obligations under the Acquisition Agreement or arising from any other claim or cause of action under the Acquisition Agreement. Other than claims for monetary damages against the Purchaser pursuant to the Acquisition Agreement and subject to this cap (or against the investors in the Purchaser to recover their pro rata shares of any such monetary damages), the Company has agreed that it will not bring any claim against the Purchaser or its affiliates or the former, current or future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of any of the Purchaser or its affiliates. Any termination fee paid or payable by the Purchaser to the Company with respect to an applicable termination of the Acquisition Agreement, and the amount paid or payable by guarantors pursuant to the amended limited guarantees with respect thereto and any other monetary damages paid or payable by the Purchaser or its affiliates to the Company related thereto, shall be reduced by the amount of damages or losses paid to stockholders of the Company by the Purchaser or the guarantors with respect to any litigation arising from the Purchaser's failure to accept and make payment with respect to Shares validly tendered (and not withdrawn) pursuant to the Offer.

         Modification or Amendment.    Subject to the provisions of applicable law, at any time prior to the Expiration Date, the parties may modify or amend the Acquisition Agreement by written agreement among the parties.

         Specific Performance.    The parties to the Acquisition Agreement have agreed that irreparable damage will occur in the event that (i) any of the provisions of the Acquisition Agreement are not performed by the Company in accordance with their specific terms or were otherwise breached or (ii) on or after the Acceptance Date, the Purchaser is in material breach of its obligations under the Acquisition Agreement to consummate the Offer. The Purchaser, in the case of clause (i), and the Company, in the case of clause (ii), are entitled to an injunction or injunctions to prevent breaches of the Acquisition Agreement and to enforce specifically the terms and provisions of the Acquisition Agreement, in addition to any other remedy to which such party is entitled at law or in equity. The

Company is not otherwise entitled to an injunction or injunctions to prevent breaches of the Acquisition Agreement by the Purchaser.

Equity Commitment Letters

        Concurrent with the execution of the Acquisition Agreement, Providence VI delivered to the Purchaser an equity commitment letter (the "Providence Equity Commitment Letter"). Pursuant to the Providence Equity Commitment Letter, Providence VI will contribute or cause to be contributed to the Purchaser up to $150 million in cash for the purpose of funding the Offer, any other amounts to be paid by the Purchaser to any person on the Acceptance Date of the Offer and any other related expenses.

        Concurrent with the execution of the Acquisition Agreement, NewBridge also entered into a similar equity commitment letter with the Purchaser (the "NewBridge Equity Commitment Letter") pursuant to which it will contribute or cause to be contributed to the Purchaser up to $150 million in cash for the purpose of funding the Offer, any other amounts to be paid by the Purchaser to any person on the Acceptance Date of the Offer and any other related expenses.

        Each of the Providence Equity Commitment Letter and the NewBridge Equity Commitment Letter is conditioned on the satisfaction or waiver by the Purchaser of the conditions to the Offer.

Limited Guarantees

        In connection with the execution of the Acquisition Agreement, each of Providence VI and NewBridge provided the Company with a limited guarantee of payment of 50% of the termination fee payable by the Purchaser, if any, and the Purchaser's obligation for breach of the Acquisition Agreement, subject to the terms and limitations thereof, up to a maximum amount equal to $7.25 million. The limited guarantees will remain in full force and effect until the earliest of: (a) the Acceptance Date; (b) the termination of the Acquisition Agreement in circumstances where no termination fee is payable; (c) the obligation payable under such limited guarantee has been paid in full; and (d) the three month anniversary of the date of termination of the Acquisition Agreement if the Company has not presented a claim for payment under such limited guarantee to the Purchaser by such date. The limited guarantees are the Company's sole recourse against each guarantor.

Directors

        The Acquisition Agreement provides that, subject to the requirements of Section 14(f) of the United States Exchange Act and Rule 14f-1 promulgated thereunder, after the Purchaser has paid for the Shares pursuant to the Offer, the Purchaser has the right to designate a number of directors of the Company, rounded up to the next whole number, that is equal to the product of the total number of directors on the Board and the percentage that the number of Shares purchased bears to the total number of Shares outstanding. The Company agreed in the Acquisition Agreement that it will upon request by the Purchaser, promptly call a meeting of the Board and the Company's stockholders to the extent necessary to increase the size of the Board or secure the resignations of such number of directors as is necessary to provide the Purchaser with such level of representation. Following the election or appointment of the Purchaser's designees to the Board, any amendment or termination of the Acquisition Agreement by the Company, any extension by the Company of the time for performance of any obligations of the Purchaser or any waiver of any of the Company's rights hereunder, will require the concurrence of at least a majority of the directors of the Company then in office who are not nominees of the Purchaser, if such amendment, termination, extension or waiver would be reasonably likely to have an adverse effect on the minority stockholders of the Company.

Support Agreements

        Concurrent with the execution of the Acquisition Agreement, the Purchaser entered into the NewBridge Support Agreement for the benefit of the Purchaser. Pursuant to the NewBridge Support Agreement, NewBridge has agreed to tender into the Offer and not withdraw 4,436,624 Common Shares and 1,955,926 ADSs which represents approximately 21.6% of the Shares outstanding as of September 30, 2008. NewBridge has also agreed to vote its Shares (i) in favor of (A) any adoption of the Acquisition Agreement and approval of the transactions contemplated thereby; (B) any individuals nominated by the Purchaser to be directors of the Company; and (C) any other matter necessary for the consummation of the transactions contemplated by the Acquisition Agreement and the Offer and (ii) against (A) any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Acquisition Agreement; (B) any extraordinary corporate transaction; (C) any agreement or other action that is intended to or could reasonably be expected to prevent, frustrate, impede, interfere with, delay, postpone or discourage the consummation of the Offer; and (D) any amendment of any of the organizational documents of the Company or change in the voting rights of any class of its capital stock, and has granted an irrevocable proxy with respect to its Shares to the Purchaser until the Acquisition Agreement is terminated in accordance with its terms or the Offer is terminated or withdrawn.

        In addition to, and concurrent with the execution of the Acquisition Agreement and the NewBridge Support Agreement, the Purchaser entered into support agreements (collectively, the "Other Support Agreements" and together with the NewBridge Support Agreement, the "Support Agreements") with certain other holders of Shares ("Supporting Stockholders ") for the benefit of the Purchaser. Pursuant to the Other Support Agreements, Supporting Stockholders have agreed to tender their Shares into the Offer and not withdraw any of its Shares from the Offer. Supporting Stockholders have also agreed to vote their Shares (i) in favor of (A) any adoption of the Acquisition Agreement and approval of the transactions contemplated thereby and (B) any other matter necessary for the consummation of the transactions contemplated by the Acquisition Agreement and the Offer and (ii) against (A) any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Acquisition Agreement; (B) any extraordinary corporate transaction; and (C) any amendment of any of the organizational documents of the Company or change in the voting rights of any class of its capital stock, and has granted an irrevocable proxy with respect to its Shares to the Purchaser until the Acquisition Agreement is terminated in accordance with its terms. Further, Supporting Stockholders have agreed to (x) cause any of their designees on the Board (or any committee thereof) to resign to the extent necessary to enable the Company to comply with the Acquisition Agreement and (y) agree to immediately cease and cause to be terminated any existing discussions with any parties with respect to any acquisition proposal and use their reasonable best efforts to obtain the return from all such persons, or cause the destruction of, all copies of confidential information previously provided to such persons. Each Supporting Stockholder has further agreed to provide stop transfer instructions to the transfer agent for their Shares to the extent necessary to enforce the Support Agreements.

        The persons who have entered into the Other Support Agreements, and their respective share ownership, are as follows:

Stockholder	Common Shares	ADSs	Company Stock Options	Company Restricted Stock Units
Rafael LL. Reyes	1,576	n/a	10,000	9,508
Gary J. Fernandes	9,353	n/a	40,990	45,158
Derek Holley	75,000	550,497	676,600	n/a
Integrated Telecom LLC	n/a	1,126,722	n/a	n/a
James and Michelle Franke Family Trust	n/a	1,006,151	n/a	n/a
A. Soriano Corporation	1,883,966	n/a	n/a	n/a
Philippine American Life and General Insurance the Company	491,566	n/a	n/a	n/a
Crimson Asia Capital L.P.	2,181,044	n/a	n/a	n/a
Crimson Velocity Fund, L.P.	2,499,152	n/a	n/a	n/a
Crimson Investment LTD.	929,450	n/a	n/a	n/a
AIG Asian Opportunity Fund LP	1,966,266	n/a	n/a	n/a
John R. Harris	43,492	n/a	791,250	90,208
J. Michael Dodson	45,000	2,261	135,000	48,119
John Paul Ho	n/a	n/a	6,250	9,508
James W. Franke	n/a	n/a	670,600	n/a

Total (not including NewBridge):	10,125,865	2,685,631	2,330,690	202,501

        The description above is a summary of the Acquisition Agreement, Equity Commitment Letters, the Limited Guarantees and the Support Agreements which have been filed with the United States SEC as follows: the Acquisition Agreement as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on September 23, 2008; the First Amendment to the Acquisition Agreement as Exhibit (d)(2) to the Schedule TO filed by the Purchaser on November 10, 2008; the Limited Guarantee delivered by Providence VI as Exhibit I to the Schedule 13D filed by the Purchaser on September 29, 2008; the Limited Guarantee delivered by NewBridge as Exhibit 7.05 of the Schedule 13D/A filed by Ayala on September 22, 2008; the Standstill Agreement as Exhibit 10.2 of the Current Report on Form 8-K filed by the Company on September 23, 2008; the Providence Equity Commitment Letter filed as Exhibit D of the Schedule 13D filed by the Purchaser on September 29, 2008; the NewBridge Equity Commitment Letter as Exhibit 7.03 of the Schedule 13D/A filed by Ayala on September 22, 2008; and the form Support Agreement for Supporting Stockholders and the NewBridge Support Agreement filed as Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K filed by the Company on September 23, 2008, which are, in each case, incorporated herein by reference.

Standstill Agreement

        In connection with execution of the Acquisition Agreement, at the request of the Company, NewBridge agreed to enter into a Standstill Agreement (the "Standstill Agreement") with the Company, which would place certain restrictions on the actions of NewBridge and its affiliates in the event that the Acquisition Agreement is terminated without the Offer having been completed. Pursuant to the Standstill Agreement, if the Acquisition Agreement is terminated without the Offer having been completed, NewBridge and its affiliates shall be prohibited, subject to certain specified exceptions, acting alone or in concert with others, from (i) directly or indirectly acquiring in excess of 32% of the outstanding Shares; (ii) publicly offering, seeking or proposing any merger, consolidation, business combination transaction, tender offer or exchange offer for at least 50% of the outstanding Shares; or

(iii) seeking to nominate or elect more than two out of seven directors of the Company. Depending upon the circumstances of the termination of the Acquisition Agreement, (i) the duration of the standstill ranges from six months to 18 months to three years and (ii) in the case of a standstill of 18 months or three years, following the expiration of the standstill, during an additional period of six months or two years, respectively, NewBridge and its affiliates shall not acquire or agree to acquire Shares in excess of 32% of the outstanding Shares without notifying the Company of such intent not less than 25 business days prior thereto and, at the option of the Company, being restricted from making any such acquisition for an additional six-month period. During the standstill period and any additional period as described above, NewBridge has agreed that, if the board of directors of the Company and the holders of a majority of the outstanding Shares approve a merger, consolidation, business combination transaction, tender offer or exchange offer for at least 50% of the outstanding Shares with a party other than NewBridge, NewBridge and its affiliates who hold Shares will (i) vote any Shares they have acquired in excess of the 6,392,550 Shares that NewBridge currently owns in favor of such transaction or (ii) sell or transfer any such excess Shares to the Purchaser in such transaction on the same terms and conditions as all other stockholders of the Company. NewBridge at all times would be permitted to vote or dispose of the 6,392,550 Shares it currently owns in its sole discretion. This summary of the Standstill Agreement does not purport to be complete and you are urged to read the Standstill Agreement, which has been filed as Exhibit 10.2 to the Company's Form 8-K filed on September 23, 2008, and is incorporated herein by reference.

Interim Investors Agreement

        In connection with the transactions contemplated by the Acquisition Agreement, Providence VI and NewBridge entered into the Interim Investors Agreement (the "Interim Investors Agreement"). The Interim Investors Agreement governs the management of the Purchaser until the completion of the Offer and certain other matters as between Providence VI and NewBridge. Upon the completion of the Offer, it is contemplated that NewBridge and Providence VI will enter into a customary stockholders agreement. This summary of the Interim Investors Agreement does not purport to be complete and you are urged to read the Interim Investors Agreement, which has been filed as Exhibit 7.04 to Ayala's Form SC-13D/A filed on September 22, 2008, and is incorporated herein by reference.

14.   Conditions to the Offer

        Notwithstanding any other provision of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion, subject to the terms of the Acquisition Agreement, the Offer for Common Shares and ADSs and the Purchaser's obligation to accept for payment any tendered Common Shares or ADSs are conditioned on the satisfaction, or waiver by the Purchaser (if waivable), on or prior to the expiration of the Offer following:

          (a)   the Purchaser shall have received, prior to the expiration of the Offer, valid acceptances (which have not been withdrawn) in respect of Shares representing at least 66.67% of the outstanding Shares (on a fully diluted basis, after giving effect to the exercise, conversion or termination of all options, warrants, rights, and securities exercisable or convertible into or for Shares) (this condition is not waivable by the Purchaser without the Company's consent);

          (b)   the expiration or termination of any applicable waiting period under the HSR Act, and any applicable foreign statutes or regulations;

          (c)   absence of any governmental action, statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, enforced, amended, issued, pending or deemed applicable to the Offer that would restrain, enjoin, prevent, prohibit or make illegal the consummation of the Offer or the Acquisition Agreement;

          (d)   the Company and the Purchaser shall have not agreed to terminate the Offer or the Acquisition Agreement and the Acquisition Agreement shall not have been terminated in accordance with its terms;

          (e)   absence of a Company Material Adverse Effect;

          (f)(i)  the representations and warranties of the Company with respect to organization, capitalization, corporate authority, brokers and finders and applicable takeover statutes set forth in the Acquisition Agreement, must be true and correct in all material respects and (ii) all of the other representations and warranties of the Company set forth in the Acquisition Agreement, when read without any exception or qualification as to materiality or Company Material Adverse Effect, must be true and correct as of the date of the Acquisition Agreement and as of the Expiration Date (or if given as of a specific date, as of such specific date) except where the failure to be so true and correct does not, individually or in the aggregate have a Company Material Adverse Effect, and the Purchaser having received a certificate signed by the chief executive officer and chief financial officer of the Company certifying such representations and warranties;

          (g)   the Company's performance in all material respects all of its obligations, covenants or agreements under the Acquisition Agreement and the Purchaser having received a certificate signed by the chief executive officer and chief financial officer of the Company certifying such performance; and

          (h)   absence of any adverse recommendation by the Company with respect to the Offer.

        See "THE OFFER—Section 13. Acquisition Agreement; Other Transaction Documents."

15.   Effect of the Offer on the Market for Common Shares; the Philippine Stock Exchange, Inc. and the NASDAQ Global Market Listings; United States Securities Exchange Act of 1934 Registration and Margin Regulations

        The purchase of Shares pursuant to the Offer will reduce the number of holders of Shares and the number of Common Shares and ADSs that might otherwise trade publicly, which could adversely affect the liquidity and market value of the remaining Common Shares and ADSs or cause them to be ineligible for trading on the PSE and the NASDAQ. The Purchaser cannot predict whether the reduction in the number of Shares that might otherwise trade publicly would have an adverse or beneficial effect on the market price for, or marketability of, the Shares or whether such reduction would cause future market prices to be greater or less than the Offer Price. In addition, as discussed below, the Purchaser intends to take steps to delist the Common Shares from the PSE and the ADSs from the NASDAQ, and deregister the ADSs (including the Common Shares underlying ADSs) from the United States Exchange Act.

        The Common Shares are currently registered under the United States Exchange Act and are listed on the PSE, under the symbol "ETEL." The ADSs (including the Common Shares underlying the ADSs) are currently registered under the United States Exchange Act and the ADSs are listed on the NASDAQ under the symbol "ETEL." Following the completion of the Offer, and subject to applicable law, the Purchaser intends to take steps to (1) delist the Common Shares from the PSE and the ADSs from the NASDAQ; (2) terminate the ADS facility and deregister the ADSs (including the Common Shares underlying the ADSs) from the United States Exchange Act; and (3) cause the Company to no longer be subject to the reporting requirements under the United States federal securities laws or the laws of the Philippines.

        These actions would affect the trading market for the Shares. These actions would also result in there being less information publicly available regarding the Company and its operations.

        Under the United States Exchange Act rules, the Company may delist the ADSs from trading on the NASDAQ and deregister the ADSs (including the Common Shares) under the United States Exchange Act and terminate its United States SEC reporting obligations if either (i) the average daily trading volume ("ADTV") of ADSs has been no greater than 5% of the ADTV of Common Shares (including ADSs) on a worldwide basis during a recent 12-month period or (ii) there are fewer than 300 record holders of Common Shares (including ADSs) on a worldwide basis or who are United States residents. Termination of the Company's reporting obligations under the United States Exchange Act would substantially reduce the information required to be furnished by the Company to its stockholders and to the United States SEC and the Company would no longer be subject to the provisions of the United States Exchange Act, including the Sarbanes-Oxley Act of 2002. If registration under the United States Exchange Act were terminated, the ADSs and Common Shares would no longer be eligible for continued inclusion on the Federal Reserve Board's list of "margin securities."

        Following the completion of the Offer, the Purchaser intends to take steps to terminate the ADS facility with respect to the ADSs. Any such termination would need to be completed in accordance with the terms of the Deposit Agreement between the Company, Deutsche Bank Trust Company Americas, as Depositary, and the other parties to the Deposit Agreement, and also in accordance with applicable law. It is currently expected that any such termination would take place after Common Shares are delisted from the PSE and the ADSs are delisted from NASDAQ. If the Deposit Agreement is terminated, holders of ADSs will be entitled to receive, for a period of six months after the termination date and upon payment of certain fees and expenses by the holder, including ADS cancellation fees, one Common Share in exchange for each ADS held by such holder upon surrender by them of their ADSs, subject to the terms and conditions of the Deposit Agreement. Holders will bear all costs and expenses associated with any withdrawal of Common Shares under the Deposit Agreement. Common Shares not withdrawn by the applicable ADS holder may be sold by the Depositary after six months from the date of termination of the ADS facility. The withdrawal of the underlying Common Shares by holders of ADSs may give rise to certain taxes or other expenses. See "SPECIAL FACTORS—Section 4. Effects of the Offer."

        Pursuant to the rules and regulations of the PSE, if the Purchaser and parties acting in concert with it have acquired at least 95% of the Shares outstanding following a public tender offer, the Company may petition the PSE for the voluntary delisting of the Common Shares from the PSE, subject to the fulfillment of certain conditions. Accordingly, if following the completion of the Offer, the Purchaser owns at least 95% of the Shares, the Purchaser intends to take action to cause the Company to petition the PSE for the voluntary delisting of the Common Shares from the PSE as soon as reasonably practicable after the completion of the Offer. If the Purchaser owns less than 95% of the Shares following the completion of the Offer, the Purchaser intends to take steps to acquire at least 95% of the Shares, and/or take steps to enable the Company to voluntarily delist the Common Shares from the PSE, subject to further requirements of the PSE at such time. See "SPECIAL FACTORS—Section 4. Effects of the Offer."

        In connection with a delisting petition by a listed corporation in the Philippines, there is a requirement under the PSE rules and regulations that a tender offer to all stockholders of record be made. The PSE has confirmed that the Offer will be deemed compliant with the tender offer requirements under the PSE rules on Voluntary Delisting and, as a result, the Purchaser is not required to launch a second tender offer for that purpose.

        Under the Philippine Securities Regulation Code and its implementing rules and regulations, a "reporting company" is subject to periodic disclosure and reporting requirements. A "reporting company" is (i) a corporation which has sold a class of securities pursuant to a registration under the Philippine Securities Regulation Code, but the reporting obligations shall be suspended for any fiscal year if the reporting company as of the first day of such fiscal year has less than 100 holders, (ii) a corporation that has a class of securities listed on the PSE or (iii) a corporation who (a) has 200 or more holders, at least 200 of which are holding at least 100 shares of a class of its equity securities and (b) has assets in excess of 50,000,000 Philippine pesos, but the reporting obligations shall be terminated 90 days after notification to the Philippine SEC that the number of its holders of at least 100 shares is reduced to less than 100. Accordingly, if the Common Shares are delisted from the PSE, and the Company no longer has 100 or more holders holding at least 100 Shares, the Company may apply for suspension of reporting requirements under the Philippine Securities Regulation Code and its implementing rules and regulations.

16.   Certain Legal Matters; Regulatory Approvals

         General.    The commencement of the Offer is subject to the rules and regulations promulgated under the United States Securities Act, United States Exchange Act and Philippine Securities Regulation Code. Except as otherwise set forth in this Offer to Purchase, based on the Purchaser's review of publicly available filings by the Company with the United States SEC, the PSE and the Philippine SEC and other information regarding the Company, the Purchaser is not aware of any licenses or other regulatory permits which appear to be material to the business of the Company that might be adversely affected by the acquisition of Shares by the Purchaser pursuant to the Offer. In addition, except as set out in this Offer to Purchase, the Purchaser is not aware of any filings, approvals or other actions by or with any governmental authority or administrative or regulatory agency that would be required for the Purchaser's acquisition or ownership of Shares pursuant to the Offer. Should any such approval or other action be required, the Purchaser currently expects that such approval or action would be sought or taken. There can be no assurance that any such approval or action, if needed, would be obtained. The Purchaser's obligation under the Offer to accept for payment and pay for Common Shares is subject to certain conditions, as set out under the heading "THE OFFER—Section 14. Conditions to the Offer." If certain types of adverse action are taken with respect to the matters discussed below, the Purchaser could decline to accept for payment, or pay for, any Shares tendered in the Offer.

         No Pending Legal Proceedings.    Except as otherwise set forth in this Offer to Purchase, the Purchaser is not aware of any material pending legal proceedings relating to this Offer to Purchase.

         Antitrust.    Under the HSR Act and the implementing regulations that have been issued by the United States Federal Trade Commission (the "FTC"), certain transactions may not be consummated until specified information and documentary material have been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the statutory waiting period has expired or been terminated by the FTC and the Antitrust Division (the "Enforcement Agencies"). The requirements of the HSR Act apply to the acquisition by the Purchaser of the Shares.

        Under the HSR Act, the Purchaser's purchase of Shares pursuant to the Offer may not be completed until the expiration or termination of a 15 calendar day waiting period (if the waiting period expires on a federal holiday or Saturday or Sunday, the waiting period is extended until the end of the next business day). The waiting period begins when Providence VI files an HSR Notification and Report Form ("HSR Form") concerning the Offer with the FTC and the Antitrust Division. The Company is required to file an HSR Form with both Enforcement Agencies within ten calendar days after Providence VI submits its filing. Providence VI filed its HSR Form with the FTC and the Antitrust Division on October 29, 2008. The Company filed its HSR Form with both Enforcement Agencies on October 29, 2008. Accordingly, the required waiting period with respect to the Offer will expire at 11:59 p.m., New York City time, on or about November 13, 2008, unless it is terminated earlier by the enforcement agencies or one of the enforcement agencies issues a request for additional information and documentary material (a "Second Request") on or before the expiration of the waiting period. If a Second Request is issued, the waiting period with respect to the Offer will be extended until ten calendar days following the date of substantial compliance by Providence VI with that request, unless the enforcement agencies otherwise terminate the waiting period before its expiration. In practice, complying with a Second Request can take a significant period of time. Although the Company is required to file an HSR Form with the Enforcement Agencies in connection with the Offer, neither the Company's failure to submit an HSR Form nor its noncompliance with a Second Request affect the running of the HSR waiting period.

        The United States enforcement agencies will review the proposed acquisition of the Company to determine whether they believe it would violate the United States antitrust laws. If, at any time before or after the Purchaser's acceptance for payment of Shares pursuant to the Offer, the Antitrust Division or the FTC believes that the Offer would violate the United States antitrust laws by substantially lessening competition in any line of commerce affecting United States consumers, the Antitrust Division or the FTC have the authority to challenge the transaction by seeking a federal court order enjoining the transaction or, if Shares have already been acquired, requiring divestiture of such Shares, or seeking other appropriate relief. United States state attorneys general and private persons may also bring legal action under the United States and state antitrust laws seeking similar relief or seeking conditions to the completion of the Offer. While the Purchaser believes that consummation of the Offer does not violate any antitrust laws, there can be no assurance that a challenge to the Offer on antitrust grounds will not be made or, if a challenge is made, what the result will be. If any such action is threatened or commenced by the FTC, the Antitrust Division or any state or any other person, the Purchaser may not be obligated to consummate the Offer. See "THE OFFER—Section 14. Conditions of the Offer."

        Affiliates of Ayala, Providence VI and the Company conduct operations in a large number of jurisdictions throughout the world, where antitrust filings or approvals may be required or advisable in connection with the completion of the Offer, and it cannot be ruled out that any foreign antitrust authority might seek to require remedial undertakings.

         Federal Reserve Board Regulations.    Regulations T, U and X (the "Margin Regulations") of the Federal Reserve Board restrict financings or other extensions of credit for the purpose of buying or carrying securities in certain circumstances. The Purchaser will ensure that any financing of the acquisition of Shares pursuant to this Offer will be in compliance with the Margin Regulations.

17.   Additional General Information

        Any questions or requests for assistance may be directed to the Financial Advisor, the Common Share Information and Depository Agent, the ADS Information Agent, the ADS Depositary Agent or the Dealer Manager. Any requests for additional copies of this Offer to Purchase, the Acceptance Forms and the other tender offer materials may be directed to the Common Share Information and Depositary Agent, at 23/F Tower One, Ayala Triangle, 1226 Makati City, Philippines; +63 (2) 894-6625, if you are a holder of Common Shares or to the ADS Information Agent, at 199 Water Street, 26th Floor New York, NY 10038-3560, (866) 873-6980, if you are a holder of ADSs. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

18.   Fees and Expenses

        Except for those agreements with the Purchaser (or its affiliates, not including the Company), Rothschild, NewBridge, the Agents and the other stockholders who entered into Support Agreements, and as otherwise disclosed in this Offer to Purchase or the Company's Schedule 14D-9, there is no agreement, arrangement or understanding between (1) the Purchaser or any person acting in concert with it and (2) any of the present or recent directors or officers of the Company or any of the present or recent stockholders of the Company having any connection with or dependence upon the Offer.

        The Acquisition Agreement provides that all costs and expenses incurred in connection with the Offer shall be paid by the party incurring such expense, except that each of the Company and the

Purchaser shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the documentation relating to the Offer; provided that, any fees, costs and expenses for preparation and filing of Philippine SEC Form 19-1 with the Philippine SEC will be borne solely by the Purchaser. For the avoidance of doubt, the Purchaser will not bear any bank charges that may be incurred by holders of Common Shares and ADSs when such stockholders cash the checks or bank drafts sent to them as payment for their valid acceptances of the Offer.

        The Purchaser has engaged Rothschild to act as its financial advisor in connection with the Offer. Rothschild provided certain financial advisory services to the Purchaser in connection with the Offer. The Purchaser will pay Rothschild customary compensation for such services in connection with the Offer. The Purchaser has agreed to reimburse Rothschild for reasonable travel and other expenses incurred in connection with their engagement, including reasonable fees and expenses of legal counsel, and to indemnify Rothschild and related persons against certain liabilities arising out of or in connection with Rothschild's engagement.

        The Purchaser has retained Georgeson Inc. to serve as the ADS Information Agent, Georgeson Securities Corporation to serve as the Dealer Manager, Mellon Investor Services LLC to serve as the ADS Depositary Agent and Deutsche Regis Partners, Inc. to serve as the Common Share Information and Depositary Agent. The Information Agents may contact holders of Shares by personal interview, mail, telephone, telex, telegraph and other methods of electronic communication and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the Offer materials to beneficial holders. Each of the Dealer Manager, the Common Share Information and Depositary Agent, the ADS Information Agent and the ADS Depositary Agent will receive reasonable and customary compensation for their services, be reimbursed for certain reasonable out-of-pocket expenses and be indemnified against certain liabilities in connection with their services, including certain liabilities and expenses under United States federal securities laws.

        Except as discussed above, the Purchaser will not pay any fees or commissions to any broker or dealer or other person or entity in connection with the solicitation of tenders of Shares pursuant to the Offer. Brokers, dealers, banks and trust companies will be reimbursed by the Purchaser for customary mailing and handling expenses incurred by them in forwarding the Offer materials to their customers.

        The following is an estimate of fees and expenses to be incurred by the Purchaser in connection with the Offer:

Financial Advisor/Dealer Manager/Information Agents and Other Agents	$1,500,000
Legal and Filing Fees	$4,000,000
PR/Advertising, Printing and Others	$250,000

Total	$5,750,000

        It is also expected that the Purchaser will pay to affiliates of Providence and Ayala a transaction fee of up to approximately 3% of the initial investment amount (whether equity and/or loan) of affiliates of Providence and Ayala into the Purchaser in connection with the Offer.

19.   Miscellaneous

        As used in this Offer to Purchase, all references to "$," "US$" or "USD" shall be to U.S. dollars and all references to "PhP" or "Philippine pesos" shall be to the Philippine pesos. As used in this Offer to Purchase, subject to applicable law, a "business day" shall mean any day of the year other than a United States federal holiday, Saturday, Sunday or any other day on which banks located in New York, New York USA or Makati City or Manila, Philippines are authorized to be closed for business.

        The Offer is being made solely by this Offer to Purchase and the related Acceptance Forms and is being made to the holders of Common Shares and ADSs. The Purchaser is making this Offer to all holders of Common Shares and ADSs, subject to compliance with all applicable laws. However, the validity of the Offer to holders resident outside the Philippines and the United States (the "Foreign Holders") may be affected by the laws of the relevant foreign jurisdictions.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by the Purchaser.

        No person has been authorized to give any information or to make any representation on behalf of the Purchaser not contained herein or in the relevant Acceptance Forms and, if given or made, such information or representation must not be relied upon as having been authorized. No broker, dealer, bank, trust company, fiduciary or other person shall be deemed the agent of the Purchaser, or the Agents for purposes of the Offer.

        The Purchaser has filed with the United States SEC a combined Schedule 13E-3, Tender Offer Statement and Amendment to Schedule 13D on Schedule TO (the "Schedule TO"), pursuant to Rules 13e-3, 14d-3 and 13d-2 under the United States Exchange Act and with the Philippine SEC Form 19-1, together with all exhibits thereto, furnishing certain additional information with respect to the Offer. Such Schedule TO and Philippine SEC Form 19-1 and any amendments thereto, including exhibits, should be available for inspection and copies should be obtainable in the same manner described in "THE OFFER—Section 9. Certain Information Concerning the Company—Available Information."

        The Company has also filed with the United States SEC a Schedule 14D-9 and separate Schedule 13E-3 pursuant to Rule 13e-3 and Section 14(d)(4) under the United States Exchange Act with respect to the Offer furnishing certain additional information with respect to the Offer. Such Schedule 13E-3 and Schedule 14D-9 and any amendments thereto, including exhibits, should be available for inspection and copies should be obtainable in the same manner described in "THE OFFER—Section 9. Certain Information Concerning the Company—Available Information."

 SCHEDULE A

INFORMATION CONCERNING MANAGERS, DIRECTORS AND
EXECUTIVE OFFICERS OF EACH OF EGS, THE PROVIDENCE ENTITIES,
THE AYALA ENTITIES AND THE PHILIPPINE PURCHASER

        The following table sets forth the name, citizenship, and present occupation or employment, and material occupations, positions, offices or employments for the past five years, of each present manager or director or executive officers of each of EGS, the Providence Entities, the Ayala Entities and of the intended directors and executive officers of the Philippine Purchaser.* None of EGS, the Providence Entities, the Ayala Entities, the Philippine Purchaser nor any of the listed persons, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. Unless otherwise indicated, each such person has held his or her present occupation as set forth below for the past five years.

*
The Philippine Purchaser is a Philippine corporation still to be formed as of the date of this Offer to Purchase.

MANAGERS AND EXECUTIVE OFFICERS OF
EGS ACQUISITION CO LLC

        The name, citizenship, business address, title, present principal occupation or employment of each of the directors and executive officers of EGS Acquisition Co LLC are set forth below.

Name	Employer & Business Address	Current Occupation/Position	Other Material Employment in Prior Five Years	Citizenship
Alfredo I. Ayala	Ayala Corporation 32/F Tower One & Exchange Plaza, Ayala Avenue Makati City, Philippines 1226

Manager and Co-President of EGS Acquisition Co LLC; Director and President of Philippine Purchaser; Director of NewBridge International Investment Ltd.; Chief Executive Officer of LiveIt Investments Limited; Managing Director of Ayala Corporation; Director of eTelecare Global Solutions, Inc.

Chairman and Chief Executive Officer of eTelecare Global Solutions, Inc. (2004-2006); Non-executive Chairman of eTelecare Global Solutions, Inc. (2006-2007); Director of eTelecare Global Solutions, Inc. (2000 to present)

Address: 31st Floor CyberOne Building
Eastwood City, Cyberpark
Libis, Quezon City 1110
Philippines

Chairman of SPi Technologies, Inc. (1998-2004)

			Address: SPi Building, Pascor Drive, Santo Niño, Parañaque 1700 Philippines	Filipino

Name	Employer & Business Address	Current Occupation/Position	Other Material Employment in Prior Five Years	Citizenship
Julie Richardson	Providence Equity L.L.C. 390 Park Avenue, 4th Floor New York, NY 10022	Manager and Co-President of EGS Acquisition Co LLC; Director and Vice President of Philippine Purchaser; Managing Director Providence Equity L.L.C.; Director of Open Solutions, Inc.; Director of SunGuard Data Systems Inc.; Director of US Investigations Services, Inc.	Not Applicable	United States
Solomon M. Hermosura	Ayala Corporation 32/F Tower One & Exchange Plaza Ayala Avenue Makati City, Philippines 1226	Vice President of EGS Acquisition Co LLC; Director and Secretary of Philippine Purchaser; Managing Director of Ayala Corporation	Managing Director of Ayala Corporation (1999 to present)	Filipino
Ginaflor C. Oris	c/o Ayala Corporation 32/F Tower One & Exchange Plaza Ayala Avenue Makati City, Philippines 1226	Vice President of EGS Acquisition Co LLC; Director and Treasurer of Philippine Purchaser; Chief Financial Officer of AC Capital	Manager of Ayala Corporation (1994-2005)	Filipino
Renato O. Marzan	Ayala Corporation 33/F Tower One & Exchange Plaza Ayala Avenue Makati City, Philippines 1226
		Vice President of EGS Acquisition Co LLC; Managing Director, General Counsel, Assistant Corporate Secretary and Compliance Officer of Ayala Corporation; Director of LiveIt Investments Limited; Director of NewBridge International Investment Ltd.	Managing Director of Ayala Corporation (1994 to present)	Filipino
Christopher Halpin	Providence Equity Asia Limited 18th Floor, York House The Landmark 15 Queen's Road Central Hong Kong	Vice President of EGS Acquisition Co LLC; Director, Providence Equity Asia Limited	Various positions at Providence Equity L.L.C.	United States
Davis Noell	Providence Equity L.L.C. 390 Park Avenue, 4th Floor New York, NY 10022	Vice President of EGS Acquisition Co LLC; Director and Vice President of Philippine Purchaser; Vice President of Providence Equity L.L.C.	Various positions at Providence Equity L.L.C.	United States

Name	Employer & Business Address	Current Occupation/Position	Other Material Employment in Prior Five Years	Citizenship
Thura Ko	Providence Equity Asia Limited 18th Floor, York House The Landmark 15 Queen's Road Central Hong Kong	Vice President of EGS Acquisition Co LLC; Director and Vice President of Philippine Purchaser; Vice President and Corporate Secretary of Providence Equity Asia Limited

Assistant Director at N M Rothschild & Sons Limited (Hong Kong) (2004-2007).

Address:
16/F Alexandra House,
18 Chater Road,
Hong Kong

Various positions at Goldman Sachs Group, Inc. in Asia (1999-2004).

Address:
68 Cheung Kong Center
No 2. Queen's Rd. Central
			Hong Kong	United Kingdom

DIRECTORS AND EXECUTIVE OFFICERS OF
PHILIPPINE PURCHASER

        The name, citizenship, business address, title, present principal occupation or employment of each of the intended directors and executive officers of the Philippine Purchaser are set forth below.

Name	Employer & Business Address	Current Occupation/Position	Other Material Employment in Prior Five Years	Citizenship
Alfredo I. Ayala	Please see information under EGS Acquisition Co LLC above.
Solomon M. Hermosura	Please see information under EGS Acquisition Co LLC above.
Ginaflor C. Oris	Please see information under EGS Acquisition Co LLC above.
Maria Teresa D. Mercado-Ferrer	SyCip Salazar Hernandez & Gatmaitan SSHG Law Centre, 105 Paseo de Roxas Makati City 1226 Philippines	Director of Philippine Purchaser; Partner of SyCip Salazar Hernandez & Gatmaitan	Not Applicable.	Filipino
Julie Richardson	Please see information under EGS Acquisition Co LLC above.
Davis Noell	Please see information under EGS Acquisition Co LLC above.
Thura Ko	Please see information under EGS Acquisition Co LLC above.

DIRECTORS AND EXECUTIVE OFFICERS OF
PEP VI INTERNATIONAL LTD.

        The name, citizenship, business address, title, present principal occupation or employment of each of the directors and executive officers of PEP VI International Ltd. are set forth below.

Name	Employer & Business Address	Current Occupation/Position	Other Material Employment in Prior Five Years	Citizenship
Jonathan M. Nelson	Providence Equity Partners L.L.C. 50 Kennedy Plaza, Providence Rhode Island, 02903	Director, Managing Member and Chief Executive Officer of Providence Equity Partners L.L.C. and its affiliated non-portfolio entities, including advisor to the private investment funds it has organized; Management and Investment Committees of Providence Equity Partners Inc.; Director of Metro-Goldwyn-Mayer, Inc.; Director of Bresnan Broadband Holdings, LLC (also known as Mountain State Cable Television, LLC); Director of Univision Communications Inc.; Director and Executive Committee Member of Yankee Entertainment and Sports Network, L.L.C.; Director of Hulu, L.L.C.	Not Applicable	United States
Glenn M. Creamer	Providence Equity Partners L.L.C. 50 Kennedy Plaza, Providence Rhode Island, 02903
		Director and Senior Managing Director of Providence Equity Partners L.L.C. and certain of its affiliates; Director of CDW Corporation; Director of Medical Media Holdings, LLC; Director of Telecordia Technologies, Inc.	Not Applicable.	United States
Paul J. Salem	Providence Equity Partners L.L.C. 50 Kennedy Plaza, Providence Rhode Island, 02903	Director and Senior Managing Director, of Providence Equity Partners L.L.C. and certain of its affiliates; Director of Asurion Corporation; Director of Education Management Corporation.	Not Applicable.	United States
Raymond M. Mathieu	Providence Equity Partners L.L.C. 50 Kennedy Plaza, Providence Rhode Island, 02903	Chief Financial Officer and Treasurer of Providence Equity Partners L.L.C. and certain of its affiliates.	Not Applicable.	United States

DIRECTORS AND EXECUTIVE OFFICERS OF
PROVIDENCE EQUITY PARTNERS VI INTERNATIONAL L.P.

        The name, citizenship, business address, title, present principal occupation or employment of each of the directors and executive officers of Providence Equity Partners VI International L.P. are set forth below.

Name	Employer & Business Address	Current Occupation/Position	Other Material Employment in Prior Five Years	Citizenship
Please see those for PEP VI International Ltd.

DIRECTORS AND EXECUTIVE OFFICERS OF
PROVIDENCE EQUITY GP VI INTERNATIONAL L.P.

        The name, citizenship, business address, title, present principal occupation or employment of each of the directors and executive officers of Providence Equity GP VI International L.P. are set forth below.

Name	Employer & Business Address	Current Occupation/Position	Other Material Employment in Prior Five Years	Citizenship
Please see those for PEP VI International Ltd.

DIRECTORS AND EXECUTIVE OFFICERS OF
AYALA CORPORATION

        The name, citizenship, business address, title, present principal occupation or employment of each of the directors and executive officers of Ayala Corporation are set forth below.

Name	Employer & Business Address	Current Occupation/Position	Other Material Employment in Prior Five Years	Citizenship
Jaime Augusto Zobel de Ayala	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue Makati City, Philippines 1226	Director; Chairman and Chief Executive Officer of Ayala Corporation	President and CEO of Ayala Corporation (1995-2006)	Filipino
Fernando Zobel de Ayala	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director; Vice Chairman, President and Chief Operating Officer of Ayala Corporation	Executive Managing Director of Ayala Corporation (2000-2006)	Filipino
Mercedita S. Nolledo	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director; Senior Counsel & Corporate Secretary of Ayala Corporation	General Counsel of Ayala Corporation (1995-2006)	Filipino
Delfin L. Lazaro	c/o Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director; Chief Executive Officer of AC Capital	CFO of Ayala Corporation (2003-2006)	Filipino

Name	Employer & Business Address	Current Occupation/Position	Other Material Employment in Prior Five Years	Citizenship
Xavier P. Loinaz	Bank of the Philippine Islands 19/F BPI Head Office Ayala Avenue corner Paseo de Roxas, Makati City, Philippines 1226	Director; Director of Bank of the Philippine Islands; Director of Globe Telecom Inc.	President of Bank of the Philippine Islands (1982-2004)	Filipino
Meneleo J. Carlos, Jr.	RI Chemical Corporation E. Rodriguez Ave., Bgy. Bagong Ilog, Pasig City, Philippines	Director; Chairman and President of RI Chemical Corporation; President of Resins, Inc.; President of Riverbanks Development Corporation	Chairman & President of RI Chemical Corporation (December 1996 to present)	Filipino
Toshifumi Inami	Mitsubishi Corporation 52/F PBCom Tower VA Rufino St., Makati City, Philippines	Director; General Manager of Mitsubishi Corporation-Manila Branch; Senior Vice President of Mitsubishi Corporation-Tokyo, Japan

General Manager-Ship
Department of
Mitsubishi Corporation-
Tokyo
(2004-2006)

Address:
7-3 Marunouchi 2-Chome,
Chiyoda-ku, Tokyo, 100-6421, Japan

General Manager-Machinery Division of Mitsubishi Int'l. GMBH (1999-2004)

Address:
Kennedydamm 19,
			40476 Duesseldorf, Federal Republic of Germany	Japanese
Rufino Luis T. Manotok	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Senior Managing Director; Corporate Information Officer; Chief Financial Officer of Ayala Corporation	Managing Director of Ayala Corporation (1993-2007)	Filipino
Ramon G. Opulencia	Ayala Corporation 33/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Managing Director; Treasurer of Ayala Corporation	Sr. Assistant Treasurer of Ayala Corporation (1992-2005)	Filipino
Renato O. Marzan	Please see information under EGS Acquisition Co LLC above.

Name	Employer & Business Address	Current Occupation/Position	Other Material Employment in Prior Five Years	Citizenship
John Philip S. Orbeta	Ayala Corporation 32/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Managing Director of Ayala Corporation
Vice President & Global Practice Director of Watson Wyatt & Co. (1999-2005)

Address: 14th Floor, The Marajo Tower
312 26th Street corner Fourth Avenue
Fort Bonifacio Global City
			Taguig City 1634, Philippines	Filipino

DIRECTORS AND EXECUTIVE OFFICERS OF
AZALEA INTERNATIONAL VENTURE PARTNERS LIMITED

        The name, citizenship, business address, title, present principal occupation or employment of each of the directors and executive officers of Azalea International Venture Partners Limited are set forth below.

Name	Employer & Business Address	Current Occupation/Position	Other Material Employment in Prior Five Years	Citizenship
Delfin L. Lazaro	c/o Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director; Chief Executive Officer of AC Capital	Chief Financial Officer of Ayala Corporation (2003-2006)	Filipino
Ricardo N. Jacinto	Ayala Corporation 32/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director; Managing Director of Ayala Corporation	Managing Director of Ayala Corporation (2000 to present)	Filipino
Gerardo C. Ablaza, Jr.	Globe Telecom 5/F Globe Telecom Plaza Pioneer cor Madison Sts. Mandaluyong City, Philippines	Director; President of Globe Telecom Inc.; Senior Managing Director of Ayala Corporation	Senior Managing Director of Ayala Corporation (1998 to present)	Filipino
Rufino Luis T. Manotok	Ayala Corporation 34/F Tower One & Exchange Plaza, Ayala Avenue, Makati City, Philippines 1226	Director; Senior Managing Director Corporate Information Officer; Chief Finance Officer of Ayala Corporation	Managing Director of Ayala Corporation (1993-2006)	Filipino
Charles H. Cosgrove	Ayala International Raffles City Tower #320-03 A Singapore	Director; Senior Managing Director of Ayala Corporation; Chief Executive Officer of AG Holdings, Ltd	Managing Director of Ayala Corporation (1998-June 2007)	United States

DIRECTORS AND EXECUTIVE OFFICERS OF
LIVEIT INVESTMENTS LIMITED

        The name, citizenship, business address, title, present principal occupation or employment of each of the directors and executive officers of LiveIt Investments Limited are set forth below.

Name	Employer & Business Address	Current Occupation/Position	Other Material Employment in Prior Five Years	Citizenship
Alfredo I. Ayala	Please see information under EGS Acquisition Co LLC above.
Renato O. Marzan	Please see information under EGS Acquisition Co LLC above.

DIRECTORS AND EXECUTIVE OFFICERS OF
NEWBRIDGE INTERNATIONAL INVESTMENT LTD.

        The name, citizenship, business address, title, present principal occupation or employment of each of the directors and executive officers of NewBridge International Investment Ltd. are set forth below.

Name	Employer & Business Address	Current Occupation/Position	Other Material Employment in Prior Five Years	Citizenship
Alfredo I. Ayala	Please see information under EGS Acquisition Co LLC above.
Renato O. Marzan	Please see information under EGS Acquisition Co LLC above.

 SCHEDULE B

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF EACH OF EGS, THE PROVIDENCE ENTITIES, THE AYALA ENTITIES AND
THE PHILIPPINE PURCHASER IN THE COMPANY

        The following table sets forth, as of September 30, 2008, (i) the holdings of Common Shares, including Common Shares represented by ADSs, Company Stock Options and Company Restricted Stock Units, by each of EGS, the Providence Entities, the Ayala Entities and the Philippine Purchaser and by each of its respective directors, managers and executive officers and (ii) the dealings for value of Common Shares, including Common Shares represented by ADSs, Company Stock Options and Company Restricted Stock Units, by each of the Purchaser, its respective managers and officers, and other parties acting or deemed to be acting in concert with the Purchaser during the period commencing 60 days prior to September 19, 2008, the date of the announcement of the Acquisition Agreement.

        Other than as set forth below and in the Offer to Purchase, neither EGS, the Providence Entities, the Ayala Entities and the Philippine Purchaser nor each of their respective directors, managers and executive officers beneficially own Shares. Applicable percentage ownership of Shares beneficially owned is based on 29,646,239 Shares outstanding on September 30, 2008, which includes 10,557,821 Common Shares underlying outstanding ADSs. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, we have deemed outstanding Shares subject to Company Stock Options and Company Restricted Stock Units held by that person that are currently exercisable or exercisable within 60 days of September 30, 2008. We have not deemed these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Ownership of Common Shares
	Direct Interest		Total Interest
Person/Entity	Number	Percent	Number	Percent
NewBridge International Investment Ltd(1)	6,392,550	21.6%	6,392,550	21.6%
Alfredo I. Ayala(2)	6,826,980	22.7%	6,828,557	22.7%

Ownership of Company Stock Options
	Grant Date	Number of Options	Exercise Price
Alfredo I. Ayala	01/01/04 01/01/04 01/01/06	113,100 263,150 52,500	$ $ $	2.75 2.75 5.00

Company Restricted Stock Units
	Grant date	Number
Alfredo I. Ayala(3)	4/27/07 5/21/08	3,704 7,656

(1)
Mr. Ayala, one of the Company's directors, shares voting and dispositive power over these shares with Mr. Renato Marzan and Mr. Ricardo Lacinto. Messrs. Ayala, Marzan and Lacinto disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(2)
Includes 6,392,550 Shares purchased and held by Ayala Corporation through NewBridge International Investment Ltd. Mr. Ayala disclaims beneficial ownership of these Shares except to the extent of his pecuniary interest therein. Also includes 428,750 Shares subject to Company Stock Options that are immediately exercisable and 5,680 Shares (see footnote 3) subject to Company Restricted Stock Units that are exercisable within 60 days of September 30, 2008.

(3)
The 3,704 restricted stock units became 1,852 restricted stock units following the 2-for-1 reverse stock split effective September 3, 2007. 5,680 shares subject to Company Restricted Stock Units are exercisable within 60 days of September 30, 2008.

        Except for the Support Agreements, as further described in this Offer to Purchase, there have been no dealings for value of Shares, Company Stock Options and Company Restricted Stock Units, by each of the Purchaser, its respective managers and officers, and other parties acting or deemed to be acting in concert with the Purchaser during the period commencing 60 days prior to September 19, 2008, the date of the announcement of the Acquisition Agreement.

B-1

The Common Share Information and Depositary Agent
for the Offer with respect to Common Shares is:

Deutsche Regis Partners, Inc.
23/F Tower One, Ayala Triangle
1226 Makati City, Philippines
telephone: +63 (2) 894 6625
9:00 a.m.–5:00 p.m. (Philippines time)

For Deliveries of Common Shares By Mail:	For Deliveries of Common Shares By Hand or By Overnight Courier:
23/F Tower One, Ayala Triangle 1226 Makati City, Philippines Attn: Mr. Arnold Palada/Ms. Judith Tañedo	23/F Tower One, Ayala Triangle 1226 Makati City, Philippines Attn: Mr. Arnold Palada/Ms. Judith Tañedo

The ADS Depositary Agent for the Offer with respect to ADSs is:

Mellon Investor Services LLC

For Deliveries of ADSs By Mail:	For Deliveries of ADSs By Hand or By Overnight Courier:
Mellon Investor Services LLC Attn: Corporate Actions Dept., 27th Floor PO Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

The ADS Information Agent for the Offer with respect to ADSs is:

Georgeson Inc.
199 Water Street, 26th Floor
New York, NY 10038-3560
Banks and Brokers Call (212) 440-9800
All Others Call Toll Free (866) 873-6980
Outside the United States (212) 440-9800
9:00 a.m.–5:00 p.m. (New York City time)

The United States Dealer Manager for the Offer is:

Georgeson Securities Corporation
199 Water Street, 26th Floor
New York, NY 10038-3560
Toll Free (800) 445-1790
9:00 a.m. - 5:00 p.m. (New York City time)

QuickLinks

  Exhibit 99.(a)(1)(A)
OFFER TO PURCHASE FOR CASH
TABLE OF CONTENTS
SUMMARY TERM SHEET
IMPORTANT
INTRODUCTION
SPECIAL FACTORS
THE OFFER
eTelecare Global Solutions, Inc. and Subsidiaries Selected Financial Data (In thousands, except share and per share data)
The Company's Projected Financial Information
EBITDA Reconciliation
SCHEDULE A INFORMATION CONCERNING MANAGERS, DIRECTORS AND EXECUTIVE OFFICERS OF EACH OF EGS, THE PROVIDENCE ENTITIES, THE AYALA ENTITIES AND THE PHILIPPINE PURCHASER
SCHEDULE B SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF EACH OF EGS, THE PROVIDENCE ENTITIES, THE AYALA ENTITIES AND THE PHILIPPINE PURCHASER IN THE COMPANY